                          CONVERSION VALUATION REPORT


                 --------------------------------------------


                         Valued as of December 9, 1998


                          COMMUNITY SAVINGS BANK, SSB

                          Burlington, North Carolina


                                 Prepared By:


                              Ferguson & Company
                                   Suite 305
                           860 West Airport Freeway
                              Hurst, Texas  76054
                                 817/577-9558

                     STATEMENT OF APPRAISER'S INDEPENDENCE

                          Community Savings Bank, SSB
                          ---------------------------
                          Burlington, North Carolina
                          --------------------------

          We are the appraiser for Community Savings Bank, SSB ("Community" or "Bank") in connection with its mutual to stock conversion. We are submitting our independent estimate of the pro forma market value of the Bank's stock to be issued in the conversion. In connection with our appraisal of the Bank's to-be-issued stock, we have received a fee which was not related to the estimated final value. The estimated pro forma market value is solely the opinion of our company and it was not unduly influenced by the Bank, its conversion counsel, its selling agent, or any other party connected with the conversion. We also received a fixed fee for assisting the Bank in connection with the preparation of its business plan to be submitted with the conversion application.

          Community has agreed to indemnify Ferguson & Company under certain circumstances against liabilities arising out of our services. Specifically, we are indemnified against liabilities arising from our appraisal, if the Bank misrepresented or omitted material facts, except to the extent such liabilities are determined to have arisen because of our negligence, failure to exercise due diligence, or willful conduct.

                                               Ferguson & Company


                                               /s/ Robin L. Fussell
                                               Robin L. Fussell
                                               Principal

December 21, 1998

                               DECEMBER 21, 1998


BOARD OF DIRECTORS
COMMUNITY SAVINGS BANK, SSB
708 S. CHURCH STREET
BURLINGTON, NORTH CAROLINA 27215

DEAR DIRECTORS:

     We have completed and hereby provide, as of December 9, 1998, an independent appraisal of the estimated pro forma market value of Community Savings Bank, SSB, Burlington, North Carolina ("Community" or "Bank"), in connection with the conversion of Community from the mutual to stock form of organization ("Conversion"). This appraisal report is furnished pursuant to the regulatory filing of the Bank's applications for conversion with the Federal Deposit Insurance Corporation ("FDIC") and the Savings Institutions Division of the North Carolina Department of Commerce ("Division").

     Ferguson & Company ("F&C") is a consulting firm that specializes in providing financial, economic, and regulatory services to financial institutions. The background and experience of F&C is presented in Exhibit I. We believe that, except for the fees we will receive for preparing the appraisal and assisting with Community's business plan, we are independent. F&C personnel are prohibited from owning stock in conversion clients for a period of at least one year after conversion.

     In preparing our appraisal, we have reviewed Community's Notice of Intent to Convert to Stock Form and Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank, including the Proxy Statement, as filed with the FDIC and the Division, respectively. We conducted an analysis of Community that included discussions with PriceWaterhouseCoopers LLP, the Bank's independent auditors, and with Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., the Bank's conversion counsel. In addition, where appropriate, we considered information based on other available published sources that we believe is reliable; however, we cannot guarantee the accuracy or completeness of such information.

     We also reviewed the economy in Community's primary market area and compared the Bank's financial condition and operating results with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrifts stocks in particular.

     Our appraisal is based on Community's representation that the information contained in the applications for conversion and additional evidence furnished to us by the Bank and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by Community and its auditors, nor did we independently value the assets or liabilities of the Bank. The valuation considers Community only as a going concern and should not be considered an indication of its liquidation value.

     It is our opinion that, as of December 9, 1998, the estimated pro forma market value of Community was $27,000,000, or 1,800,000 shares as $15.00 per share. The resultant valuation range was $22,950,000 at the minimum (1,530,000 shares at $15.00 per share) to $31,050,000 at the maximum (2,070,000 shares at

BOARD OF DIRECTORS
DECEMBER 21, 1998
PAGE 2

$15.00 per share), based on a range of 15 percent below and above the midpoint valuation. The supermaximum was $35,707,500 (2,380,500 shares at $15.00 per share).

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the conversion. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Bank's pro forma market value. F&C is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by F&C shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

     Our opinion is based on circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of Community, could materially affect the assumptions used in preparing this appraisal.

     The valuation reported herein will be updated as provided in the conversion regulations and guidelines. Any updates will consider, among other things, any developments or changes in Community's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments will be made to the estimated pro forma market value. The reasons for any such adjustments will be explained in detail at the time.

                                        Respectfully,
                                        FERGUSON & COMPANY


                                        /s/ Robin L. Fussell


                                        Robin L. Fussell
                                        Principal

FERGUSON & COMPANY
------------------


                               TABLE OF CONTENTS

                          COMMUNITY SAVINGS BANK, SSB

                          BURLINGTON, NORTH CAROLINA

                                                       PAGE
                                                       ----
INTRODUCTION                                            1

SECTION I. - FINANCIAL CHARACTERISTICS                  2

PAST & PROJECTED ECONOMIC CONDITIONS                    2

FINANCIAL CONDITION OF INSTITUTION                      2

     BALANCE SHEET TRENDS                               2
     ASSET/LIABILITY MANAGEMENT                         2
     INCOME AND EXPENSE TRENDS                          3
     REGULATORY CAPITAL REQUIREMENTS                    3
     LENDING                                            3
     NON-PERFORMING ASSETS                              3
     CLASSIFIED ASSETS                                  3
     LOAN LOSS ALLOWANCE                                4
     INVESTMENTS                                        4
     SAVINGS DEPOSITS                                   4
     BORROWINGS                                         4
     SUBSIDIARIES                                       4
     LEGAL PROCEEDINGS                                  4

EARNINGS CAPACITY OF THE INSTITUTION                    4

     ASSET-SIZE-EFFICIENCY OF ASSET UTILIZATION         5
     INTANGIBLE VALUES                                  5
     EFFECT OF GOVERNMENT REGULATIONS                   5
     OFFICE FACILITIES                                  5
     FOUNDATION CONTRIBUTION                            5
     FORWARD                                            5

SECTION II - MARKET AREA                                1

DEMOGRAPHICS                                            1

FERGUSON & COMPANY
------------------

                         TABLE OF CONTENTS - CONTINUED

                          COMMUNITY SAVINGS BANK, SSB

                          BURLINGTON, NORTH CAROLINA

                                                            PAGE
                                                            ----
SECTION III - COMPARISON WITH PUBLICLY TRADED THRIFTS         1

COMPARATIVE DISCUSSION                                        1

     SELECTION CRITERIA                                       1
     PROFITABILITY                                            2
     BALANCE SHEET CHARACTERISTICS                            2
     RISK FACTORS                                             2
     SUMMARY OF FINANCIAL COMPARISON                          2

FUTURE PLANS                                                  2

SECTION IV - CORRELATION OF MARKET VALUE                      1

MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED               1

     FINANCIAL ASPECTS                                        1
     MARKET AREA                                              2
     MANAGEMENT                                               2
     DIVIDENDS                                                2
     LIQUIDITY                                                3
     THRIFT EQUITY MARKET CONDITIONS                          3

NORTH CAROLINA ACQUISITIONS                                   3

EFFECT OF INTEREST RATES ON THRIFT STOCK                      4

     ADJUSTMENTS CONCLUSION                                   5
     VALUATION APPROACH                                       6
     VALUATION CONCLUSION                                     6

FERGUSON & COMPANY
------------------

                         TABLE OF CONTENTS - CONTINUED

                          COMMUNITY SAVINGS BANK, SSB

                          BURLINGTON, NORTH CAROLINA


TABLE
NUMBER                  TABLE TITLE                                      PAGE
------                  -----------                                      ----
          SECTION I  -  FINANCIAL CHARACTERISTICS

    1     Selected Financial and Other Data                                6
    2     Selected Financial Ratios and Other Data                         7
    3     Loan Maturities                                                  8
    4     Interest Rate Sensitivity Analysis                               9
    5     Interest Rate Shock                                             10
    6     Regulatory Capital Compliance                                   11
    7     Loan Portfolio Composition                                      12
    8     Loan Origination, Purchase, and Sales Activity                  13
    9     Average Balances, Rates, and Yields                             14
   10     Rate/Volume Analysis                                            16
   11     Loan Delinquencies at September 30, 1998                        17
   12     Non-Performing Assets                                           18
   13     Analysis of Allowance for Loan Losses                           19
   14     Allocation of Allowance for Loan Losses                         20
   15     Investments at September 30, 1998                               21
   16     Investment Securities                                           22
   17     Deposit Portfolio                                               23
   18     Savings Deposits Detail                                         24
   19     Certificates of Deposit Maturities                              25
   20     Large CD Maturities                                             26
   21     Savings Flows                                                   27
   22     Banking Offices                                                 28

          SECTION II  -  MARKET AREA

    1     Key Economic Indicators                                          3
    2     Percent Employment by Industry                                   4
    3     Market Area Deposits                                             5
    4     Summary of Building Permits                                      6

          SECTION III - COMPARISON WITH PUBLICLY
          TRADED THRIFTS
    1     Comparatives General Characteristics                             4
    2     Key Financial Indicators                                         5
    3     Pro Forma Comparisons                                            6

FERGUSON & COMPANY
------------------

                         TABLE OF CONTENTS - CONTINUED

                          COMMUNITY SAVINGS BANK, SSB

                          BURLINGTON, NORTH CAROLINA

TABLE
NUMBER                           TABLE TITLE                           PAGE
------                           -----------                           ----
          SECTION IV  - CORRELATION OF MARKET VALUE
  1       Appraisal Earnings Adjustments                                 2
  2       North Carolina Acquisitions                                    7
  3       Recent Conversions                                             9
  4       Comparison of Pricing Ratios                                  12

FIGURE
NUMBER                           LIST OF FIGURES
------                           ---------------
                                                                       PAGE
                                                                       ----
          SECTION IV  -  CORRELATION OF MARKET VALUE

  1       SNL Index                                                     13
  2       Interest Rates                                                14

                                 EXHIBIT TITLE
                                 -------------

Exhibit I - Ferguson & Company Qualifications

Exhibit II - Selected Region, State, and Comparatives Information

Exhibit III - Community Savings Bank, SSB BankSearch Report

Exhibit IV - Comparative Group BankSearch Reports

Exhibit V - Selected Publicly Traded Thrifts

Exhibit VI - Comparative Group Selection

Exhibit VII - Pro Forma Calculations

     Pro Forma Assumptions
     Pro Forma Effect of Conversion Proceeds At the Minimum of the Range Pro Forma Effect of Conversion Proceeds At the Midpoint of the Range Pro Forma Effect of Conversion Proceeds At the Maximum of the Range Pro Forma Effect of Conversion Proceeds At the SuperMax of the Range Pro Forma Analysis Sheet

                                   SECTION I
                           FINANCIAL CHARACTERISTICS

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------

                                 INTRODUCTION

     Community Savings Bank, SSB ("Community" or "Bank") is a state chartered, federally insured mutual savings bank located in Burlington, North Carolina. It was chartered in 1934 as a mutual savings and loan association. Its name was changed to Community Savings Bank, SSB in 1994. In October 1998, its Board of Directors adopted a plan to convert to stock form via a standard mutual to stock conversion. It will form a holding company and the savings bank will convert to a North Carolina chartered stock savings bank.

     At September 30, 1998, Community had total assets of $170.4 million, loans held for investment of $127.4 million, loans held for sale of $4.8 million, investment securities held to maturity of $3.5 million, investment securities available for sale of $12.2 million, mortgage-backed securities held to maturity of $5.2 million, mortgage-backed securities available for sale of $10.0 million, cash and cash equivalents of $4.8 million, deposits of $138.0 million, borrowings of $5.0 million, and equity of $23.3 million, or 13.7% of assets.

     The Bank has four banking offices, which are located in Alamance County in north central North Carolina. North Carolina is in the southeastern portion of the United States. Community's main office is located in Burlington, which is approximately 20 miles east of Greensboro on interstate highway 85.

     Community is a thrift in transition to a commercial bank. Its current loan and deposit composition could be described as traditional thrift portfolios. However, Management has made the commitment and the Bank's business plan calls for it to concentrate its activities along the commercial bank lines. In preparation for this metamorphosis, the Bank has added quality commercial bankers to its executive staff. It has experienced constant growth in recent years. It is developing a loan servicing portfolio, with approximately $20 million in servicing at September 30, 1998. This enables the Bank to provide for housing needs through the origination of home loans, avoid the attendant interest rate risk associated with such loans, and build a stream of noninterest income.

     Community invests primarily in (1) 1-4 family, multifamily, commercial, and construction real estate loans, commercial non-real estate loans, and consumer loans, (2) United States government and agency securities, (3) mortgage-backed securities, and (4) temporary cash investments. It is funded principally by savings deposits and existing net worth. It has utilized borrowings recently, albeit not extensively.

     The Bank offers a variety of loan products to accommodate its customer base and single family loans dominate the Bank's loan portfolio. In recent years, however, the importance of commercial and consumer lending has grown. At September 30, 1998, mortgage loans (principally loans on 1-4 family dwellings) made up 72.8% of the gross loan portfolio (down from 91.2% at December 31, 1996), commercial loans made up 11.4% of the gross loan portfolio, construction loans made up 9.0% of the gross loan portfolio, and consumer loans (including equity lines of credit) made up 6.7% of the gross loan portfolio. Net loans held for investment made up 74.8% of total assets. Cash, investment securities, and mortgage-backed securities made up 21.0% of Community's assets at September 30, 1998.

     It is important to note the increase in lending's significance to the Bank. At September 30, 1998, net loans were 74.8% of assets, versus 56.2% at December 31, 1996, only twenty-one months earlier.

     Community had $218 thousand in non-performing assets at September 30, 1998 (0.13% of total assets), as compared to $241 thousand at December 31, 1997 (0.14% of total assets), and $218 thousand at December 31, 1996 (0.14% of total assets).

     Savings deposits increased $15.5 million during the period from December 31, 1996, to September 30, 1998, a compound annual growth rate of 7.0%. Savings increased $12.2 million (9.9%) in 1997 and increased $3.3 million (2.5%, or 3.3% annualized) for the nine months ended September 30, 1998. Community's reliance on borrowings decreased at September 30, 1998 to $5.0 million from a balance of $9.0 million at December 31, 1996.

     The Bank's capital to assets ratio has declined slightly, as the growth rate in asset size has exceeded the growth rate of capital. Equity capital, as a percentage of assets, has gone from 14.14% at December 31, 1996, to 13.66% at September 30, 1998. Community's assets increased $13.6 million during the twenty-one months ended September 30, 1998, an annual compound growth rate of 4.9%.

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------

     Community's profitability, as measured by return on average assets ("ROAA"), was as follows: Year ending December 31 1996--0.26%, year ending December 31 1997--0.36%, and nine months ending September 30, 1998--0.34%. In return on equity for the same periods, Community earned 1.82%, 2.60%, and 2.48%, respectively. Income for 1996 was reduced by the SAIF assessment, which was $767,000 before taxes. Reported earnings for 1997 and the 1998 period have been affected by some non-recurring operating expenses and abnormal loan loss provisions. FOR MORE INFORMATION, SEE SECTION IV, PAGE 2, TABLE IV.1 - APPRAISAL EARNINGS ADJUSTMENTS.

                         I.  FINANCIAL CHARACTERISTICS

PAST & PROJECTED ECONOMIC CONDITIONS

     Fluctuations in thrift earnings in recent years have occurred within the time frames as a result of changing temporary trends in interest rates and other economic factors. However, the year-to-year results have been upward while the general trends in the thrift industry have been improving as interest rates declined. Interest rates began a general upward movement during late 1993, followed by a decline in interest margins and profitability. Rates began a general decline in mid 1995 and then leveled off on the short end and increased on the long end. Earlier in 1998, the short end of the rate spectrum remained constant, while the long end declined. More recently, short term rates have declined while long term rates have stood still. The Federal Reserve lowered short term rates by 25 basis points on September 29, 1998, again on October 15, 1998, and once more on November 17, 1998. Consequently, the yield curve is almost flat. The spread between the one year treasury bill and the thirty year treasury bond was only 50 basis points at December 11, 1998. Community's spread was 2.20% for the year ended December 31, 1996. It increased to 2.54% for the year ended December 31, 1997, and then increased to 2.89% for the period of nine months ending September 30, 1998.

     The thrift industry generally is better equipped to cope with changing interest rates than it was in the past, and investors have recognized the demonstrated ability of the thrift industry to maintain interest margins in spite of rising interest rates. Community has a much lower exposure to interest rate risk than the thrift industry in general.

FINANCIAL CONDITION OF INSTITUTION

BALANCE SHEET TRENDS

     As Table I.1 shows, Community experienced a moderate increase in assets during the period of twenty-one months ending September 30, 1998. Assets increased $13.6 million, or 4.9% compounded annually, during the period. Loans held for investment increased $41.5 million (25.0% annual compound growth rate). Savings deposits increased by $15.5 million, or 7.0% compound annual growth. Equity increased $1.1 million, or 2.8% annual compound growth.

ASSET/LIABILITY MANAGEMENT

     Managing interest rate risk is a major component of the strategy used in operating a thrift. Most of a thrift's interest earning assets are long-term, while most of the interest bearing liabilities have short to intermediate terms to contractual maturity. To compensate, asset/liability management techniques include (1) making long term loans with interest rates that adjust to market periodically, (2) investing in assets with shorter terms to maturity, (3) lengthening the terms to maturities of savings deposits, and (4) seeking to employ any combination of the aforementioned techniques artificially through the use of synthetic hedge instruments. Table I.3 contains information on contractual repricing and loan maturities at September 30, 1998. Table I.4 shows the gap analysis of Community's interest earning assets and interest bearing liabilities at September 30, 1998. It shows that, within one year of September 30, 1998, Community has a negative gap to interest bearing liabilities of 23.1% and a negative gap to total assets of 17.0%. Community has a positive cumulative gap to assets of 8.8% of assets at the end of five years. Table I.5 provides rate shock information at varying levels of interest rate change. The Bank has manageable interest rate risk, and should be able to maintain, within practical limits, its net interest margin and the market value of its portfolio equity.

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------

     Community's basic approach to interest rate risk management has been to emphasize adjustable mortgage loans, shorten fixed rate mortgage terms, and increase consumer and commercial loans. Community currently is not utilizing synthetic hedge instruments but has used borrowings in recent years. Community's business plan calls for emphasizing short to intermediate term and adjustable loans.

INCOME AND EXPENSE TRENDS

     Community was profitable for each of the periods in the two years and nine months ended September 30, 1998. Fluctuations in income over the period have resulted from increasing net interest income resulting from growth, and from non-recurring operating expenses and abnormal loss provisions. In 1996, the SAIF resolution assessment increased noninterest expense by $767,000.

REGULATORY CAPITAL REQUIREMENTS

     As Table I.6 demonstrates, Community meets all regulatory capital requirements, and meets the regulatory definition of a "Well Capitalized" institution. Moreover, the additional capital raised in the stock conversion will add to the existing capital cushion.

LENDING

     Table I.7 provides an analysis of the Bank's loan portfolio by type of loan and security. This analysis shows that, from December 31, 1996, through September 30, 1998, Community's loan composition has been dominated by mortgage loans (which includes mostly 1-4 residential loans), but the loan mix is currently emphasizing other types of loans.

     Table I.8 provides information with respect to loan originations, purchases, and sales. It indicates healthy growth trends in originations.

     Table I.9 provides rates, yields, and average balances for the nine month periods ended September 30, 1998 and 1997 and for the years ended December 31, 1997 and 1996. Interest rates earned on interest-earning assets increased from 7.19% in 1996 to 7.51% in 1997 and to 7.82% in 1998. Interest rates paid on interest-bearing liabilities decreased from 4.99% in 1996 to 4.97% in 1997 and then decreased to 4.94% in the September 1998 period. Community's spread increased from 2.20% in 1996 to 2.54% in 1997 and then increased to 2.89% for the nine months ended September 30, 1998.

     Table I.10 provides a rate volume analysis, measuring differences in interest earning assets and interest costing liabilities and the interest rates thereon during the years ended December 31, 1995 versus 1996, the years ended December 31, 1996 versus 1997, and the periods of nine months ended September 30, 1997 versus 1998. It demonstrates that increases in volume were more significant (than increases in rates) to the change in net interest income during 1996. However, rate and volume changes were similar in their effect on changes in net interest income for the year ended December 31, 1997, and for the nine months ended September 30, 1998.

NON-PERFORMING ASSETS

     As shown in Table I.11, Community had $631 thousand in delinquent loans between 30 and 90 days delinquent, $218 thousand in accruing loans more than 90 days delinquent, and it had no nonaccrual loans at September 30, 1998. As shown in Table I.12, Community's total nonperforming assets as of September 30, 1998, were $218,000, or 0.13% of total assets. Most of the nonperforming assets as of that date were delinquent loans secured by 1-4 family residences. The Bank had no repossessed assets.

CLASSIFIED ASSETS

     Community had $1.4 million in classified assets at September 30, 1998. The classified assets consisted of $1.4 million classified as substandard, none classified doubtful, and none classified loss. The Bank had a loan loss allowance of $1.131 million, or approximately 80% of classified assets at September 30, 1998. The Bank had no loans classified as special mention or watch.

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------

LOAN LOSS ALLOWANCE

     Table I.13 provides an analysis of Community's loan loss allowance.  Table
I.14 shows the allocation of the loan loss allowance among the loan categories as of December 31, 1996 and 1997, and September 30, 1998.

INVESTMENTS

     Table I.15 provides information on the Bank's investments at September 30, 1998, including a breakdown, yields earned, and scheduled maturities. Table
I.16 provides an analysis of investments as of December 31, 1996 and 1997, and September 30, 1998.

SAVINGS DEPOSITS

     At September 30, 1998, Community's deposit portfolio was composed as follows: Passbook accounts--$17.983 million or 13.0%; Transaction accounts-- $15.192 million or 11.0%; and certificate accounts--$104.848 million or 76.0% (see Table I.17). Table I.18 shows the deposit composition at December 31, 1996 and 1997, and September 30, 1998. Table I.19 shows the totals of time deposits and the maturities by year at September 30, 1998. At September 30, 1998, 83.78% of Community's certificates matured within one year and 97.83% matured within two years.

     Community is not overly dependent on large certificates of deposit. At September 30, 1998, the Bank had $16.981 million in certificates that were issued for $100 thousand or more, or 12.30% of its total deposits (see Table I.20).

     Table I.21 presents information on deposit flows for the years ending December 31, 1996 and 1997, and the nine months ended September 30, 1998.

BORROWINGS

     Community had $5.0 million in Federal Home Loan Bank borrowings at September 30, 1998, with an interest rate of 5.38% and a short-term maturity.

SUBSIDIARIES

     Community owns a subsidiary which is involved in securities products.

LEGAL PROCEEDINGS

     From time to time, Community becomes involved in legal proceedings principally related to the enforcement of its security interest in real estate loans. In the opinion of Management of the Bank, no legal proceedings are in process or pending that would have a material effect on Community's financial position, results of operations, or liquidity.

EARNINGS CAPACITY OF THE INSTITUTION

     As in any interest sensitive industry, the future earnings capacity of Community will be affected by the interest rate environment. Historically, the thrift industry has performed at less profitable levels in periods of rising interest rates. This performance is due principally to the general composition of the assets and the limited repricing opportunities afforded even the adjustable rate loans. The converse earnings situation (falling rates) does not afford the same degree of profitability potential for thrifts due to the tendency of borrowers to refinance both high rate fixed rate loans and adjustable loans as rates decline.

     Community is no exception to the aforementioned phenomenon. With its current asset and liability structure, however, the effect of rising interest rates will generally be temporary. As Community progresses in its conversion from thrift to commercial bank, the effect on income of changing interest rates will continue to decrease.

     The addition of capital through the conversion will allow Community to grow. As growth is attained, the leverage of that new capital should, from a ratio of expenses to total assets standpoint, reduce the operating

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------

expense ratio. Though the Bank's projected growth rate is healthy, Management expects to control the risk levels inherent in the Bank's asset base.

ASSET-SIZE-EFFICIENCY OF ASSET UTILIZATION

     At its current size and in its current asset configuration, Community is a moderately efficient operation. With total assets of approximately $170.4 million, Community has 60 full time equivalent employees. Recognizing that the Bank is servicing approximately $20 million in loans for others, and it has in place the beginning infrastructure of a commercial bank, its employees to assets ratio is higher than the typical thrift.

INTANGIBLE VALUES

     Community's greatest intangible value lies in its loyal deposit base. Community has a 64 year history of sound operations, controlled growth, and consistent earnings. The Bank currently has 8.62% of the deposit market in its area, and it has the ability to increase market share.

     Community has no significant intangible values that could be attributed to unrecognized asset gains on investments and real estate.

EFFECT OF GOVERNMENT REGULATIONS

     Although still considered a thrift, Community has emphasized commercial bank operations during recent years. With its continued transition to commercial bank, the Bank's loan mix and deposit mix are both expected to continue to change. Government regulations will have the greatest impact in the area of cost of compliance and reporting. The conversion will create an additional layer of regulations and reporting and thereby increase the cost to the Bank. No specific future plans currently exist to make acquisitions or purchase branches or complicate operations with matters that would add to reporting and regulatory compliance. However, the Bank is interested in growth and will pursue de novo branching, branch purchases, or whole bank acquisitions if appropriate opportunities arise.

OFFICE FACILITIES

     Community's offices are well maintained and are considered adequate for the convenience and needs of the Bank's customer base. Table I.22 provides information on all of Community's banking offices.

FOUNDATION CONTRIBUTION

     Community's conversion includes a contribution of $1.5 million in its stock to a charitable foundation that will provide funding for worthwhile charities. This gesture should provide tremendous future benefits to the Bank in its development within the community. The contribution will be charged to expense at the time it is made, which will be upon the termination of the stock conversion. This will reduce earnings in the quarter in which the conversion is completed (assumed to be the June 1999 quarter) by the $1.5 million, less the related tax benefit. The projected expense net of tax is $990 thousand.

FORWARD

     Management is committed to converting the Bank from a traditional thrift to a community bank. The change began in 1996 with the addition of executives with solid commercial bank experience. Prior to the beginning of the metamorphosis, Management recognized that commercial banks are inherently more profitable than traditional thrifts. The major shortcoming with respect to thrifts is the thin margins available on home loans. In addition, Community's loans to passive investments ratio was too high, but it has been reduced significantly.

     At this point, Community's income ratios, spreads, and other measures of profitability are low. Management has recognized this and is in the process of retooling the Bank. The business plan calls for a continuing emphasis in loan growth in commercial and consumer lending. Currently, Management has no plans to convert to a commercial bank charter. In the future, if the Bank reaches a point where the savings bank charter becomes an impediment, it will switch to a commercial bank charter.

FERGUSON & COMPANY                                                    SECTION I
------------------                                                    ---------

                 TABLE I.1 - SELECTED FINANCIAL AND OTHER DATA

                                                                                                Compound
                                                      September 30,         December 31,         Growth
                                                      --------------        -------------
                                                           1998           1997         1996       Rate
                                                           ----           ----         ----       ----
SELECTED FINANCIAL CONDITION DATA:
----------------------------------
Total assets                                            170,374        167,817      156,751        4.9%
Loans receivable:
  Available for sale                                          -            287        2,256         NA
  Held for investment                                   127,403        114,546       85,871       25.0%
Cash and cash equivalents                                 4,767          5,871        6,577      -17.0%
Investment securities:
  Available for sale                                     12,197          9,082        6,991       36.8%
  Held to maturity                                        3,501         13,397       25,403      -70.7%
Mortgage-backed securities:
  Available for sale                                     10,006          9,497       12,486      -12.0%
  Held to maturity                                        5,237          8,650       11,314      -36.4%
Deposits                                                138,024        134,697      122,524        7.0%
Borrowings                                                5,000          6,700        9,000      -29.0%
Equity                                                   23,267         22,837       22,167        2.8%

                                                Nine Months Ended
                                                  September 30,                 Year Ended December 31,
                                           ----------------------------   ---------------------------------
                                                1998            1997           1997                 1996
                                                ----            ----           ----                 ----
SELECTED OPERATIONS DATA:
-------------------------
Interest income                                9,434           8,550         11,583               10,620
Interest expense                               5,221           4,964          6,740                6,380
                                           ----------------------------------------------------------------
   NET INTEREST INCOME                         4,213           3,586          4,843                4,240
Provision for loan losses                        350              90            360                   60
                                           ----------------------------------------------------------------
  NET INTEREST INCOME AFTER
    PROVISION FOR LOAN LOSSES                  3,863           3,496          4,483                4,180
                                           ----------------------------------------------------------------
Noninterest income                               377             274            365                  357
                                           ----------------------------------------------------------------
       SUB-TOTAL                               4,240           3,770          4,848                4,537
                                           ----------------------------------------------------------------
Noninterest expense:
  Compensation and benefits                    2,199           1,639          2,493                1,892
  Other (1)                                    1,400             801          1,386                2,045
                                           ----------------------------------------------------------------
  Total noninterest expense                    3,599           2,440          3,879                3,937
                                           ----------------------------------------------------------------
   INCOME BEFORE TAXES                           641           1,330            969                  600
Income tax expense                               208             475            379                  201
                                           ----------------------------------------------------------------
       NET INCOME                                433             855            590                  399
                                           ================================================================

(1) Other expense in 1996 includes the
SAIF assessment of $767,000.


SOURCE: OFFERING CIRCULAR, F&C CALCULATIONS       6

FERGUSON & COMPANY                                                    SECTION I
------------------                                                    ---------


             TABLE I.2 - SELECTED FINANCIAL RATIOS AND OTHER DATA

                                                   At or for the
                                                 Nine Months Ended
                                                   September 30,     At or for the Year ended December 31,
                                                 -----------------   -------------------------------------
                                                              1998                1997                1996
                                                              ----                ----                ----
PERFORMANCE RATIOS:
-------------------
Return on assets (ratio of net earnings
  to average total assets)                                    0.34%               0.36%               0.26%
Return on equity (ratio of  net earnings
   to average equity)                                         2.48%               2.60%               1.82%
Ratio of average interest-earning assets to
   average interest-bearing liabilities                     114.07%             113.79%             115.48%
Net interest rate spread                                      2.89%               2.54%               2.20%
Net yield on average interest-earning assets                  3.49%               3.14%               2.87%
Ratio of other expense to average assets                      2.81%               2.38%               2.55%

QUALITY RATIOS:
---------------
Non-performing loans to total loans
  at end of period                                            0.17%               0.21%               0.24%
Non-performing assets to total assets
  at end of period                                            0.13%               0.14%               0.14%
Allowance for loan losses to non-performing
 loans at end of period                                     518.81%             324.07%             226.73%
Allowance for loan losses to total loans, net                 0.89%               0.68%               0.56%
Provision for loan losses to average loans                    0.38%               0.35%               0.07%

CAPITAL RATIOS:
---------------
Equity to total assets at end of period                      13.66%              13.61%              14.14%
Average equity to average assets                             13.64%              13.94%              14.26%

OTHER DATA:
-----------
Number of full service offices                                   4                   4                   4


SOURCE: OFFERING CIRCULAR              7

FERGUSON & COMPANY                                                     Section I
------------------                                                     ---------

                          TABLE I.3 - LOAN MATURITIES

The following table sets forth certain information at September 30, 1998, regarding the amount of loans maturing in the loan portfolio, based on contractual terms to maturity, before giving effect to net items. Demand loans, loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year.

                            Under      One to            Three to        Five to           Over
                          One Year     Three Years      Five Years      Ten years        Ten Years              Total
                          --------     -----------      ----------      ---------        ---------       -----------------
                                                                        ($000,s)
Mortgage                   47,595         19,383          25,902           1,133            378               94,391
Home equity                 4,835              -               -               -              -                4,835
Construction               11,736              -               -               -              -               11,736
Commercial                 14,839              -               -               -              -               14,839
Consumer                    1,419          1,286             720             445              -                3,870
Other                          46              -               -               -              -                   46
                           ------         ------          ------           -----            ---              -------
              Total        80,470         20,669          26,622           1,578            378              129,717
                           ======         ======          ======           =====            ===              =======

Set forth below is a schedule of loans, before net items, due after September 30, 1999, classified by fixed or adjustable rates.

                                                                          Adjustable
                                                    Fixed Rates                Rates                 Total
                                              -----------------    -----------------     -----------------
                                                                        ($000's)
Mortgage                                                  4,347               42,449                46,796
Consumer                                                  2,451                    -                 2,451
                                              -----------------    -----------------     -----------------
Total                                                     6,798               42,449                49,247
                                              =================    =================     =================

SOURCE: OFFERING CIRCULAR              8

FERGUSON & COMPANY                                                     Section I
------------------                                                     ---------


                TABLE I.4 - INTEREST RATE SENSITIVITY ANALYSIS
                              SEPTEMBER 30, 1998

                                                      Three       Three       Over One
                                                      Months     Months to    to Five    Over Five
                                                      or Less    One Year     Years       Years      Total
                                                -----------------------------------------------------------

INTEREST-EARNING ASSETS:
------------------------
Loans                                                 45,925      34,617      47,294      1,881     129,717
Investments                                            8,721       5,305      13,928      3,119      31,073
Other interest-earning assets                          1,803           -           -          -       1,803
                                                -----------------------------------------------------------
Total interest-earning assets                         56,449      39,922      61,222      5,000     162,593
                                                ===========================================================

INTEREST-BEARING LIABILITIES:
-----------------------------
Transaction accounts                                  14,847           -           -          -      14,847
Passbook savings accounts                             17,983           -           -          -      17,983
Certificates of deposit                               21,154      66,354      17,338          2     104,848
Borrowings                                             5,000           -           -          -       5,000
                                                -----------------------------------------------------------
                                                     $58,984    $ 66,354     $17,338    $     2    $142,678
                                                ===========================================================

Interest-earning assets less
   interest-bearing liabilities                      $(2,535)   $(26,432)    $43,884    $ 4,998    $ 19,915
                                                ===========================================================

Cumulative interest-rate sensitivity gap             $(2,535)   $(28,967)    $14,917    $19,915
                                                ===============================================

Cumulative interest-rate sensitivity gap
  as a percentage of interest-earning  assets           -1.6%      -17.8%        9.2%      12.2%
                                                ===============================================

Cumulative ratio of interest earning
  assets to interest-bearing liabilities                95.7%       76.9%      110.5%     114.0%
                                                ===============================================

Cumulative interest rate sensitivity gap
  as a percent of total assets                          -1.5%      -17.0%        8.8%      11.7%
                                                ===============================================

SOURCE:  OFFERING CIRCULAR

SOURCE: OFFERING CIRCULAR              9

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------


                        TABLE I.5 - INTEREST RATE SHOCK

                                            Percent              Percent
                                           Change in            Change in
             Change                      Net Portfolio         Net Interest
            in Rates                         Value                Income
--------------------------               -------------         ------------
 +400 bp                                          -30%                  -17%
 +300 bp                                          -22%                  -10%
 +200 bp                                          -13%                  -13%
 +100 bp                                           -7%                   -1%
    0 bp                                           -                     -
--100 bp                                            6%                    2%
--200 bp                                           12%                   -1%
--300 bp                                           18%                   -3%
--400 bp                                           24%                   -4%

SOURCE:  OFFERING CIRCULAR            10

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------


                   TABLE I.6 - REGULATORY CAPITAL COMPLIANCE
                                SEPTEMBER 30, 1998

                                              Amount               %
                                              --------       -------
                                              ($000's)

GAAP capital                                   $23,267         13.7%
                                               =======       =======

Tier 1 leverage capital                        $23,172         13.5%
Required                                         6,870          4.0%
                                               -------       -------
                  Excess                       $16,302          9.5%
                                               =======       =======

Tier 1 risk adjusted capital                   $23,172         23.8%
Required                                         3,892          4.0%
                                               -------       -------
                  Excess                       $19,280         19.8%
                                               =======       =======

Risk-based Capital                             $24,304         25.0%
Required                                         7,785          8.0%
                                               -------       -------
                                               $16,519         17.0%
                  Excess                       =======       =======

North Carolina Savings Bank Capital            $24,304         14.3%
Required                                         8,519          5.0%
                                               -------       -------
                  Excess                       $15,785          9.3%
                                               =======       =======

Note: All of the above calculations were based on assets as of 9-30-98, except for Tier 1 leverage capital, which was based on average assets for the 9-30-98 quarter.


SOURCE: OFFERING CIRCULAR             11

FERGUSON & COMPANY                                                    SECTION I
------------------                                                    ---------

                    TABLE I.7 - LOAN PORTFOLIO COMPOSITION

                                        September 30,                             December 31,
                                                            ------------------------------------------------------
                                            1998                        1997                        1996
                                 ------------------------   ----------------------------   -----------------------
                                   Amount       Percent        Amount          Percent          Amount    Percent
                                   ------       -------        ------          -------          ------    -------
                                                                 ($000'S)
Mortgage                           94,391          72.8%       97,581             83.9%          84,652     91.2%
Home equity line of credit          4,835           3.7%        4,778              4.1%           4,131      4.5%
Construction                       11,736           9.0%        5,871              5.0%           1,058      1.1%
Commercial                         14,839          11.4%        6,120              5.3%             400      0.4%
Consumer                            3,916           3.0%        1,686              1.4%             333      0.4%
Held for sale                           -           0.0%          287              0.2%           2,256      2.4%
                                 ----------------------     --------------------------     ---------------------
TOTAL LOANS                       129,717         100.0%      116,323            100.0%          92,830    100.0%
                                 ======================     ==========================     =====================


Less:
  Unearned fees and discounts         456                         439                               363     0.41%
  Loans in process                    727                         270                             3,848     4.37%
  Allowance for losses              1,131                         781                               492     0.56%
                                 --------                   ---------                      ---------------------
LOAN PORTFOLIO, NET               127,403                     114,833                            88,127   100.00%
                                 ========                   =========                      =====================


SOURCE: OFFERING CIRCULAR             12

FERGUSON & COMPANY                                                    SECTION I
------------------                                                    ---------


         TABLE I.8 - LOAN ORIGINATION, PURCHASE, AND SALES ACTIVITY

                                                               For the Year Ended December 31,
                                                         -----------------------------------------
                                                                    1997                      1996
                                                         ---------------            --------------
                                                                                        ($000'S)
     LOANS RECEIVABLE, NET, BEGINNING OF PERIOD                   88,128                    77,591

Loan originations, net of principal repayments:
  Held for investment                                             29,189                    10,622
  Held for sale                                                      415                       637
                                                          --------------             -------------
                                                SUB-TOTAL         29,604                    11,259
                                                          --------------             -------------

Loan sales                                                        (2,429)                     (588)

Changes in loss allowance                                           (470)                     (134)
                                                          --------------             -------------

                    LOANS RECEIVABLE, NET, END OF PERIOD         114,833                    88,128
                                                          ==============             =============

SOURCE: OFFERING CIRCULAR             13

FERGUSSON & COMPANY
-------------------

                TABLE I.9 - AVERAGE BALANCES, RATES, AND YIELDS

                                                                  Year Ended December 31,
                                  --------------------------------------------------------------------------------------
                                                       1997                                      1996
                                  -------------------------------------------   ----------------------------------------
                                         Average     Interest                      Average      Interest
                                       Outstanding    Earned/      Average       Outstanding    Earned/      Average
                                         Balance        Paid      Yield/Rate       Balance        Paid     Yield/Rate
                                  -------------------------------------------   ----------------------------------------
                                                                           ($000'S)
INTEREST-EARNING ASSETS:
------------------------
Interest earning deposits                     4,340        258         5.94%            4,201        236          5.61%
Federal funds sold                              304         17         5.44%              500         26          5.21%
Investment and MB securities                 47,759      3,294         6.90%           60,560      3,631          6.00%
Loans receivable, net                       101,826      8,015         7.87%           82,450      6,728          8.16%
                                  -------------------------------------------   ----------------------------------------
Total interest-earning assets               154,230     11,583         7.51%          147,712     10,620          7.19%
                                                     ========================                    =======================
Non-interest earning assets                   8,693                                     6,415
                                  -----------------                             -------------
Total assets                                162,923                                   154,127
                                  =================                             =============
INTEREST-BEARING LIABILITIES:
-----------------------------
Certificates of deposit                      93,643      5,248         5.60%           85,210      4,839          5.68%
Savings accounts                             20,010        605         3.03%           20,774        628          3.02%
NOW accounts                                 14,102        427         3.03%           13,593        455          3.34%
Borrowings                                    7,788        460         5.91%            8,333        460          5.51%
                                  -------------------------------------------   ----------------------------------------
Total interest-bearing liabilities          135,543      6,740         4.97%          127,911      6,381          4.99%
                                                    =========================                    =======================
Non-interest bearing liabilities              4,672                                     4,234
                                  -----------------                             -------------
Total liabilities                           140,215                                   132,144
                                  -----------------                             -------------
Equity                                       22,708                                    21,983
                                  -----------------                             -------------
Total liabilities and equity                162,923                                   154,127
                                  =================                        ==================

Net interest income                                      4,843                                     4,240
                                                   ===========                                ==========
Net interest rate spread  (1)                                          2.54%                                      2.20%
                                                                ===========                                 ============
Net interest earnings assets                 18,686                                    19,801
                                  =================                             =============
Net interest margin  (2)                                               3.14%                                      2.87%
                                                              =============                                 ============
Average interest-earning assets to
 average interest-bearing liabilities                   113.79%                                   115.48%
                                                   ===========                               ===========

(1) Net interest rate spread represents the difference between the average yield on interest-earning assets and the average rate on interest-bearing liabilities.
(2) Net interest margin represents net interest income divided by average interest-earning assets.


SOURCE: OFFERING CIRCULAR             14

FERGUSON & COMPANY                                                    Section I
------------------                                                    ---------

          TABLE I.9 - AVERAGE BALANCES, RATES, AND YIELDS - CONTINUED

                                                                Nine Months Ended September 30,
                                  ------------------------------------------------------------------------------------
                                                    1998                                         1997
                                  --------------------------------------------   -------------------------------------
                                         Average     Interest                      Average      Interest
                                       Outstanding    Earned/      Average       Outstanding    Earned/      Average
                                         Balance        Paid      Yield/Rate       Balance        Paid     Yield/Rate
                                  --------------------------------------------   -------------------------------------
                                                                            ($000'S)
INTEREST-EARNING ASSETS:
------------------------
Interest earning deposits                     6,251        273         5.82%            4,208        203          6.44%
Federal funds sold                              200          8         5.59%              306         13          5.67%
Investment and MB securities                 34,066      1,722         6.74%           49,557      2,651          7.13%
Loans receivable, net                       120,224      7,430         8.24%           98,534      5,683          7.69%
                                  -----------------------------------------      -------------------------------------
Total interest-earning assets               160,741      9,433         7.82%          152,604      8,550          7.47%
                                                       ====================                      =====================
Non-interest earning assets                   9,860                                     8,483
                                  -----------------                              ------------
Total assets                                170,602                                   161,087
                                  =================                              ============
INTEREST-BEARING LIABILITIES:
----------------------------
Certificates of deposit                     101,957      4,293         5.61%           91,927      3,829          5.55%
Savings accounts                             18,460        404         2.92%           20,290        460          3.02%
NOW accounts                                 14,889        269         2.41%           13,908        318          3.05%
Borrowings                                    5,611        254         6.05%            7,906        357          6.01%
                                  -----------------------------------------      -------------------------------------
Total interest-bearing liabilities          140,917      5,221         4.94%          134,031      4,964          4.94%
                                                      =====================                     ======================
Non-interest bearing liabilities              6,373                                     4,468
                                  -----------------                              ------------
Total liabilities                           147,290                                   138,500
                                  -----------------                              ------------
Equity                                       23,312                                    22,587
                                  -----------------                              ------------
Total liabilities and equity                170,602                                   161,087
                                  =================                              ============

Net interest income                                      4,213                                     3,586
                                                      ========                                  ========
Net interest rate spread  (1)                                          2.89%                                      2.53%
                                                                  =========                                    =======
Net interest earnings assets                 19,824                                    18,572
                                  =================                              ============
Net interest margin  (2)                                               3.49%                                      3.13%
                                                                  =========                                   ========
Average interest-earning assets to
 average interest-bearing liabilities                   114.07%                                   113.86%
                                                      ========                                  ========

(1) Net interest rate spread represents the difference between the average yield on interest-earning assets and the average rate on interest-bearing liabilities.
(2) Net interest margin represents net interest income divided by average interest-earning assets.

SOURCE: OFFERING CIRCULAR             15

FERGUSON & COMPANY                                                    Section I
------------------                                                    ---------

                       TABLE I.10 - RATE/VOLUME ANALYSIS

The following schedule presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes due to changes in outstanding balances and those due to changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (changes in volume multiplied by prior interest rate), and (ii) changes in rate (changes in rate multiplied by prior volume). Changes in rate/volume (changes in volume multiplied by changes in rates), have been allocated proportionately.

                                    Nine Months Ended September 30,                      Year Ended December 31,
                                    ------------------------------     -------------------------------------------------------------
                                         1998 versus 1997                      1997 versus 1996                  1996 versus 1995
                                         ----------------                      ----------------                 --------------------

                                               Increase                           Increase                            Increase
                                              (Decrease)      Total              (Decrease)         Total            (Decrease)
                                                Due to       Increase              Due to          Increase            Due to
                                         Volume     Rate    (Decrease)     Volume        Rate     (Decrease)    Volume        Rate
                                         ------     ----     --------      ------        ----      --------     ------        ----
                                                                                      ($000'S)
INTEREST-EARNING ASSETS:
Interest earning deposits                    90      (20)          70           8           15          23         86           (7)
Federal funds sold                           (5)       -           (5)        (11)           1         (10)       (13)          (9)
Investment and MB securities               (791)    (138)        (929)       (835)         498        (337)        32          (41)
Loans receivable                          1,319      428        1,747       1,532         (245)      1,287        713           77
                                    -----------------------------------------------------------------------------------------------
                                                                    -                                    -
Total interest-earning assets               613      270          883         694          269         963        818           20
                                    -----------------------------------------------------------------------------------------------

INTEREST-BEARING LIABILITIES:

Certificates of deposit                     423       41          464         467          (64)        403        213          171
Savings accounts                            (41)     (15)         (56)        (23)           -         (23)       (58)         (72)
NOW and money markets                        22      (71)         (49)         15          (44)        (29)         3          (58)
Borrowings                                 (105)       2         (103)        (33)          32          (1)       360           88
                                    -----------------------------------------------------------------------------------------------
                                                                    -                                    -
Total interest-bearing liabilities          299      (43)         256         426          (76)        350        518          129
                                    -----------------------------------------------------------------------------------------------

    Increase (decrease) in
       net interest income                  314      313          627         268          345         613        300         (109)
                                    ===============================================================================================

                                              Total
                                             Increase
                                            (Decrease)
                                             --------
INTEREST-EARNING ASSETS:
Interest earning deposits                         79
Federal funds sold                               (22)
Investment and MB securities                      (9)
Loans receivable                                 790
                                             ----------

Total interest-earning assets                    838
                                             ----------

INTEREST-BEARING LIABILITIES:

Certificates of deposit                          384
Savings accounts                                (130)
NOW and money markets                            (55)
Borrowings                                       448
                                             ----------

Total interest-bearing liabilities               647
                                             ----------

    Increase (decrease) in
       net interest income                       191
                                             ==========

SOURCE: OFFERING CIRCULAR             16

FERGUSON & COMPANY                                                     Section I
------------------                                                     ---------

             TABLE I.11 - LOAN DELINQUENCIES AT SEPTEMBER 30, 1998

                                 DELINQUENT LOANS STILL ACCRUING
                            -----------------------------------------
                                 30-89 Days        90 Days and Over     TOTAL NONACCRUAL
                            ------------------  ---------------------  -----------------
                                       Percent              Percent
                                      of Gross             of Gross
                              Amount    Loans      Amount    Loans      Amount   Percent
                              ------  ---------    ------  ---------    -------  --------
                                                       ($000'S)
Mortgage                         469      0.36%       207      0.16%          -     0.00%
Home equity LOC                    -      0.00%         -      0.00%          -     0.00%
Construction                       -      0.00%         -      0.00%          -     0.00%
Commercial                        59      0.05%         -      0.00%          -     0.00%
Consumer                         103      0.08%        11      0.01%          -     0.00%
Held for sale                      -      0.00%         -      0.00%          -     0.00%
                            ------------------  -------------------    -----------------

          Total                  631      0.49%       218      0.17%          -     0.00%
                            ==================  ===================    =================

SOURCE: OFFERING CIRCULAR             17

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------

                      TABLE I.12 - NON-PERFORMING ASSETS

The table below sets forth the amounts and categories of non-performing assets. Loans are placed on non-accrual status when the collection of principal or interest becomes doubtful.

                                                              SEPTEMBER 30,           DECEMBER 31,
                                                           --------------------------------------------------
                                                                   1998           1997              1996
                                                                   ----           ----              ----
                                                                                 ($000's)
Loans accounted for an a nonaccrual basis                             -                -                  -
                                                           ==================================================

Accruing loans which are contractually past
  due 90 days or more                                               218              241                217
                                                           ==================================================

Total nonperforming loans                                           218              241                217
                                                           ==================================================
Gross loans                                                     129,717          116,323             92,830
                                                           ==================================================
Nonperforming loans as a percentage
  of gross loans                                                   0.17%            0.21%              0.23%
                                                           ==================================================
Other nonperforming assets                                            -                -                  1
                                                           ==================================================
Total nonperforming assets                                          218              241                218
                                                           ==================================================
Total assets                                                    170,374          167,817            156,751
                                                           ==================================================
Nonperforming assets as a percentage
  of total assets                                                  0.13%            0.14%              0.14%
                                                           ==================================================

SOURCE: OFFERING CIRCULAR F&C CALCULATIONS    18

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------

            TABLE I.13 -  ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

                                                          Nine Months Ended              Year Ended
                                                             September 30,              December 31,
                                                          ---------------      ----------------------------
                                                                   1998               1997             1996
                                                                   ----               ----             ----
                                                                                    ($000'S)
Balance at beginning of period                                      781                  492            431
                                                          -------------        -------------   ------------

Charge-offs                                                           -                   71              -

Recoveries                                                            -                    -              1
                                                          -------------        -------------   ------------

Net charge-offs                                                       -                   71             (1)
                                                          -------------        -------------   ------------

Additions charged to operations                                     350                  360             60

                                                          -------------        -------------   ------------
Balance at end of period                                          1,131                  781            492
                                                          =============        =============   ============

Allowance for loan losses to total
  non-performing loans at end of period                          518.81%              324.07%        226.73%
                                                          =============        =============   ============

Allowance for loan losses to net
  loans at end of period                                           0.89%                0.68%          0.56%
                                                          =============        =============   ============


SOURCE: OFFERING CIRCULAR                      19

FERGUSON & COMPANY                                                     Section I
------------------                                                     ---------

             TABLE I.14 - ALLOCATION OF ALLOWANCE FOR LOAN LOSSES



                                             September 30,                         December 31,
                                                                 ----------------------------------------------
                                                1998                      1997                   1996
                                        --------------------     -------------------     ----------------------
                                                      Percent                 Percent                 Percent
                                                     of Loans                of Loans                of Loans
                                                      in Each                 in Each                 in Each
                                          Amount of  Category     Amount of  Category     Amount of  Category
                                          Loan Loss  to Gross     Loan Loss  to Gross     Loan Loss  to Gross
                                          Allowance    Loans      Allowance    Loans      Allowance    Loans
                                          ---------  ---------    ---------  ---------    ---------  ---------
                                                                       ($000'S)
Mortgage                                        451      72.8%          578      83.9%          363     91.20%
Home equity line of credit                      136       3.7%           39       4.1%           25      4.50%
Construction                                    170       9.1%           62       5.0%           15      1.10%
Commercial                                      283      11.4%           78       5.3%           49      0.40%
Consumer                                         91       3.0%           20       1.4%           25      0.40%
Held for sale                                     -       0.0%            4       0.3%           15      2.40%
                                        ---------------------    --------------------    --------------------

                                              1,131     100.0%          781     100.0%          492    100.00%
                                        =====================    ====================    ====================

SOURCE: OFFERING CIRCULAR             20

FERGUSON & COMPANY                                                     Section I
------------------                                                     ---------

                TABLE I.15 - INVESTMENTS AT SEPTEMBER 30, 1998

                                            MATURITY PERIOD AT SEPTEMBER 30, 1998
                                 --------------------------------------------------------------
                                    One Year or Less     One to Five Years     Over Five Years           Totals
                                 --------------------  --------------------  ------------------  --------------------
                                                                                                             Weighted
                                                                                                             Average
                                   Amount     Yield       Amount     Yield     Amount    Yield     Amount     Yield
                                   -------    ------     --------    -----     ------    -----     ------    --------
AVAILABLE FOR SALE:
U.S. government                          -      0.00%       1,029     6.19%         -     0.00%     1,029        6.19%
U.S. government agency                   -      0.00%       7,998     6.05%     2,265     6.87%    10,263        6.40%
FNMA MBS                                 -      0.00%           -     0.00%     1,255     6.30%     1,255        6.30%
REMIC's                                  -      0.00%           -     0.00%     8,750     6.42%     8,750        6.42%
Municipal securities                     -      0.00%           -     0.00%       889     6.89%       889        6.89%
                                 ---------   -------     --------  -------    -------  -------   --------    --------

               SUB-TOTALS                -      0.00%       9,027     6.07%    13,159     6.52%    22,186        6.41%
                                 =========   =======     ========  ======     =======  =======   ========    ========

HELD TO MATURITY:
U.S. government                        504      6.32%           -     0.00%         -     0.00%       504        6.22%
U.S. government agency               1,998      5.78%         999     6.67%         -     0.00%     2,997        6.08%
GNMA                                     -      0.00%           -     0.00%     1,375     8.98%     1,375        8.98%
FHLMC                                    -      0.00%           -     0.00%     3,173     9.56%     3,173        9.56%
REMIC's                                  -      0.00%           -     0.00%       689     6.50%       689        6.50%
                                 ---------   -------     --------  -------    -------  -------   --------    --------

               SUB-TOTALS            2,502      5.89%         999     6.67%     5,237     9.01%     8,738        7.84%
                                 =========   =======     ========  =======    =======  =======   ========    ========

               GRAND TOTALS          2,502      5.89%      10,026     6.13%    18,396     7.23%    30,924        6.82%
                                 =========   =======     ========  =======    =======  =======   ========    ========

SOURCE: OFFERING CIRCULAR & F&C CALCULATIONS     21

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------

                      TABLE I.16 - INVESTMENT SECURITIES

                                                                 September 30,                     December 31,
                                                                                       -----------------------------------
                                                                       1998                 1997                 1996
                                                                -----------------      --------------        -------------
                                                                                       ($000'S))
SECURITIES AVAILABLE FOR SALE:
-----------------------------
  U.S. government                                                          1,029                4,030                 4,975
  U.S. agency securities                                                  10,263                5,037                 2,002
  Municipals                                                                 889                    -                     -
  Other equity securities                                                     14                   14                    14
  GNMA                                                                         -                    -                 2,189
  FNMA                                                                     1,255                    -                     -
  FHLMC                                                                        -                   49                    85
  REMIC's                                                                  8,750                9,448                10,212
                                                                ----------------       --------------        --------------

                                                     TOTAL                22,200               18,578                19,477
                                                                ================       ==============        ==============

SECURITIES HELD TO MATURITY:
---------------------------
  U.S. government                                                            504                6,347                15,249
  U.S. agency securities                                                   2,998                6,955                 9,959
  Municipals                                                                   -                   95                   195
  GNMA                                                                     1,377                2,254                 2,570
  FHLMC                                                                    3,173                4,498                 5,434
  REMIC's                                                                    689                1,898                 3,310
                                                                ----------------       --------------        --------------

                                                     TOTAL                 8,741               22,047                36,717
                                                                ================       ==============        ==============

                                           COMBINED TOTALS                30,941               40,625                56,194
                                                                ================       ==============        ==============

                 APPROXIMATE MARKET VALUE                                 31,200
                                                                ================

SOURCE: OFFERING CIRCULAR             22

FERGUSON & COMPANY                                                    SECTION I
------------------                                                    ---------

                        TABLE I.17 - DEPOSIT PORTFOLIO

                                                                                              Balance                Percent
                                                                         Interest           September 30,               of
Category                                                Term               Rate                 1998                 Deposits
--------                                                -----              ----                 ----                 --------
                                                                                               ($000'S)
                                                                                               --------
SAVINGS AND TRANSACTIONS ACCOUNTS
---------------------------------
Non-interest checking                                        None            0.00%                   345                 0.25%
NOW and money market accounts                                None            2.35%                14,847                10.76%
Statement/passbook                                           None            2.76%                17,983                13.03%
                                                                                         ---------------        -------------
                                                                                                  33,175                24.04%
                                                                                         ---------------        -------------

CERTIFICATES OF DEPOSIT
------------------------------------
Fixed term, fixed rate                                   3 months                                    239                0.17%
Fixed term, fixed rate                                   6 months                                 11,281                8.17%
Fixed term, fixed rate                                   7 months                                  7,202                5.22%
Fixed term, fixed rate                                   9 months                                 24,914               18.05%
Fixed term, fixed rate                                  12 months                                 21,390               15.50%
Floating rate IRA                                       18 months                                 15,588               11.29%
Fixed term, fixed rate                                  18 months                                 11,796                8.55%
Fixed term, fixed rate                                  24 months                                  4,347                3.15%
Fixed term, fixed rate                                  30 months                                  3,108                2.25%
Fixed term, fixed rate                                  36 months                                  2,347                1.70%
Fixed term, fixed rate                                  48 months                                    577                0.42%
Fixed term, fixed rate                                  60 months                                  2,059                1.49%
                                                                      -----------        ---------------        ------------
                  TOTAL CERTIFICATES OF DEPOSIT                              5.50%               104,848               75.96%
                                                                      -----------        ---------------        ------------

                         TOTAL SAVINGS DEPOSITS                              4.79%               138,023              100.00%
                                                                      ===========        ===============        ============

SOURCE: OFFERING CIRCULAR             23

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------


                     TABLE I.18 - SAVINGS DEPOSITS DETAIL


                                                     September 30,                         December 31,
                                               ------------------------------------------------------------------------
                                                        1998                       1997                   1996
                                               ------------------------    --------------------    --------------------
                                                            Percent of               Percent of              Percent of
                                                  Amount      Total         Amount      Total       Amount      Total
                                                  ------      -----         -------     -----       -------     -----
                                                                                     ($000'S)
Transactions and Savings Deposits:
----------------------------------

Noninterest checking                                 345           0.25%        716        0.53%        744        0.61%
NOW and money market accounts                     14,847          10.76%     14,712       10.92%     13,968       11.40%
Statement/passbook                                17,983          13.03%     19,069       14.16%     21,051       17.18%
                                               ------------------------    --------------------    --------------------

Total transaction accounts                        33,175          24.04%     34,497       25.61%     35,763       29.19%
                                               ------------------------    --------------------    --------------------

Certificates:
-------------
Total certificates                               104,848          75.96%    100,200       74.39%     86,761       70.81%
                                               ------------------------    --------------------    --------------------

Total deposits                                   138,023         100.00%    134,697      100.00%    122,524      100.00%
                                               ========================    ====================    ====================

SOURCE: OFFERING CIRCULAR             24

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------


                TABLE I.19 - CERTIFICATES OF DEPOSIT MATURITIES

The table below provides CD maturities at September 30, 1998, by year and average rates.


                              Under                 1 to 2                2 to 3                Over 3
      -                       1 Year                Years                 Years                 Years                 Total
                              -----                 -----                 -----                 -----                 -----
     Total                       87,842                14,728                   969                 1,309               104,848
                        ===============       ===============       ===============       ===============       ===============

Percent of total                  83.78%                14.05%                 0.92%                 1.25%               100.00%
                        ===============       ===============       ===============       ===============       ===============

Average Rate                       5.53%                 5.31%                 5.40%                 5.80%                 5.50%
                        ===============       ===============       ===============       ===============       ===============

SOURCE: OFFERING CIRCULAR             25

FERGUSON & COMPANY                                                    SECTION I
------------------                                                    ---------

                       TABLE I.20 - LARGE CD MATURITIES


LARGE CERTIFICATES OF DEPOSIT
MATURING IN PERIOD ENDING:                                  Amount
-------------------------------------                   --------------
                                                           ($000'S)
Within three months                                              3,352
Three through twelve months                                     11,338
After September 30, 1998                                         2,291
                                                        --------------

Total                                                           16,981
                                                        ==============

SOURCE:  OFFERING CIRCULAR            26

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------


                          TABLE I.21 - SAVINGS FLOWS

The following table sets forth the savings flows for the periods indicated.


                                            Nine Months Ended
                                               September 30,             Year ended December 31,
                                            -----------------       ---------------------------------
                                                         1998                1997              1996
                                                         ----                ----              ----
                                                                      ($000'S)
Opening balance                                       134,697             122,524             118,907
Net increase (decrease)
  before interest credited                                106               8,225                 156
Interest credited                                       3,221               3,948               3,461
                                            -----------------       -------------      --------------

Ending Balance                                        138,024             134,697             122,524
                                            =================       =============      ==============

Net increase (decrease)                                 3,327              12,173               3,617
                                            =================       =============      ==============

Percent increase (decrease)                              2.47%               9.94%               3.04%
                                            =================       =============      ==============

SOURCE:  OFFERING CIRCULAR            27

FERGUSON & COMPANY                                                     SECTION I
------------------                                                     ---------
                         TABLE I.22 - BANKING OFFICES
                              SEPTEMBER 30, 1998


                                       Net Book           Year        Owned or     Lease Exp.      Square
Physical address                       Value (1)         Opened       Leased         Date         Footage
----------------                       ---------         ------       ------         ----         --------
                                       ($000's)
                                       --------
MAIN OFFICE:
------------
708 S. Church Street                      $  581           1960         Owned            NA        5,905
Burlington, NC  27215

BRANCH OFFICES:
--------------
257 S. Graham-Hopedale Road                  234           1975         Owned            NA        2,180
Burlington, NC  27215

166 Huffman Mill Road                        289           1968         Owned            NA        2,180
Burlington, NC  27215

227 S. Main Street                           233           1983         Owned            NA        2,180
Graham, NC  27253

ADMINISTRATIVE OFFICES:
612 S. Church Street                         181           1982         Owned            NA        4,300
Burlington, NC  27215

500 S. Main Street                             5           1996         Leased   March 2001        4,345
Burlington, NC  27215

(1) Cost less accumulated depreciation and amortization.


SOURCE:  OFFERING CIRCULAR            28

                                  SECTION II
                                  MARKET AREA

FERGUSSON & COMPANY                                                   SECTION II
-------------------                                                   ----------

                               II.  MARKET AREA

DEMOGRAPHICS

     Community Savings Bank ("Community" or "Bank") conducts its operations through four banking offices located in Alamance County, North Carolina. North Carolina is in the southeastern region of the United States. Alamance County is in the north central section of North Carolina.

     Community has determined that its principal trade area is Alamance County and parts of the contiguous counties. Table II.1 presents historical and projected trends for the United States, North Carolina, and Alamance County. The information addresses population, income, employment, and housing trends.

     As indicated in Table II.1, population growth rates for North Carolina are above the United States growth rate. Growth rates for Alamance County are below those for North Carolina but above those of the United States. Household income growth for North Carolina and Alamance County is projected to be below that of the United States for the period 1996 to 2001. Household income growth for Alamance County is projected to be below that of North Carolina for the period 1996 to 2001.

     In the period from 1990 until 1996, the population of the State of North Carolina grew 10.37%. During the same period, the Alamance County population increased 7.56%, and the United States population increased 6.67%. Projections of population growth from 1996 through 2001 indicate that the State of North Carolina will increase 7.52%, while Alamance County is projected to increase by 5.62%, and the United States population is projected to increase by 5.09%.

     Household income is projected to decrease by 5.80% for Alamance County from 1996 to 2001. For the same period, household income is projected to decrease by 5.37% for the State of North Carolina, and decline by 3.88% for the United States. Per capita and household income levels for the State of North Carolina are below those of the United States, and per capita and household income levels for Alamance County are close but slightly below the State of North Carolina.

     The 2001 estimate shows that, for Alamance County, households with incomes less than $15,000 are expected to be 21%; those with incomes between $15,000 and $25,000 are estimated at 18%; those with incomes between $25,000 and $50,000 are estimated at 38%; those with incomes between $50,000 and $100,000 are estimated at 20%; and households with incomes in excess of $100,000 are projected to be 3%. The 2001 estimates for North Carolina are 22%, 18%, 36%, 21%, and 4%, respectively.

     The number of households in Alamance County is projected to increase by 5.74% from 1996 to 2001, well below the projection for the State of North Carolina, which calls for an increase of 7.79%. While the household growth rate for North Carolina is higher than that of the United States (7.79% versus 5.14%), the household growth rate for Alamance County at 5.74% is above but close to the 5.14% projected growth rate for the United States.

     With projections of a moderate increase in population and number of households, combined with projections of a declining household income, the market for housing units will be flat. Alamance County has approximately 45,300 housing units, of which 67.63% are owner occupied, and a vacancy rate of 5.87%.

     The principal sources of employment in Alamance County are manufacturing-- 33.8%; trade--23.9%; and services--22.0%.

     Analysis of the data presented above presents a picture of limited economic opportunity, suggesting that Community's growth opportunities within its current market area will be limited.

     Based on information publicly available on deposits as of June 30, 1997 (see Table II.3), Alamance County had $1,500.1 million in deposits and Community had 8.62% of the deposit market, up slightly from 8.50% of the market at June 30, 1996, but down from 8.73% of the market at June 30, 1995. The Bank's recent deposit growth rate has been positive, with total deposits of $138.0 million at September 30, 1998. Community's competition

FERGUSSON & COMPANY                                                   SECTION II
-------------------                                                   ----------


consists of 27 commercial bank offices, 1 credit union office, and 7 other thrift offices. Table II.3 shows that from June 30, 1995 to 1997, Community's deposits increased by $9.678 million (8.09%), while the overall market increased $129.585 million in deposits (9.46%). The Bank's business plan projects that its deposits will grow at a moderate pace in the future. The Bank intends to market its services and products aggressively.

     Building permit information is shown in Table II.4. Permit information indicates that construction for 1998 is on track to surpass 1997. Projected population and household income growth rates in Community's market area, considered in tandem with building permit information, indicates adequate lending opportunities within the market.

     Growth opportunities for Community can be assessed by reviewing economic factors in its market area. The salient factors include growth trends, economic trends, and competition from other financial institutions. We have reviewed these factors to assess the potential for the market area. In assessing the growth potential of the Bank, we must also assess the willingness and flexibility of Management to respond to the competitive factors that exist in the market area. Our analysis of the economic potential and the potential of Management affects the valuation of the Bank.

     Burlington is approximately 20 miles east of Greensboro and approximately 35 miles west of Durham. While Alamance County may at some point present limited economic opportunity, Guilford County, which includes Greensboro, Durham County, which includes Durham, and Orange County, which includes Chapel Hill and Hillsborough, all have good economic bases and are reasonably close to Burlington. Therefore, if the Bank reaches a position of limited opportunities within the immediate trade area, it is fairly simple to expand its trade area by branching or opening loan production offices. Management is well aware of this, and is prepared to expand if the economics justify it.

FERGUSON & COMPANY                                                    SECTION II
------------------                                                    ----------

                     TABLE II.1 - KEY ECONOMIC INDICATORS

              United States, North Carolina, and Alamance County

====================================================================================================
                                                            UNITED         NORTH         ALAMANCE
                      KEY ECONOMIC INDICATOR                STATES        CAROLINA        COUNTY
----------------------------------------------------------------------------------------------------
Total Population, 2001 Est.                              278,802,003      7,865,805         122,936
  1996 - 2001 Percent Change, Est.                              5.09           7.52            5.62
Total Population, 1996 Est.                              265,294,885      7,315,856         116,392
  1990 - 96 Percent Change, Est.                                6.67          10.37            7.56
Total Population, 1990                                   248,709,873      6,628,637         108,213
----------------------------------------------------------------------------------------------------
Household Income, 2001 Est.                                   33,189         28,922          28,372
  1996 - 2001 Percent Change, Est.                             (3.88)         (5.37)          (5.80)
Household Income, 1996 Est.                                   34,530         30,562          30,118
----------------------------------------------------------------------------------------------------
Per Capita Income, 1990                                       16,738         15,147          14,956
----------------------------------------------------------------------------------------------------
Household Income Distribution-2001 Est. (%)
  $15,000 and less                                                20             22              21
  $15,000 - $25,000                                               16             18              18
  $25,000 - $50,000                                               34             36              38
  $50,000 - $100,000                                              24             21              20
  $100,000 - $150,000                                              4              3               2
  $150,000 and over                                                2              1               1
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Unemployment rate, 1990                                         6.24           4.63            3.23
----------------------------------------------------------------------------------------------------
Median Age of Population, 1996 Est.                             34.3           34.8            37.1
Median Age of Population, 1990                                  32.9           33.1            35.6
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Average Housing Value, 1990                                   79,098         79,714          77,078
----------------------------------------------------------------------------------------------------
Total Households, 2001 Est.                              103,293,062      3,005,720          48,564
  1996 - 2001 Percent Change, Est.                              5.14           7.79            5.74
Total Households, 1996                                    98,239,161      2,788,382          45,926
  1990 - 96 Percent Change, Est.                                6.84          10.78            7.68
Total Households, 1990                                    91,947,410      2,517,026          42,652
----------------------------------------------------------------------------------------------------
Total Housing Units, 1990                                101,641,260      2,818,193          45,312
  % Vacant                                                     10.07          10.69            5.87
  % Occupied                                                   89.93          89.31           94.13
  % By Owner                                                   57.78          60.74           67.63
  % By Renter                                                  32.15          28.57           26.50
====================================================================================================

SOURCE:  SCAN/US, INC.

FERGUSON & COMPANY                                                    SECTION II
------------------                                                    ----------

                  TABLE II.2 - PERCENT EMPLOYMENT BY INDUSTRY
              UNITED STATES, NORTH CAROLINA, AND ALAMANCE COUNTY

                                                           UNITED                  NORTH                       ALAMANCE
              INDUSTRY                                     STATES                   CAROLINA                     COUNTY
              ----------------------------            ------------             --------------            ---------------
                Construction/Agriculture/Mining               9.5                        7.3                        4.8

                Manufacturing                                17.7                       23.4                       33.8

                Transportation/Utilities                      7.1                        4.6                        2.5

                Trade                                        21.2                       22.5                       23.9

                Finance/Insurance                             6.9                        4.2                        3.3

                Services                                     32.7                       21.8                       22.0

                Public Administration                         4.9                       16.2                        9.6


              SOURCE:  U. S. DEPARTMENT OF COMMERCE, NC EMPLOYMENT SECURITY COMMISSION

FERGUSON & COMPANY                                                   SECTION II
------------------                                                   ----------

                       TABLE II.3 - MARKET AREA DEPOSITS

------------------------------------------------------------------------------------------------------------------

                                                                 1997             1996             1995
                                                           ---------------------------------------------------
                          ALAMANCE COUNTY                                    (in Thousands)
         --------------------------------------------------
COMMUNITY SAVINGS BANK -TOTAL                                $      129,310      $   121,828      $   119,632
                                                           ---------------------------------------------------
         Number of offices                                                4                4                4

OTHER SAVINGS ASSOCIATIONS                                   $      263,060      $   243,133      $   232,536
                                                           ---------------------------------------------------
         Number of offices                                                7                6                6

TOTAL SAVINGS ASSOCIATION DEPOSITS                           $      392,370      $   364,961      $   352,168
                                                           ---------------------------------------------------
         Number of Branches                                              11               10               10

TOTAL CREDIT UNION DEPOSITS                                 $         1,957      $     1,841      $     1,758
                                                           ---------------------------------------------------
         Number of Branches                                               1                1                1

TOTAL BANK DEPOSITS                                         $     1,105,728      $ 1,067,003      $ 1,016,544
                                                           ---------------------------------------------------
         Number of Branches                                              27               29               30

                    TOTAL MARKET AREA DEPOSITS              $     1,500,055      $ 1,433,805      $ 1,370,470
                                                           ===================================================

COMMUNITY SAVINGS BANK - MARKET SHARE
         To Total Market Area Deposits                                 8.62%            8.50%            8.73%
                                                           ===================================================

------------------------------------------------------------------------------------------------------------------

SOURCE:  BRANCHSOURCE, A PRODUCT OF SHESHUNOFF INFORMATION SERVICES, INC.

FERGUSON & COMPANY                                                    SECTION II
------------------                                                    ----------

                                  TABLE II.4 - SUMMARY OF BUILDING PERMITS

--------------------------------------------------------------------------------------------------------------
Alamance County
---------------

                                                 Six Months Ended                         Year Ended
                                                     June 30,                             December 31,
                                                      1998                                   1997
                                                 ----------------                        ------------
                                                           Value                                Value
                                                          ($000)                               ($000)
                                                 ----------------                        ------------
 Residential-new                                      $  81,169                            $ 126,508

 Commercial-new                                          22,769                               34,038

 Repairs and improvements                                39,557                               50,923
                                                 --------------                          -----------
 Total                                                $ 143,495                            $ 211,469
                                                 ==============                          ===========

--------------------------------------------------------------------------------------------------------------

SOURCE:  ALAMANCE COUNTY CHAMBER OF COMMERCE

                                  SECTION III

                           COMPARISON WITH PUBLICLY

                                TRADED THRIFTS

FERGUSON & COMPANY                                                   SECTION III
------------------                                                   -----------


                 III.  COMPARISON WITH PUBLICLY TRADED THRIFTS

COMPARATIVE DISCUSSION

          This section presents an analysis of Community relative to a group of eleven publicly traded thrift institutions ("Comparative Group"). Such analysis is necessary to determine the adjustments that must be made to the pro forma market value of Community's stock. Table III.1 presents a listing of the comparative group with general information about the group. Table III.2 presents key financial indicators relative to profitability, balance sheet composition and strength, and risk factors. Table III.3 presents a pro forma comparison of Community to the comparative group. Exhibits III and IV contain selected financial information on Community and the comparative group. This information is derived from quarterly TFR's filed with the OTS and call reports filed with the FDIC. The selection criteria and comparison with the Comparative Group are discussed below.

SELECTION CRITERIA

          Ideally, the comparative group would consist of thrifts in the same geographic region with identical local economies, asset size, capital level, earnings performance, asset quality, etc. However, there are few comparably sized institutions with stock that is liquid enough to provide timely, meaningful market values. Therefore, we have selected a group of comparatives that are either listed on the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX"), or Nasdaq. We excluded companies that are apparent takeover targets and companies with unusual characteristics that tend to distort both mean and median calculations. For example, we have excluded all companies with losses during the trailing twelve months. We have also excluded mutual holding companies (see Exhibit VI).

          Because of the limited number of similar size thrifts with sufficient trading volume, we looked for members of the comparative group among thrifts with assets between $125 million and $275 million. The Southeast Region, which includes North Carolina, had 17 thrifts that met the aforementioned requirements. We found 92 thrifts that met the asset size requirements in the entire country (we consider 10 to be the minimum number), and we retained 11 and eliminated 81 for the following reasons: (a) Ten were mutual holding companies;
(b) Eighteen had less than one full year reporting as a stock; (c) Three had no meaningful earnings data and seven had price-earnings ratios in excess of 35;
(d) Fifty-five had equity under 14% of assets; (e) Four had agreed to be acquired: (f) Twelve had non-performing assets in excess of 1.0% of total assets; (g) Twenty-five had less than 60% of their assets in loans; and (h) Eleven had loans serviced in excess of 30% of assets. After eliminating the thrifts described above, there were eleven left.

          The principal source of data was SNL Securities, Charlottesville, Virginia. There are approximately 362 publicly traded thrifts listed on NYSE, AMEX, or Nasdaq. In developing statistics for the entire country, we eliminated certain institutions that skewed the results, in order to make the data more meaningful:

          .  We eliminated companies with losses,

          .  We eliminated indicated acquisition targets,

          . We eliminated companies with price/earnings ratios in excess of 35, and

          . We eliminated companies that had not reported as a stock institution for one complete year.

The resulting group of 255 publicly traded thrifts is included in Exhibit V.

          The selected group of comparatives has sufficient trading volume to provide meaningful price data. Four of the comparative group members are located in the Southeast (three in North Carolina) and the others are located in the Midwest (6), and Southwest (1) Regions. With total assets of approximately $170.4 million, Community is in line with the group selected, which has average assets of $169.0 million

FERGUSON & COMPANY                                                   SECTION III
------------------                                                   -----------


and median assets of $156.2 million. However, Community's assets after conversion should exceed the comparative group. Pro forma assets at the midpoint are $193.0 million.

PROFITABILITY

          Using the comparison of profitability components as a percentage of average assets, Community was below the comparative group in return on assets, 0.52% to 1.04%; net interest income, 3.24% to 3.61%; loss provisions, 0.37% to 0.06%; other operating income, 0.28% to 0.36%; operating expense, 2.58% to 2.20%; and core income, 0.52% to 1.13%. Community's operating expense minus other income was 2.30% versus 1.84% for the comparative group. After conversion, deployment of the proceeds will provide additional income, and Community will compare more favorably with the comparative group in terms of return on average assets, with a return of 0.68% at the midpoint of the appraisal range. Pro forma return on average equity is 2.79% at the midpoint, versus a mean of 6.57% and median of 6.75% for the comparative group.

BALANCE SHEET CHARACTERISTICS

          The general asset composition of Community is similar to that of the comparative group. Community has a higher level of passive investments with 21.77% of its assets invested in cash, investments, and mortgage-backed securities, versus 17.21% for the comparative group. Community has a lower percentage of its assets in loans, at 74.78% versus 80.28% for the comparative group. Community's percentage of earning assets to interest costing liabilities is lower than that of the group. Community has 113.96% and the comparative group averages 120.27%. After conversion, Community's ratio will be above that of the group of comparatives (approximately 130% at the midpoint).

          The liability side differs mainly in that Community has a lower percentage of borrowings and equity and a higher percentage of deposits. Community has borrowings equal to 2.93% of assets versus 7.66% for the comparative group and Community has deposits equal to 81.10% of assets versus 73.76% for the comparative group. Community's equity to assets ratio is 13.66% versus 17.26% for the group. Community's pro forma equity to assets ratio at the midpoint is 24.0%.

RISK FACTORS

          Both Community and the comparative group have low levels of nonperforming assets, with Community's being slightly lower than the comparative group. Community's loan loss allowance is 0.87% of net loans, which compares favorably with the comparative group. Community's one year gap to assets is negative 17.00% versus negative 11.94% for the comparative group.

SUMMARY OF FINANCIAL COMPARISON

          Based on the above discussion of operational, balance sheet, and risk characteristics of Community compared with the group, we believe that Community's performance is slightly below that of the comparative group. While Community's capital level is below the comparative group, the conversion proceeds will increase its capital well above the comparatives.

FUTURE PLANS

          Community's future plans are to remain a well capitalized, profitable institution with good asset quality and a commitment to serving the needs of its trade area, emphasizing lending and the continuing transition from thrift to community bank. The business plan emphasizes growth in consumer lending and commercial lending. Management recognizes that it will take time to invest the proceeds of its capital infusion in a manner consistent with its historic performance and current policy. During that period of time, management is willing to accept a lower return on equity.

FERGUSON & COMPANY                                                   SECTION III
------------------                                                   -----------


          Community has always adhered to a controlled growth policy, and in recent years, it has continued to experience consistent growth. The additional capital raised by the sale of Common Stock will initially be used to purchase short term investment securities. Adjustable rate and short term loans will be emphasized. The Bank will continue to minimize long term, fixed rate loans. The Bank's business plan projects that it will experience growth in loans, savings deposits, and liquidity. And Management intends to continue to build the Bank's mortgage banking operation.

          Community has no current plans to open or acquire branches. However, the additional capital and the formation of a holding company would make acquisition of branches or another financial institution a viable option. Management intends to expand and may open additional full service branches and loan production offices if necessary to meet the Bank's growth plans.

          Increasing market penetration by increasing the number of services and products available, coupled with opening additional offices, are the most likely methods to be employed to achieve growth on a long-term basis.

FERGUSON & COMPANY                                                   SECTION III
------------------                                                   -----------
              TABLE III.1 - COMPARATIVES GENERAL CHARACTERISTICS

                                                                                              Total              Current   Current
                                                                                    Number    Assets              Stock     Market
                                                                        Type             of    ($000)              Price     Value
Ticker       Short Name                          City            State  Thrift (1)  Offices      MRQ   IPO Date       ($)     ($M)
CLAS         Classic Bancshares Inc.             Ashland         KY     Trad.             5  143,450   12/29/95   14.750     19.17
CMRN         Cameron Financial Corp              Cameron         MO     Trad.             4  220,784   04/03/95   16.000     38.94
FBSI         First Bancshares Inc.               Mountain Grove  MO     Trad.             8  173,174   12/22/93   12.625     27.30
FKKY         Frankfort First Bancorp Inc.        Frankfort       KY     Trad.             3  134,734   07/10/95   15.000     23.76
FTF          Texarkana First Financial Corp      Texarkana       AR     Trad.             5  189,451   07/07/95   24.125     40.43
GSFC         Green Street Financial Corp.        Fayetteville    NC     Trad.             3  172,705   04/04/96   14.375     58.70
GTPS         Great American Bancorp              Champaign       IL     Trad.             3  149,114   06/30/95   16.000     21.75
HBS          Haywood Bancshares Inc.             Waynesville     NC     Trad.             4  149,542   12/18/87   16.750     20.94
JXVL         Jacksonville Bancorp Inc.           Jacksonville    TX     Trad.             7  242,673   04/01/96   16.125     39.05
PDB          Piedmont Bancorp Inc.               Hillsborough    NC     Trad.             1  127,607   12/08/95    9.375     25.20
SMBC         Southern Missouri Bancorp Inc.      Poplar Bluff    MO     Trad.             8  156,193   04/13/94   15.500     20.79

Maximum                                                                                   8  242,673     35,159   24.125     58.70
Minimum                                                                                   1  127,607     32,129    9.375     19.17
Average                                                                                   5  169,039     34,614   15.511     30.55
Median                                                                                    4  156,193     34,887   15.500     25.20

                 (1) Type thrift determined by
                 reference to BankSearch,
                 published by Sheshunoff Information
                 Services, Inc.
                 Information included in BankSearch
                 is derived from call
                 reports filed with the FDIC and
                 TFR's filed with the OTS.
                 The institutions included in the
                 comparative group above
                 are all considered traditional,
                 though several of them
                 exhibit tendencies of a thrift in
                 transition to a commercial
                 bank.

SOURCE: SNL & F&C CALCULATIONS         4

FERGUSON & COMPANY                                                   SECTION III
------------------                                                   -----------

                    TABLE III.2 - KEY FINANCIAL INDICATORS

                                                          COMMUNITY             COMPARATIVE
                                                         SAVINGS BANK              GROUP
                                                       ---------------         -------------
PROFITABILITY
 (% of average assets)
Net income (1)                                                0.52                  1.04
Net interest income                                           3.24                  3.61
Loss (recovery) provisions                                    0.37                  0.06
Other operating income                                        0.28                  0.36
Operating expense (2)                                         2.58                  2.20
Efficiency ratio (2)                                         73.25                 54.91
Core income (excluding gains
   and losses on asset sales) (1)                             0.52                  1.13


BALANCE SHEET FACTORS
   (% of assets)
Cash and investments                                         12.82                 14.63
Mortgage-backed and related securities                        8.95                  2.58
Loans                                                        74.78                 80.28
Savings deposits                                             81.10                 73.76
Borrowings                                                    2.93                  7.66
Equity                                                       13.66                 17.26
Tangible equity                                              13.66                 17.02


RISK FACTORS
   (%)
Earning assets/costing liabilities                          113.96                120.27
Non-performing assets/assets                                  0.13                  0.35
Loss allowance/non performing assets                        518.81                223.01
Loss allowance/loans                                          0.87                  0.63
One year gap/assets (2)                                     (17.00)               (11.94)

(1) Used appraisal earnings.
(2) Factored out $688,000 in non-recurring operating expenses.
(3) Only 6 of the 11 in the group reported one year gap.


SOURCE: SNL, F&C CALCULATIONS & OFFERING CIRCULAR        5

FERGUSON & COMPANY         TABLE III.3 - PRO FORMA COMPARISONS       SECTION III
------------------                                                   -----------


AS OF DECEMBER 9, 1998

Ticker   Name                          Price    Mk Value    PE     P/Book    P/TBook    P/Assets    Div Yld
                                        ($)      ($Mil)    (X)       (%)       (%)         (%)        (%)
         COMMUNITY SAVINGS BANK
         ----------------------
         Before Conversion                N/A        N/A    N/A      N/A        N/A         N/A        N/A
         Pro Forma Supermaximum        15.000      35.71   25.9     69.0       69.0        18.6       2.00
         Pro Forma Maximum             15.000      31.05   23.9     65.2       65.2        16.6       2.00
         Pro Forma Midpoint            15.000      27.00   22.0     61.4       61.4        14.8       2.00
         Pro Forma Minimum             15.000      22.95   19.9     57.0       57.0        12.9       2.00

         COMPARATIVE GROUP
         -----------------
         Averages                      15.511      30.55   17.1    105.8      107.9        18.0       3.16
         Medians                       15.500      25.20   16.0     98.0      106.5        16.1       3.10

         NORTH CAROLINA THRIFTS
         ----------------------
         Averages                      14.227      36.10   16.8    106.8      107.2        20.1       3.46
         Medians                       14.344      25.17   16.6    100.1      101.7        19.5       3.58

         SOUTHEAST REGION THRIFTS
         ------------------------
         Averages                      16.222      68.23   19.2    136.6      141.0        16.8       2.68
         Medians                       15.000      42.00   17.9    117.8      122.9        15.9       2.70

         ALL PUBLIC THRIFTS
         ------------------
         Averages                      17.667     270.71   18.0    133.8      141.8        14.7       2.23
         Medians                       15.563      43.56   17.2    121.9      127.4        14.1       2.22

         COMPARATIVE GROUP
         -----------------
CLAS     ClassicBcshs-KY               14.750      19.17   20.5     92.5      107.3        13.4       2.17
CMRN     CameronFinlCorp-MO            16.000      38.94   16.0     88.8       88.8        17.6       1.75
FBSI     FirstBcshs-MO                 12.625      27.30   15.4    112.9      117.8        15.8       0.95
FKKY     FranfortFirst-KY              15.000      23.76   15.5    106.5      106.5        17.6       5.87
FTF      TexarkanaFirst-AR             24.125      40.43   13.0    147.5      147.5        21.3       2.65
GSFC     GreenStreetFin-NC             14.375      58.70   20.8     97.3       97.3        34.0       3.34
GTPS     GreatAmrcnBncp-IL             16.000      21.75   24.2     94.3       94.3        14.7       2.75
HBS      HaywoodBcshs-NC               16.750      20.94   12.2     98.0      101.3        14.0       3.82
JXVL     Jacksonville-TX               16.125      39.05   12.8    111.4      111.4        16.1       3.10
PDB      PiedmontBancorp-NC             9.375      25.20   16.5    118.7      118.7        19.8       5.12
SMBC     SthrnMissouBncp-MO            15.500      20.79   21.2     95.9       95.9        14.0       3.23

FERGUSON & COMPANY         TABLE III.3 - PRO FORMA COMPARISONS       SECTION III
------------------                                                   -----------


AS OF DECEMBER 9, 1998

Ticker     Name                              Assets      Eq/A    TEq/A   EPS    ROAA    ROAE
                                             ($000)      (%)      (%)    ($)    (%)      (%)
           COMMUNITY SAVINGS BANK
           ----------------------
           Before Conversion                   170,374   13.7     13.7     N/A   0.52     3.82
           Pro Forma Supermaximum              200,537   26.9     26.9    0.58   0.72     2.67
           Pro Forma Maximum                   196,513   25.4     25.4    0.63   0.70     2.73
           Pro Forma Midpoint                  193,014   24.0     24.0    0.68   0.68     2.79
           Pro Forma Minimum                   189,516   22.6     22.6    0.75   0.65     2.87

           COMPARATIVE GROUP
           -----------------
           Averages                            169,039   17.3     17.0    0.97   1.13     6.57
           Medians                             156,193   14.6     14.6    0.82   1.12     6.75

           NORTH CAROLINA THRIFTS
           ----------------------
           Averages                            182,793   19.4     19.4    0.87   1.21     6.13
           Medians                             138,575   18.6     18.6    0.77   1.16     6.17

           SOUTHEAST REGION THRIFTS
           ------------------------
           Averages                            520,109   13.6     13.4    0.90   0.97     7.69
           Medians                             188,473   12.8     12.8    0.85   0.94     7.24

           ALL PUBLIC THRIFTS
           ------------------
           Averages                          1,796,724   11.8     11.5    1.08   0.91     8.50
           Medians                             359,857   10.2      9.8    0.96   0.86     7.65

           COMPARATIVE GROUP
           -----------------
CLAS       ClassicBcshs-KY                     143,450   14.4     12.7    0.72   0.65     4.34
CMRN       CameronFinlCorp-MO                  220,784   19.9     19.9    1.00   1.12     5.36
FBSI       FirstBcshs-MO                       173,174   14.0     13.5    0.82   1.07     7.71
FKKY       FranfortFirst-KY                    134,734   16.6     16.6    0.97   1.20     6.75
FTF        TexarkanaFirst-AR                   189,451   14.5     14.5    1.86   1.69    11.23
GSFC       GreenStreetFin-NC                   172,705   34.9     34.9    0.69   1.60     4.55
GTPS       GreatAmrcnBncp-IL                   149,114   15.6     15.6    0.66   0.71     3.81
HBS        HaywoodBcshs-NC                     149,542   14.3     13.9    1.37   1.12     7.70
JXVL       Jacksonville-TX                     242,673   14.5     14.5    1.26   1.33     9.13
PDB        PiedmontBancorp-NC                  127,607   16.7     16.7    0.57   1.20     7.31
SMBC       SthrnMissouBncp-MO                  156,193   14.6     14.6    0.73   0.71     4.43

                                        Note:  Stock prices are closing prices or last trade.
                                        Pro forma calculations for Community are based on sales
                                        at $15 a share with a minimum of $22,950,000, midpoint
                                        of $27,000,000, maximum of $31,050,000, and supermaximum
                                        of $35,707,500. SOURCES:COMMUNITY'S AUDITED AND UNAUDITED
                                        FINANCIAL STATEMENTS, SNL SECURITIES, AND F&C CALCULATIONS.

                                  SECTION IV

                             CORRELATION OF MARKET

                                     VALUE

FERGUSON & COMPANY                                                    SECTION IV
------------------                                                    ----------

                        IV.  CORRELATION OF MARKET VALUE

MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED

     Certain factors must be considered to determine whether adjustments are required in correlating Community's market value to the comparative group. Those factors include financial aspects, market area, management, dividends, liquidity, thrift equity market conditions, and subscription interest.

     This section addresses the aforementioned factors and the estimated pro forma market value of the to-be-issued common shares and compares the resulting market value of the Bank to the members of its comparative group and the selected group of publicly held thrifts.

FINANCIAL ASPECTS

     Section III includes a discussion regarding a comparison of Community's earnings, balance sheet characteristics, and risk factors with its comparative group. Table III.2 presents a comparison of certain key indicators, and Table
III.3 presents certain key indicators on a pro forma basis after conversion.

     As shown in Table III.2, from an earnings viewpoint, Community is below its comparative group in most categories. Community's net income is 0.52% of assets versus 1.04% for the Comparatives; its net interest income as a percent of assets is 3.24% versus 3.61% for the Comparatives; its loan loss provision as a percent of assets is 0.37% versus 0.06% for the Comparatives; its noninterest income is 0.28% versus 0.36% for the Comparatives; Community's operating expenses as a percent of assets is 2.58% versus 2.20% for the Comparatives; its efficiency ratio is 73.25% versus 54.91% for the Comparatives; and its core income as a percent of assets is 0.52% versus 1.13% for the Comparatives.

     The net interest income difference is attributable to the loan mix (i.e., Community has more in home loans, which have lower yields), and Community's higher ratio of assets in passive investments, at 21.77% versus 17.21% for the comparatives, also reduces net interest income as a percentage of assets as contrasted with the comparatives.

     Community's loan loss provisions are well above its comparative group, with loss provisions of 0.37% of assets versus 0.06% of assets for the comparative group. This results from Community aggressively recording loan losses in recent years to achieve desired loss allowance levels. Community's other operating income is 0.28% of average assets, versus 0.36% for the comparative group. Community's lower ratio results from its loan and deposit mix, which are less commercial bank oriented, and give rise to less fee income.

     After Community completes its stock conversion, its core income as a percentage of average assets will increase. Table III.3 projects that Community's return on assets will be 0.68% at the midpoint, versus a mean of 1.13% and median of 1.12% for the comparative group.

     Community's pro forma equity to assets ratio at the midpoint is 24.0%, versus a mean of 17.3% and median of 14.6% for the comparative group, making it difficult for Community to achieve a reasonable return on equity. Community's pro forma return on equity is below the comparative group--2.79% at the midpoint versus a mean of 6.57% and median of 6.75% for the comparative group.

     Community's recorded earnings have been adjusted for appraisal purposes. The Bank recorded higher than normal loan loss provisions and non-recurring operating expenses.

FERGUSON & COMPANY                                                    SECTION IV
------------------                                                    ----------

                  TABLE IV.1 - APPRAISAL EARNINGS ADJUSTMENTS

Net income, year ended September 30, 1998                                                       $ 168,000
Plus non-recurring expenses for Directors' benefit plans                                          331,000
Plus chargeoffs of fixed assets and software                                                      212,000
Plus 75% of calendar year 1997 bonuses which were all recorded during the                         145,000
December 1997 quarter
Plus loan loss provisions in excess of normal amount--620,000 - 188,000                           432,000
Less applicable taxes on above adjustments at 36.0%                                              -403,000
                                                                                   ======================
Appraisal earnings, year ended September 30, 1998                                               $ 885,000
                                                                                   ======================

     Community's asset composition is similar but more passive, than the comparative group. Community has a lower ratio of loans to assets, higher ratio of investments and mortgage-backed securities to assets, higher ratio of deposits to assets, and lower ratio of borrowings to assets. From the risk factor viewpoint, Community is similar to the comparative group. Community has a slightly lower level of non performing assets. Community's loan loss allowance is 0.87% of net loans, comparing favorably with the comparative group, which is 0.63%. Its ratio of interest earning assets to interest bearing liabilities (113.96%) is below the comparative group (120.27%). Community's ratio will be above the comparative group after conversion, with 124% at the midpoint. From an interest rate risk factor, Community has no more interest rate risk than the comparative group.

     We believe that a minor DOWNWARD ADJUSTMENT is necessary relative to
                             -------------------
financial aspects of Community.

MARKET AREA

     Section II describes Community's market area.

     We believe that NO ADJUSTMENT is required for Community's market area.
                     -------------

MANAGEMENT

     The President, who functions as CEO, has been with Community 39 years, serving as CEO since 1990. The Executive Vice President joined Community in 1996 with approximately 24 years experience in the banking industry. The Senior Vice President and Secretary has been with Community 25 years and previously served as chief financial officer. The Vice President of Finance and CFO, a certified management accountant, joined Community in 1998 with 17 years banking experience. The rest of the officers have either served Community for many years or other financial institutions performing the duties they perform for Community. To facilitate the Bank's conversion from thrift to community bank, the Bank's management staff includes a wealth of commercial bank experience with quality, major banks. Community has a management succession plan.

     We believe that no ADJUSTMENT is required for Community's management.
                        ----------

DIVIDENDS

     Table III.3 provides dividend information relative to the comparative group and the thrift industry as a whole. The comparative group is paying a mean yield on price of 3.16% and a median of 3.10%, while

FERGUSON & COMPANY                                                    SECTION IV
------------------                                                    ----------

all public thrifts are paying a mean of 2.23% and median of 2.22%. Community intends to pay a dividend at an initial annual rate of 2.00%.

     We believe that NO ADJUSTMENT is required relative to Community's intention
                     -------------
to pay dividends.

LIQUIDITY

     The Holding Company has never issued capital stock to the public, and as a result, no existing market for the Common Stock exists. Although the Holding Company has applied to list its Common Stock on Nasdaq, there can be no assurance that a liquid trading market will develop.

     A public market having the desirable characteristics of depth, liquidity, and orderliness depends upon the presence, in the market place, of both willing buyers and sellers of the Common Stock. These characteristics are not within the control of the Bank or the market.

     The peer group includes companies with sufficient trading volume to develop meaningful pricing characteristics for the stock. The market value of the comparative group ranges from $19.17 million to $58.70 million, with a mean value of $30.55 million and a median value of $25.20 million. The midpoint of Community's valuation range is $28.5 million at $15 a share, or 1,900,000 shares (including the 100,000 shares that will be contributed to the charitable foundation).

     We believe NO ADJUSTMENT is required relative to the liquidity of
                -------------
Community's stock.

THRIFT EQUITY MARKET CONDITIONS

     The SNL Thrift Index is summarized in Figure IV.1. As the table demonstrates, the Thrift Index has performed well since the end of 1990. The Index has grown as follows: Year ended December 31, 1991--increased 49.0% from
96.6 to 143.9; Year ended December 31, 1992--increased 39.7% to 201.1; Year ended December 31, 1993--increased 25.6% to 252.5; Year ended December 31, 1994- -decreased 3.1% to 244.7; Year ended December 31, 1995--increased 53.9% to 376.5; Year ended December 31, 1996--increased 28.4% to 483.6; Year ended December 31, 1997--increased 68.3% to 814.1; and Period ended December 9, 1998-- decreased 16.3% to 681.7. It is market value weighted with a base value of 100 as of March 31, 1984.

     As shown in Figure IV.1, which is a graph of the SNL Thrift Index covering from December 31, 1990 through December 9, 1998, the market, as depicted by the index, has experienced fluctuations recently. It dipped in the latter part of 1994, but recovered during the first quarter of 1995. It subsequently enjoyed a robust climb through March 1998. However, the Index dropped 21.6% from March 31, 1998 to December 9, 1998. As has been the case with the equities market in general, there have been significant fluctuations during the recent months. For example, the index declined by 18.7% during the eight day period from September 30, 1998 to October 8, 1998 (651.3 to 529.7), then increased 24.1% during the eight day period from October 8, 1998, to October 16, 1998 (529.7 to 657.1).

     The increase in the SNL Index, in general, has been parallel with the increases in other equity markets with some interim fluctuations caused by changes or anticipated changes in interest rates. Another factor, however, is also notable. In other markets, increased prices are responding to improved profits, with price to earnings ratios increasing as earnings potentials are anticipated. However, the thrift IPO market has been affected by speculation that the majority of the institutions will become viable consolidation candidates and sell at some expanded multiple of book value.

NORTH CAROLINA ACQUISITIONS

     Table IV.2 provides information relative to acquisitions of financial institutions in North Carolina announced between January 1, 1997 and October 30, 1998. There were seven thrift acquisitions and five bank acquisitions announced during that time frame. Seven of the acquisitions were announced in 1997 and

FERGUSON & COMPANY                                                    SECTION IV
------------------                                                    ----------

five have been announced in 1998. Currently, there are 12 publicly held thrifts in the State of North Carolina. There are 52 publicly held thrifts in the southeast region of the country. Bank acquisitions in North Carolina since January 1, 1997, have averaged 338.0% of tangible book value and 34.6 times earnings. The median price has been 322.3% of tangible book value and 30.7 times earnings. Thrifts generally sell at lower price/book multiples than do banks. Thrifts in North Carolina during that period have averaged 146.7% of tangible book value and 32.5 times earnings. Community, unlike many other thrifts in North Carolina, has never seriously considered an offer to be acquired.

EFFECT OF INTEREST RATES ON THRIFT STOCK

     The current interest rate environment and the anticipated rate environment will affect the pricing of thrift stocks and all other interest sensitive stocks. As the economy continues to expand, the fear of inflation can return. The Federal Reserve reduced short term interest rates 25 basis points ("BP") on September 29, 1998, again on October 15, 1998, and again on November 17, 1998. Unemployment has now reached new low levels and inflation is still in check.
One of the major reasons the inflationary trends are acceptable is the impact on the U. S. economy by the economic problems in the Asian rim. Several of the economies in that region are experiencing significant problems, and could in fact be considered in a depression. Notable impact from these faltering economies is the recent decline in oil prices and the lack of stability in Asian rim currencies. Recently, the Fed working in conjunction with the Japanese central bank did support and stabilize the Yen. However, this is only one skirmish in a major war. The economic problems of the East will have a negative impact on our economy as these countries try to export themselves out of their cash problems. The prices of their products will fall and their purchase of our export goods will diminish and U.S. trade deficits will increase. Problems in that region have and will continue to cause problems in the U. S. equities markets and could cause our economy to slow. Recent announcements of major layoffs among large companies will have some effect on our unemployment and economic situation.

     The thrift equities market is following the market in general. However, the thrift equities market will continue to be influenced by the speculation that there will eventually be a buyout, and by the fact that thrift conversion IPO stock can be purchased at significant discounts from book value. These two facts could keep the thrift equities market from falling as much as the other general markets. Large mergers are likely to slow. But at the regional level, merger activity is likely to continue.

     What is likely to happen in the short to intermediate term is that rates will float around current levels for the next few months. The yield curve will continue to be of normal configuration, but exceedingly flat. Some economists feel that a flattening yield curve could be signaling a business slowdown. The current spread (see Figure IV.2) is 0.50% between the one year T-Bill and the 30 year long bond. Historically, when the yield curve becomes flat, the "GDP" growth also slows.

     With the Federal Reserve always ready to raise (or lower) rates as economic conditions warrant, it is likely that during the next few months, interest rates will be stable. The supply and demand portion of the equation is nicely balanced, and a continuation of such equilibrium will probably restrain rising rates in the near term. It is even possible that in the short-term, interest rates might ease a bit.

     With consumer confidence at a high level, jobs plentiful, inflation seemingly in check, and the economy healthy and continuing to expand, why shouldn't the economy continue to roll onward and upward? From an analytical view, there is little on the economic horizon at this time other than the Asian situation that would interfere with continuing economic expansion for at least another six months to nine months.

     Thrift net interest margins have remained stable. The equilibrium in the supply and demand portion of the interest rate market has helped continue the profitability mode of the industry that started in

FERGUSON & COMPANY                                                    SECTION IV
------------------                                                    ----------

1993. Access to mortgage-backed securities and derivatives has made it possible for many to be profitable without making loans in significant volumes.

     Figure IV.2 graphically displays the rate environment since June 26, 1998. At that time, the yield curve was relatively flat, with only a 24 BP difference between the one year treasury bill rate and the 30 year treasury. Since that time, the yield curve has become slightly more sloped, with a 50 BP spread between the one year treasury bill rate and the 30 year treasury rate at December 11, 1998.

     At June 26, 1998, the spread between the 1 year T-Bill and the 5 year T-Note was 9 BP, and the spread between the 5 year T-Note and the 30 year bond was 15 BP. At December 11, 1998, the spreads were negative 11 BP and positive 61 BP, respectively.

     From June 26, 1998, to December 11, 1998, the Fed Funds rate decreased 74 BP and the Prime Rate decreased 75 BP.

     Increased cost of funds will serve to narrow the net interest margins of thrifts. A thrift's ability to maintain net interest margins through business cycles is important to investors, unless thrifts can offset the decline in net interest income by other sources of revenue or reductions in noninterest expense. The former is difficult and the latter is unlikely.

     Community, with its interest rate risk management combined with its equity position (especially on a pro forma basis), is less vulnerable to rising rates than most.

     During 1993, conversion stocks often experienced first day 30% or more increases in value. However, as Table IV.3 shows, recent price appreciation has not been as robust. While price appreciation for conversions closing between July 1, 1997, and March 31, 1998, were shattering previous records for immediate increases, the pops have subsided significantly since that time. Table IV.3 provides information on 15 conversions completed since May 31, 1998. The average change in price since conversion is a loss of 2.0% and the median change is a loss of 2.5%. Within that group, 10 have decreased in value and 5 have increased in value. The worst performer decreased 24.4% in value and the best performer increased 30.0% in value. The average increase in value at one day, one week, and one month after conversion has been 8.9%, 9.3%, and 7.3%, respectively. The median increase in value at one day, one week, and one month after conversion has been 3.1%, 0.0%, and 0.6%, respectively.

     We believe a DOWNWARD ADJUSTMENT is required for the new issue discount.
                  -------------------

ADJUSTMENTS CONCLUSION

                              ADJUSTMENTS SUMMARY

--------------------------------------------------------------------------------------------------------
                                                NO CHANGE           UPWARD              DOWN
Financial Aspects                                                                         X
Market Area                                         X
Management                                          X
Dividends                                           X
Liquidity                                           X
Thrift Equity Market Conditions                                                           X
--------------------------------------------------------------------------------------------------------

FERGUSON & COMPANY                                                    SECTION IV
------------------                                                    ----------

VALUATION APPROACH

     Typically, investors rely on the price/earnings ratio as the most appropriate indicator of value. We consider price/earnings to be one of the important pricing methods in valuing a thrift stock. Price/book is a well recognized yardstick for measuring the value of financial institution stocks in general. Another method of viewing thrift values is price/assets, which is more meaningful in situations where the subject is thinly capitalized. Given the healthy condition of the thrift industry today, more emphasis is placed on price/earnings and price/book. Generally, price/earnings and price/book should be considered in tandem.

     Table III.3 presents Community's pro forma ratios and compares them to the ratios of its comparative group and the publicly held thrift industry as a whole. Community's earnings for the twelve months ended September 30, 1998, were approximately $168,000, with adjustments of $717,000 required to determine appraisal earnings of $885,000. Management has indicated an intention, through its diversification of deposit and loan products, to exhibit the flexibility in operations needed to serve both the public and the institution. The Bank is positioned to manage reasonable interest rate variations. The Bank projects moderate growth.

     The comparative group traded at an average of 17.1 times earnings at December 9, 1998, and at 105.8% of book value. The comparative group traded at a median of 16.0 times earnings and a median of 98.0% of book value. At the midpoint of the valuation range, Community is priced at 22.0 times earnings and 61.4% of book value. At the maximum end of the range, Community is priced at
23.9 times earnings and 65.2% of book value. At the supermaximum, Community is priced at 25.9 times earnings and 69.0% of book value.

     The midpoint valuation of $27,000,000 represents a discount of 42.0% from the average and a discount of 37.3% from the median of the comparative group on a price/book basis. The price/earnings ratio for Community at the midpoint represents a premium of 28.7% over the comparative group's mean and a premium of 37.5% over the median price/earnings ratio.

     The maximum valuation of $31,050,000 represents a discount of 38.4% from the average and 33.5% from the median of the comparative group on a price/book basis. The price/earnings ratio for Community at the maximum represents a premium of 39.8% over the average and a premium of 49.4% over the median of the comparative group.

     As shown in Table IV.3, conversions closing since May 31, 1998 (excluding mutual holding companies), have closed at an average price to book ratio of 70.5% and median of 71.7%. Community's pro forma price to book ratio is 61.4% at the midpoint, 65.2% at the maximum, and 69.0% at the supermaximum of the range. At the midpoint, Community is 12.9% below the average and 14.4% below the median. At the maximum of the range, Community is 7.5% below the average and 9.1% below the median. At the supermaximum of the range, Community's pro forma price to book ratio is 2.1% below the average and 3.8% below the median. However, it should be noted that the last four standard conversions that closed prior to December 9, 1998, closed at price to book ratios of 71.7%, 69.9%, 62.7%, and 52.6%, respectively.

VALUATION CONCLUSION

     We believe that as of December 9, 1998, the estimated pro forma market value of Community was $27,000,000. The resulting valuation range was $22,950,000 at the minimum to $31,050,000 at the maximum, based on a range of 15% below and 15% above the midpoint valuation. The supermaximum is $35,707,500, based on 1.15 times the maximum. Pro forma comparisons with the comparative group are presented in Table III.3 based on calculations shown in
Exhibit VII.

FERGUSON & COMPANY      TABLE IV.2 - NORTH CAROLINA ACQUISITIONS      SECTION IV
------------------                                                    ----------
                           (ANNOUNCED SINCE JANUARY 1, 1997)

                                                                                                Seller:   Seller:      Ann'd
                                                                                                1:Total    1:Eqty/    Deal Pr/
                                  Bank/                                   Bank/    Announce      Assets    Assets      Assets
Buyer                      ST     Thrift  Seller                    ST    Thrift   Date           ($000)    (%)        (%)
Carolina First BcShs       NC     Bank    Community B&T             NC    Bank      4/15/98      94,982      10.4        35.3
Triangle Bancorp           NC     Bank    Guaranty State Bncp       NC    Bank     10/16/97     103,830      10.8        34.2
First Charter Corp.        NC     Bank    Carolina State Bank       NC    Bank      6/30/97     139,014       9.0        30.4
Triangle Bancorp           NC     Bank    Bank of Mecklenburg       NC    Bank      3/27/97     259,280       7.0        16.2
LSB Bancshares             NC     Bank    Old North State Bank      NC    Bank      1/21/97     128,497       8.4        25.3
Capital Bank               NC     Bank    Home SB of Siler Cty      NC    Thrift    9/29/98      58,813      16.7        25.0
Centura Banks Inc.         NC     Bank    Scotland Bncp Inc.        NC    Thrift    8/26/98      61,082      24.9        37.2
First Western Bank         NC     Bank    Mitchell Bancorp          NC    Thrift    8/13/98      37,306      39.2        50.9
First Charter Corp.        NC     Bank    HFNC Financial Corp.      NC    Thrift    5/18/98     979,554      17.2        24.5
Triangle Bancorp           NC     Bank    United Federal Svgs       NC    Thrift   12/26/97     301,924       7.8        18.1
Southern Bancshares        NC     Bank    ESB Bncp                  NC    Thrift   11/21/97      26,502      19.0        24.2
First Citizens BcShs       NC     Bank    First Savings Fin'l       NC    Thrift     4/3/97      55,850      16.4        19.0

                                          Maximum                                               979,554      39.2        50.9
                                          Minimum                                                26,502       7.0        16.2
                                          Average                                               187,220      15.6        28.3
                                          Median                                                 99,406      13.6        25.1
                                          Bank Average                                          145,121       9.1        28.3
                                          Bank Median                                           128,497       9.0        30.4
                                          Thrift Average                                        217,290      20.2        28.4
                                          Thrift Median                                          58,813      17.2        24.5

SOURCE: SNL & F&C CALCULATIONS         7

FERGUSON & COMPANY      TABLE IV.2 - NORTH CAROLINA ACQUISITIONS      SECTION IV
------------------                                                    ----------
                           (ANNOUNCED SINCE JANUARY 1, 1997)

                               Ann'd     Ann'd      Ann'd       Ann'd       Ann'd      Seller:    Seller:
                               Deal    Deal Pr/    Deal Pr/     Deal      TgBk Prem/    1:YTD      1:YTD
                               Pr/Bk     4-Qtr      Tg Bk      Pr/Deps     CoreDeps     ROAA       ROAE        Consider
Seller                          (%)     EPS (x)      (%)         (%)         (%)         (%)        (%)          Type
Community B&T                 338.9        59.7      479.0      40.57         35.36       0.61       5.86      Com Stock
Guaranty State Bncp           301.5        30.7      301.5      39.44         31.77       1.15      10.71      Com Stock
Carolina State Bank           336.3        35.1      356.8      35.25         30.24       0.78       8.46      Com Stock
Bank of Mecklenburg           217.8        20.6      230.3      23.83         19.18       0.82      11.27      Com Stock
Old North State Bank          284.1        27.0      322.3      29.59         24.83       0.98      11.64      Com Stock
Home SB of Siler Cty          147.4        58.1      147.4      30.56         10.89       0.49       2.91      Com Stock
Scotland Bncp Inc.            147.6        23.5      147.6      50.69         18.18       0.96       3.95      Cash
Mitchell Bancorp              127.2        40.0      127.2      88.11         28.50       1.23       2.99      Mixture
HFNC Financial Corp.          142.1        18.6      142.1      55.59         21.98       1.48       8.12      Com Stock
United Federal Svgs           233.9        29.3      233.9      20.69         13.30       0.66       8.84      Com Stock
ESB Bncp                      126.9        25.3      126.9      30.48          8.30       1.98      10.55      Cash
First Savings Fin'l           102.1          NA      102.1      23.40          3.88      (0.99)     (5.64)     Cash

Maximum                       338.9        59.7      479.0      88.11         35.36       1.98      11.64
Minimum                       102.1        18.6      102.1      20.69          3.88      (0.99)     (5.64)
Average                       208.8        33.4      226.4      39.02         20.53       0.85       6.64
Median                        182.7        29.3      189.0      32.91         20.58       0.89       8.29
Bank Average                  295.7        34.6      338.0      33.74         28.28       0.87       9.59
Bank Median                   301.5        30.7      322.3      35.25         30.24       0.82      10.71
Thrift Average                146.7        32.5      146.7      42.79         15.00       0.83       4.53
Thrift Median                 142.1        27.3      142.1      30.56         13.30       0.96       3.95

SOURCE: SNL & F&C CALCULATIONS         8

FERGUSON & COMPANY        TABLE IV.3 - RECENT CONVERSIONS             SECTION IV
------------------                                                    ----------
                           (COMPLETED SINCE MAY 31, 1998)

                                                                     Conversion     Gross    Offering
                                                                       Assets     Proceeds     Price
Ticker          Short Name                          State  IPO Date       ($000)     ($000)        ($)
PULBD           Pulaski Financial Corp.             MO     12/03/98          NA         NA     10.000
SCFS            Seacoast Financial Services         MA     11/20/98   1,106,590    140,000     10.000
FNFI            First Niles Financial Inc.          OH     10/27/98      72,497     17,544     10.000
SFFS            Sound Federal Bancorp (MHC)         NY     10/08/98     254,749     22,995     10.000
CNYF            CNY Financial Corp.                 NY     10/06/98     233,729     52,516     10.000
WEBK            West Essex Bancorp (MHC)            NJ     10/05/98     299,025     17,729     10.000
CITZ            CFS Bancorp Inc.                    IN     07/24/98     746,050    178,538     10.000
HSTD            Homestead Bancorp Inc.              LA     07/20/98          NA         NA     10.000
PSBI            PSB Bancorp Inc.                    PA     07/17/98          NA         NA     10.000
THTL            Thistle Group Holdings Co.          PA     07/14/98          NA         NA     10.000
UCFC            United Community Finl Corp.         OH     07/09/98   1,044,993    334,656     10.000
BCSB            BCSB Bankcorp Inc. (MHC)            MD     07/08/98     251,738     22,866     10.000
HRBT            Hudson River Bancorp                NY     07/01/98     664,996    173,337     10.000
LIBB            Liberty Bancorp Inc. (MHC)          NJ     07/01/98     217,437     18,336     10.000
FKAN            First Kansas Financial Corp.        KS     06/29/98      95,655     15,539     10.000

Maximum                                                               1,106,590    334,656     10.000
Minimum                                                                  72,497     15,539     10.000
Average                                                                 453,405     90,369     10.000
Median                                                                  254,749     22,995     10.000
                Excluding Mutual Holding Companies
                ----------------------------------
W/O MHC
-------
Maximum                                                               1,106,590    334,656     10.000
Minimum                                                                  72,497     15,539     10.000
Average                                                                 566,359    130,304     10.000
Median                                                                  664,996    140,000     10.000

SOURCE: SNL & F&C CALCULATIONS         9

FERGUSON & COMPANY        TABLE IV.3 - RECENT CONVERSIONS             SECTION IV
------------------                                                    ----------
                           (COMPLETED SINCE MAY 31, 1998)

                                  CONVERSION PRICING RATIOS
                   -------------------------------------------------------
                           Price/        Price/       Price/      Price/    Current    Current    Current
                          Pro-Forma     Pro-Forma   Pro-Forma    Adjusted    Stock     Price/     Price/ T
                           Book V       Tang. BV     Earnings     Assets     Price     Book V      Book V
Ticker                       (%)           (%)         (x)         (%)        ($)        (%)        (%)
PULBD                         100.0           NA           NA         NA      9.750        NA          NA
SCFS                           52.6         52.6          2.9       11.2     10.250        NA          NA
FNFI                           62.7         62.7         23.9       19.5     10.375        NA          NA
SFFS                          100.0        100.0         15.6        8.3      9.625        NA          NA
CNYF                           69.9         69.9         47.2       18.3      9.500        NA          NA
WEBK                           95.4         95.4         40.2        5.6      9.750        NA          NA
CITZ                           71.7           NA         18.2       19.3      9.750      86.5          NA
HSTD                          100.0           NA           NA         NA      8.250      76.5        76.5
PSBI                          100.0           NA           NA         NA      7.563      77.7        77.7
THTL                          100.0           NA           NA         NA      9.438      84.1        84.1
UCFC                           77.8         77.8         14.1       24.3     13.000      90.2        90.2
BCSB                          142.3        142.3         26.1        8.3      8.875        NA          NA
HRBT                           80.1           NA         22.3       20.7     11.500      83.6        83.7
LIBB                          121.6        121.6         20.4        7.8      8.750      99.9        99.9
FKAN                           78.5         78.5         14.0       14.0     10.563      77.4        78.4

Maximum                       142.3        142.3         47.2       24.3     13.000      99.9        99.9
Minimum                        52.6         52.6          2.9        5.6      7.563      76.5        76.5
Average                        90.2         89.0         22.3       14.3      9.796      84.5        84.3
Median                         95.4         78.5         20.4       14.0      9.750      83.9        83.7

W/O MHC
---------
Maximum                        80.1         78.5         47.2       24.3     13.000      90.2        90.2
Minimum                        52.6         52.6          2.9       11.2      9.500      77.4        78.4
Average                        70.5         68.3         20.4       18.2     10.705      84.4        84.1
Median                         71.7         69.9         18.2       19.3     10.375      85.0        83.7

SOURCE: SNL & F&C CALCULATIONS        10

FERGUSON & COMPANY            TABLE IV.3 - RECENT CONVERSIONS         SECTION IV
------------------             (COMPLETED SINCE MAY 31, 1998)         ----------

                 Price One    Price One    Price One                   POST CONVERSION PRICE CHANGES
                                                           ----------------------------------------------------------
                 Day After   Week After   Month After           One           One      One      To      From Day 1
                Conversion   Conversion    Conversion           Day          Week     Month    Date     To Current
Ticker              ($)          ($)          ($)               (%)           (%)      (%)      (%)         (%)
PULBD                9.813        9.750            NA          (1.9)         (2.5)      NA     (2.5)       (0.6)
SCFS                10.313       10.000            NA           3.1             -       NA      2.5        (0.6)
FNFI                11.500       10.750        11.375          15.0           7.5     13.8      3.8        (9.8)
SFFS                 8.500        8.938        10.000         (15.0)        (10.6)       -     (3.8)       13.2
CNYF                 9.500        9.500         9.500          (5.0)         (5.0)    (5.0)    (5.0)          -
WEBK                10.000        9.938        10.063             -          (0.6)     0.6     (2.5)       (2.5)
CITZ                11.438       10.938         9.750          14.4           9.4     (2.5)    (2.5)      (14.8)
HSTD                 9.313        9.250         8.500          (6.9)         (7.5)   (15.0)   (17.5)      (11.4)
PSBI                 9.188        9.125         7.813          (8.1)         (8.8)   (21.9)   (24.4)      (17.7)
THTL                 9.938        9.813         9.000          (0.6)         (1.9)   (10.0)    (5.6)       (5.0)
UCFC                15.000       16.000        15.750          50.0          60.0     57.5     30.0       (13.3)
BCSB                12.563       12.625        11.625          25.6          26.3     16.3    (11.3)      (29.4)
HRBT                12.563       13.500        13.375          25.6          35.0     33.8     15.0        (8.5)
LIBB                11.438       11.625        11.250          14.4          16.3     12.5    (12.5)      (23.5)
FKAN                12.313       12.250        11.500          23.1          22.5     15.0      5.6       (14.2)

Maximum             15.000       16.000        15.750          50.0          60.0     57.5     30.0        13.2
Minimum              8.500        8.938         7.813         (15.0)        (10.6)   (21.9)   (24.4)      (29.4)
Average             10.892       10.933        10.731           8.9           9.3      7.3     (2.0)       (9.2)
Median              10.313       10.000        10.063           3.1             -      0.6     (2.5)       (9.8)

W/O MHC
--------
Maximum             15.000       16.000        15.750          50.0          60.0     57.5     30.0           -
Minimum              9.500        9.500         9.500          (5.0)         (5.0)    (5.0)    (5.0)      (14.8)
Average             11.804       11.848        11.875          18.0          18.5     18.8      7.1        (8.7)
Median              11.500       10.938        11.438          15.0           9.4     14.4      3.8        (9.8)

SOURCE: SNL & F&C CALCULATIONS        11

FERGUSON & COMPANY                 TABLE IV.4                         SECTION IV
------------------
                         COMPARSION OF PRICING RATIOS

                                                   Community                    Group                   Percent Premium
                                                    Savings                  Compared to               (Discount) Versus
                                                                      ---------------------------  --------------------------
                                                     Bank                  Average       Median       Average        Median
                                                  -----------         ---------------------------  --------------------------
COMPARISON OF PE RATIO AT
  MIDPOINT TO:
---------------------------------------
Comparative group                                       22.0                    17.1       16.0             28.7       37.5
North Carolina thrifts                                  22.0                    16.8       16.6             31.0       32.5
Southeast Region thrifts                                22.0                    19.2       17.9             14.6       22.9
All public thrifts                                      22.0                    18.0       17.2             22.2       27.9
Recent conversions                                      22.0                    20.4       18.2              7.8       20.9

COMPARISON OF PE RATIO AT
  MAXIMUM TO:
---------------------------------------
Comparative group                                       23.9                    17.1       16.0             39.8       49.4
North Carolina thrifts                                  23.9                    16.8       16.6             42.3       44.0
Southeast Region thrifts                                23.9                    19.2       17.9             24.5       33.5
All public thrifts                                      23.9                    18.0       17.2             32.8       39.0
Recent conversions                                      23.9                    20.4       18.2             17.2       31.3

COMPARISON OF PE RATIO AT
  SUPERMAXIMUM TO:
---------------------------------------
Comparative group                                       25.9                    17.1       16.0             51.5       61.9
North Carolina thrifts                                  25.9                    16.8       16.6             54.2       56.0
Southeast Region thrifts                                25.9                    19.2       17.9             34.9       44.7
All public thrifts                                      25.9                    18.0       17.2             43.9       50.6
Recent conversions                                      25.9                    20.4       18.2             27.0       42.3

COMPARISON OF PB RATIO AT
  MIDPOINT TO:
---------------------------------------
Comparative group                                       61.4                   105.8       98.0            (42.0)     (37.3)
North Carolina thrifts                                  61.4                   106.8      107.2            (42.5)     (42.7)
Southeast Region thrifts                                61.4                   136.6      117.8            (55.1)     (47.9)
All public thrifts                                      61.4                   133.8      121.9            (54.1)     (49.6)
Recent conversions                                      61.4                    70.5       71.7            (12.9)     (14.4)

COMPARISON OF PB RATIO AT
  MAXIMUM TO:
---------------------------------------
Comparative group                                       65.2                   105.8       98.0            (38.4)     (33.5)
North Carolina thrifts                                  65.2                   106.8      107.2            (39.0)     (39.2)
Southeast Region thrifts                                65.2                   136.6      117.8            (52.3)     (44.7)
All public thrifts                                      65.2                   133.8      121.9            (51.3)     (46.5)
Recent conversions                                      65.2                    70.5       71.7             (7.5)      (9.1)

COMPARISON OF PB RATIO AT
  SUPERMAXIMUM TO:
---------------------------------------
Comparative group                                       69.0                   105.8       98.0            (34.8)     (29.6)
North Carolina thrifts                                  69.0                   106.8      107.2            (35.4)     (35.6)
Southeast Region thrifts                                69.0                   136.6      117.8            (49.5)     (41.4)
All public thrifts                                      69.0                   133.8      121.9            (48.4)     (43.4)
Recent conversions                                      69.0                    70.5       71.7             (2.1)      (3.8)

SOURCE: SNL & F&C CALCULATIONS        12

FERGUSON & COMPANY               FIGURE IV.1 - SNL INDEX              SECTION IV
------------------                                                    ----------

                                              % CHANGE SINCE
                                          ----------------------
                                    SNL   PREVIOUS
                      DATE        INDEX       DATE      12/31/97
                      ----        -----   --------      --------
                    12/31/90       96.6
                    12/31/91      143.9      49.0%
                    12/31/92      201.1      39.7%
                    12/31/93      252.5      25.6%
                    12/31/94      244.7      -3.1%
                    12/31/95      376.5      53.9%
                    12/31/96      483.6      28.4%
                    12/31/97      814.1      68.3%
                     3/31/98      869.3       6.8%          6.8%
                     6/30/98      833.5      -4.1%          2.4%
                     9/30/98      651.3     -20.0%        -20.0%
                    10/31/98      676.3       3.8%        -16.9%
                    11/30/98      710.6       5.1%        -12.7%
                     12/9/98      681.7      -4.1%        -16.3%


                             [GRAPH APPEARS HERE]

SOURCE: SNL & F&C CALCULATIONS        13

FERGUSON & COMPANY               FIGURE IV.2 - INTEREST RATES         SECTION IV
------------------                                                    ----------

----------------------------------------------------------------  ------------
                               1 YEAR  5 YEAR  10 YEAR  30 YEAR     1 TO 30
                  FED FDs (*)  T-BILL  TREAS.  TREAS.   TREAS.     YR. SPREAD
----------------------------------------------------------------  ------------
26-Jun-98               5.42     5.41    5.50     5.46     5.65          0.24
                                                                  ------------
10-Jul-98               5.47     5.34    5.41     5.41     5.61
---------------------------------------------------------------
24-Jul-98               5.50     5.35    5.47     5.46     5.68          0.33
                                                                  ------------
7-Aug-98                5.61     5.31    5.43     5.43     5.66
---------------------------------------------------------------
21-Aug-98               5.59     5.23    5.32     5.39     5.53          0.30
                                                                  ------------
4-Sep-98                5.61     4.91    4.92     5.05     5.32
---------------------------------------------------------------
18-Sep-98               5.54     4.71    4.62     4.83     5.21          0.50
                                                                  ------------
2-Oct-98                5.58     4.41    4.24     4.46     5.00
---------------------------------------------------------------
16-Oct-98               5.14     4.12    4.22     4.58     5.02          0.90
                                                                  ------------
30-Oct-98               4.95     4.09    4.22     4.63     5.12
---------------------------------------------------------------
13-Nov-98               4.80     4.54    4.51     4.82     5.27          0.73
---------------------------------------------------------------   ------------
27-Nov-98               4.54     4.58    4.62     4.83     5.21
11-Dec-98               4.68     4.50    4.39     4.60     5.00          0.50
---------------------------------------------------------------   ------------

                 RATES JUNE 26, 1998 THROUGH DECEMBER 11, 1998

                             [GRAPH APPEARS HERE]

------------------------------------------------------------------------------
                               1 Year  5 YEAR  10 YEAR  30 YEAR     1 TO 30
                   FED FDs (*) T-BILL  TREAS.  TREAS.   TREAS.     YR. SPREAD
---------------------------------------------------------------   ------------
11-Dec-98               4.68     4.50    4.39     4.60     5.00          0.50
---------------------------------------------------------------   ------------

                              CURRENT YIELD CURVE

                             [GRAPH APPEARS HERE]

SOURCE: FINANCIAL DATA, FEDERAL RESERVE BANK OF ST. LOUIS, MO.   14

                                   EXHIBITS

                                   EXHIBIT I

FERGUSON & COMPANY
------------------

                        EXHIBIT I - FIRM QUALIFICATIONS

          Ferguson & Company (F&C), is a financial, economic, and regulatory consulting firm providing services to financial institutions. It is located in Hurst, Texas. Its services to financial institutions include:

 .    Mergers and acquisition services

 .    Business plans

 .    Fairness opinions and conversion appraisals

 .    Litigation support

 .    Operational and efficiency consulting

 .    Human resources evaluation and management

          F&C developed several financial institution databases of information derived from periodic financial reports filed with regulatory authorities by financial institutions. For example, F&C developed TAFS and BankSource. TAFS includes thrifts filing TFR's with the OTS and BankSource includes banks and savings banks filing call reports with the FDIC. Both databases include information from the periodic reports plus numerous calculations derived from F&C's analysis. In addition, both databases are interactive, permitting the user to conduct merger analysis, do peer group comparisons, and a number of other items. In 1994, F&C sold its electronic publishing segment to Sheshunoff Information Services Inc., Austin, Texas.

          Brief biographical information is presented below on F&C's principals:

WILLIAM C. FERGUSON, MANAGING PARTNER
-------------------------------------

Mr. Ferguson has approximately 30 years of experience providing various services to financial institutions. He was a partner in a CPA firm prior to founding F&C in 1984. Mr. Ferguson is a frequent speaker for financial institution seminars and he has testified before Congressional Committees several times on his analysis of the state of the thrift industry. Mr. Ferguson has a B.A. degree from Austin Peay University and an M.S. degree from the University of Tennessee. He is a CPA.

CHARLES M. HEBERT, PRINCIPAL
----------------------------

Mr. Hebert has over 30 years of experience providing services to and managing financial institutions. He spent 7 years as a national bank examiner, 14 years in bank management, 5 years in thrift management, and has spent the last 10 years on the F&C consulting staff. Mr. Hebert holds a B.S. degree from Louisiana State University.

ROBIN L. FUSSELL, PRINCIPAL
---------------------------

Mr. Fussell has approximately 30 years of experience providing professional services to and managing financial institutions. He worked on the audit staff of a "Big Five" accounting firm for 12 years, served as CFO of a thrift for 3 years, and has worked in financial institution consulting for the last 15 years. He is a co-founder of F&C. He holds a B.S. degree from East Carolina University. He is a CPA.

                                  EXHIBIT II

FERGUSON & COMPANY     EXHIBIT II.1 - SELECTED PUBLICLY HELD SOUTHEAST REGION
------------------                    THRIFTS

                                                                            Deposit                      Current  Current   Price/
                                                                           Insurance                      Stock    Market     LTM
                                                                             Agency                       Price    Value   Core EPS
Ticker    Short Name                      City              State  Region  (BIF/SAIF)  Exchange IPO Date   ($)      ($M)      (x)
AFBC      Advance Financial Bancorp       Wellsburg         WV     SE      SAIF        NASDAQ   01/02/97  13.500    13.91      20.2
BFSB      Bedford Bancshares Inc.         Bedford           VA     SE      SAIF        NASDAQ   08/22/94  11.750    27.00      13.8
BKUNA     BankUnited Financial Corp.      Coral Gables      FL     SE      SAIF        NASDAQ   12/11/85   7.313   132.72      33.2
CENB      Century Bancorp Inc.            Thomasville       NC     SE      SAIF        NASDAQ   12/23/96  14.000    17.58      15.2
CFCP      Coastal Financial Corp.         Myrtle Beach      SC     SE      SAIF        NASDAQ   09/26/90  20.063   125.67      24.5
CFFC      Community Financial Corp.       Staunton          VA     SE      SAIF        NASDAQ   03/30/88  11.750    30.22      18.1
CFNC      Carolina Fincorp Inc.           Rockingham        NC     SE      SAIF        NASDAQ   11/25/96   8.375    15.96      14.4
CFTP      Community Federal Bancorp       Tupelo            MS     SE      SAIF        NASDAQ   03/26/96  15.000    65.97      25.9
CMSV      Community Savings Bnkshrs(MHC)  North Palm Beach  FL     SE      SAIF        NASDAQ   10/24/94  22.500   114.84      23.9
CNIT      CENIT Bancorp Inc.              Norfolk           VA     SE      SAIF        NASDAQ   08/06/92  18.375    89.07      15.7
COOP      Cooperative Bankshares Inc.     Wilmington        NC     SE      SAIF        NASDAQ   08/21/91  14.313    43.56      21.1
EBSI      Eagle Bancshares                Tucker            GA     SE      SAIF        NASDAQ   04/01/86  18.250   104.42      12.1
FFBH      First Federal Bancshares of AR  Harrison          AR     SE      SAIF        NASDAQ   05/03/96  20.250    92.65      16.5
FFCH      First Financial Holdings Inc.   Charleston        SC     SE      SAIF        NASDAQ   11/10/83  19.750   269.76      17.2
FFDB      FirstFed Bancorp Inc.           Bessemer          AL     SE      SAIF        NASDAQ   11/19/91  10.000    24.45      15.9
FFFL      Fidelity Bankshares Inc. (MHC)  West Palm Beach   FL     SE      SAIF        NASDAQ   01/07/94  23.000   156.46      24.7
FFLC      FFLC Bancorp Inc.               Leesburg          FL     SE      SAIF        NASDAQ   01/04/94  16.500    60.84      15.0
FGHC      First Georgia Holding Inc.      Brunswick         GA     SE      SAIF        NASDAQ   02/11/87   8.250    39.59      21.7
FLAG      FLAG Financial Corp.            LaGrange          GA     SE      SAIF        NASDAQ   12/11/86  11.625    60.23      20.4
FLFC      First Liberty Financial Corp.   Macon             GA     SE      SAIF        NASDAQ   12/06/83  22.125   299.84      22.8
FSPT      FirstSpartan Financial Corp.    Spartanburg       SC     SE      SAIF        NASDAQ   07/09/97  31.500   119.32      18.9
FSTC      First Citizens Corp.            Newnan            GA     SE      SAIF        NASDAQ   03/01/86  26.500    73.26      17.7
FTF       Texarkana First Financial Corp  Texarkana         AR     SE      SAIF        AMSE     07/07/95  24.125    40.43      13.0
GSFC      Green Street Financial Corp.    Fayetteville      NC     SE      SAIF        NASDAQ   04/04/96  14.375    58.70      20.8
HBS       Haywood Bancshares Inc.         Waynesville       NC     SE      SAIF        AMSE     12/18/87  16.750    20.94      12.2
PDB       Piedmont Bancorp Inc.           Hillsborough      NC     SE      SAIF        AMSE     12/08/95   9.375    25.20      16.5
SCBS      Southern Community Bancshares   Cullman           AL     SE      SAIF        NASDAQ   12/23/96  15.000    17.06      16.5
SCCB      S. Carolina Community Bancshrs  Winnsboro         SC     SE      SAIF        NASDAQ   07/07/94  13.500     7.82      18.8
SOPN      First Savings Bancorp Inc.      Southern Pines    NC     SE      SAIF        NASDAQ   01/06/94  22.000    81.71      16.8
SRN       Southern Banc Co.               Gadsden           AL     SE      SAIF        AMSE     10/05/95  12.500    15.38      25.0
SSM       Stone Street Bancorp Inc.       Mocksville        NC     SE      SAIF        AMSE     04/01/96  14.625    25.13      17.4
SZB       SouthFirst Bancshares Inc.      Sylacauga         AL     SE      SAIF        AMSE     02/14/95  16.125    14.75      34.3
TWIN      Twin City Bancorp               Bristol           TN     SE      SAIF        NASDAQ   01/04/95  15.000    18.28      18.5
UFBS      Union Financial Bcshs Inc.      Union             SC     SE      SAIF        NASDAQ         NA  13.500    17.22      14.5

Maximum                                                                                                   31.500   299.84      34.3
Minimum                                                                                                    7.313     7.82      12.1
Average                                                                                                   16.222    68.23      19.2
Median                                                                                                    15.000    42.00      17.9

SOURCE:  SNL & F&C CALCULATIONS        1

FERGUSON & COMPANY  EXHIBIT II.1 - SELECTED PUBLICLY HELD SOUTHEAST REGION
------------------                 THRIFTS

                                                         Tangible
        Current   Current           Current       Total  Equity/   Equity/   Core   Core    Core                      NPAs/  Price/
         Price/  Price/ T  Price/  Dividend      Assets   Assets  T Assets    EPS   ROAA    ROAE  Merger    Current  Assets    Core
         Book V    Book V  Assets     Yield      ($000)      (%)       (%)    ($)    (%)     (%) Target?   Pricing      (%)    EPS
Ticker      (%)       (%)     (%)       (%)        MRQ      MRQ       MRQ    LTM    LTM     LTM   (Y/N)       Date     MRQ      (x)
AFBC      92.3      92.3    11.9      2.37     116,928     12.9      12.9   0.67   0.59    4.18     N     12/09/98    0.34    26.0
BFSB     127.0     127.0    17.0      2.72     158,711     13.4      13.4   0.85   1.32    9.67     N     12/09/98    0.34    10.9
BKUNA     69.7      83.8     3.6         -   3,738,383      5.3       4.5   0.22   0.14    2.75     N     12/09/98    0.54    45.7
CENB      93.8      93.8    19.3      4.86      92,320     20.5      20.5   0.92   1.05    4.49     N     12/09/98    0.30    15.9
CFCP     332.2     332.2    19.5      1.40     643,560      5.9       5.9   0.82   0.93   15.46     N     12/09/98    0.36    25.1
CFFC     115.8     116.2    16.1      2.72     187,495     13.9      13.9   0.65   0.95    6.88     N     12/09/98    0.25    24.5
CFNC     102.1     102.1    14.4      2.87     110,960     14.1      14.1   0.58   0.94    4.89     N     12/09/98    0.12    16.1
CFTP     101.0     101.0    25.1      2.13     263,246     22.3      22.3   0.58   1.07    4.27     N     12/09/98    0.28    25.0
CMSV     133.1     133.1    14.5      4.00     791,291     10.7      10.7   0.94   0.64    5.86     N     12/09/98    0.30    23.4
CNIT     170.6     184.3    14.4      2.40     623,547      8.1       7.5   1.17   0.84   11.20     N     12/09/98    0.15    15.8
COOP     139.9     139.9    11.2         -     389,409      8.0       8.0   0.68   0.58    7.40     N     12/09/98       -    22.4
EBSI     136.4     136.4     8.5      3.51   1,242,640      6.2       6.2   1.51   0.88   12.09     N     12/09/98    1.06    11.7
FFBH     114.9     114.9    15.7      1.38     599,945     13.7      13.7   1.23   1.01    6.84     N     12/09/98    0.90    14.9
FFCH     215.6     215.6    14.7      2.43   1,839,708      6.8       6.8   1.15   0.90   13.70     N     12/09/98    0.71    15.4
FFDB     134.8     145.6    13.5      2.80     181,434     10.0       9.3   0.63   0.86    8.77     N     12/09/98    0.60    16.7
FFFL     171.4     176.1    10.4      4.35   1,498,442      6.1       5.9   0.93   0.48    7.16     N     12/09/98    0.26    26.1
FFLC     115.4     115.4    14.4      2.18     422,228     12.5      12.5   1.10   1.03    7.99     N     12/09/98    0.19    13.8
FGHC     268.7     287.5    21.9         -     180,806      8.2       7.7   0.38   1.16   14.15     N     12/09/98    1.65    20.6
FLAG     152.0     152.0    13.3      2.07     453,648      8.8       8.8   0.57   0.76    8.65     N     12/09/98    1.57    26.4
FLFC     245.3     269.5    20.0      1.72   1,501,368      8.1       7.5   0.97   0.89   11.36     N     12/09/98    0.84    21.3
FSPT     110.3     110.3    25.0      2.54     530,412     22.7      22.7   1.67   1.34    5.26     N     12/09/98    0.31    21.3
FSTC     187.5     227.1    19.0      1.36     385,582     10.1       8.5   1.50   1.23   12.23     N     12/09/98    1.18    17.9
FTF      147.5     147.5    21.3      2.65     189,451     14.5      14.5   1.86   1.69   11.23     N     12/09/98    0.03    11.6
GSFC      97.3      97.3    34.0      3.34     172,705     34.9      34.9   0.69   1.60    4.55     N     12/09/98    0.13    18.9
HBS       98.0     101.3    14.0      3.82     149,542     14.3      13.9   1.37   1.12    7.70     N     12/09/98    0.51    15.5
PDB      118.7     118.7    19.8      5.12     127,607     16.7      16.7   0.57   1.20    7.31     N     12/09/98    0.68    16.7
SCBS     144.8     144.8    25.1      2.00      67,920     17.3      17.3   0.91   1.22    6.49     N     12/09/98    0.18    12.9
SCCB      81.6      81.6    17.2      4.74      45,572     21.1      21.1   0.72   0.89    4.20     N     12/09/98    2.21    15.3
SOPN     116.8     116.8    27.6      4.55     295,703     23.7      23.7   1.31   1.76    7.65     N     12/09/98    0.09    17.2
SRN       81.6      82.1    14.5      2.80     106,027     17.8      17.7   0.50   0.53    3.02     N     12/09/98       -    22.3
SSM       87.7      87.7    20.3      3.15     124,096     23.1      23.1   0.84   1.39    5.02     N     12/09/98       -    15.2
SZB       94.1      96.6     9.3      3.72     158,518      9.9       9.7   0.47   0.35    3.02     N     12/09/98      NA      NM
TWIN     129.3     129.3    16.4      2.67     111,436     12.7      12.7   0.81   0.90    7.03     N     12/09/98    0.35    13.4
UFBS     116.8     134.3     9.4      2.76     183,066      8.1       7.1   0.93   0.70    8.86     N     12/09/98    0.67    14.7

Maximum  332.2     332.2    34.0      5.12   3,738,383     34.9      34.9   1.86   1.76   15.46                       2.21    45.7
Minimum   69.7      81.6     3.6         -      45,572      5.3       4.5   0.22   0.14    2.75                          -    10.9
Average  136.6     141.0    16.8      2.68     520,109     13.6      13.4   0.90   0.97    7.69                       0.52    19.1
Median   117.8     122.9    15.9      2.70     188,473     12.8      12.8   0.85   0.94    7.24                       0.34    16.7

SOURCE: SNL & F&C CALCULATIONS         2

FERGUSON & COMPANY    EXHIBIT II.1 - SELECTED PUBLICITY HELD SOUTHEAST REGION
------------------
                      THRIFTS

            Core      Core        Core
             EPS      ROAA        ROAE
             ($)       (%)         (%)
Ticker       MRQ       MRQ         MRQ
AFBC        0.13      0.39        3.04
BFSB        0.27      1.57       11.76
BKUNA       0.04      0.11        2.03
CENB        0.22      1.05        5.14
CFCP        0.20      0.84       14.24
CFFC        0.12      0.71        5.06
CFNC        0.13      0.84        6.06
CFTP        0.15      1.01        4.51
CMSV        0.24      0.63        5.91
CNIT        0.29      0.90       10.96
COOP        0.16      0.53        6.61
EBSI        0.39      0.80       12.23
FFBH        0.34      1.04        7.35
FFCH        0.32      0.99       14.88
FFDB        0.15      0.81        8.15
FFFL        0.22      0.42        6.80
FFLC        0.30      1.08        8.55
FGHC        0.10      1.15       14.40
FLAG        0.11      0.53        6.11
FLFC        0.26      0.93       11.75
FSPT        0.37      1.13        4.79
FSTC        0.37      1.15       11.41
FTF         0.52      1.81       12.40
GSFC        0.19      1.68        4.80
HBS         0.27      0.89        6.16
PDB         0.14      1.19        7.17
SCBS        0.29      1.57        9.46
SCCB        0.22      1.03        5.09
SOPN        0.32      1.73        7.42
SRN         0.14      0.59        3.36
SSM         0.24      1.44        5.74
SZB            -         -           -
TWIN        0.28      1.20        9.43
UFBS        0.23      0.68        8.70

Maximum     0.52      1.81       14.88
Minimum        -         -           -
Average     0.23      0.95        7.69
Median      0.23      0.96        6.99

SOURCE: SNL & F&C CALCULATIONS         3

FERGUSON & COMPANY       EXHIBIT II.2 - SELECTED PUBLICITY HELD NORTH CAROLINA
------------------
                         THRIFTS

                                                                   Deposit                           Current  Current    Price/
                                                                   Insurance                           Stock   Market       LTM
                                                                   Agency                              Price    Value  Core EPS
Ticker  Short Name                   City            State Region  (BIF/SAIF)  Exchange   IPO Date        ($)     ($M)       (x)
CENB    Century Bancorp Inc.         Thomasville     NC    SE      SAIF        NASDAQ     12/23/96    14.000    17.58      15.2
CFNC    Carolina Fincorp Inc.        Rockingham      NC    SE      SAIF        NASDAQ     11/25/96     8.375    15.96      14.4
COOP    Cooperative Bankshares Inc.  Wilmington      NC    SE      SAIF        NASDAQ     08/21/91    14.313    43.56      21.1
GSFC    Green Street Financial Corp. Fayetteville    NC    SE      SAIF        NASDAQ     04/04/96    14.375    58.70      20.8
HBS     Haywood Bancshares Inc.      Waynesville     NC    SE      SAIF        AMSE       12/18/87    16.750    20.94      12.2
PDB     Piedmont Bancorp Inc.        Hillsborough    NC    SE      SAIF        AMSE       12/08/95     9.375    25.20      16.5
SOPN    First Savings Bancorp Inc.   Southern Pines  NC    SE      SAIF        NASDAQ     01/06/94    22.000    81.71      16.8
SSM     Stone Street Bancorp Inc.    Mocksville      NC    SE      SAIF        AMSE       04/01/96    14.625    25.13      17.4

Maximum                                                                                               22.000    81.71      21.1
Minimum                                                                                                8.375    15.96      12.2
Average                                                                                               14.227    36.10      16.8
Median                                                                                                14.344    25.17      16.6

SOURCE: SNL & F&C CALCULATIONS            4

FERGUSON & COMPANY  EXHIBIT II.2 - SELECTED PUBLICLY HELD NORTH CAROLINA THRIFTS
------------------

                                                                     Tangible
         Current    Current            Current     Total  Equity/     Equity/   Core    Core    Core                       NPAs/
          Price/   Price/ T   Price/  Dividend    Assets   Assets    T Assets    EPS    ROAA    ROAE  Merger     Current  Assets
          Book V     Book V   Assets     Yield     ($000)      (%)         (%)    ($)     (%)     (%) Target?    Pricing      (%)
Ticker        (%)        (%)      (%)       (%)      MRQ      MRQ         MRQ    LTM     LTM     LTM   (Y/N)        Date     MRQ
CENB        93.8       93.8     19.3      4.86    92,320     20.5        20.5   0.92    1.05    4.49     N      12/09/98    0.30
CFNC       102.1      102.1     14.4      2.87   110,960     14.1        14.1   0.58    0.94    4.89     N      12/09/98    0.12
COOP       139.9      139.9     11.2         -   389,409      8.0         8.0   0.68    0.58    7.40     N      12/09/98       -
GSFC        97.3       97.3     34.0      3.34   172,705     34.9        34.9   0.69    1.60    4.55     N      12/09/98    0.13
HBS         98.0      101.3     14.0      3.82   149,542     14.3        13.9   1.37    1.12    7.70     N      12/09/98    0.51
PDB        118.7      118.7     19.8      5.12   127,607     16.7        16.7   0.57    1.20    7.31     N      12/09/98    0.68
SOPN       116.8      116.8     27.6      4.55   295,703     23.7        23.7   1.31    1.76    7.65     N      12/09/98    0.09
SSM         87.7       87.7     20.3      3.15   124,096     23.1        23.1   0.84    1.39    5.02     N      12/09/98       -

Maximum    139.9      139.9     34.0      5.12   389,409     34.9        34.9   1.37    1.76    7.70                        0.68
Minimum     87.7       87.7     11.2         -    92,320      8.0         8.0   0.57    0.58    4.49                           -
Average    106.8      107.2     20.1      3.46   182,793     19.4        19.4   0.87    1.21    6.13                        0.23
Median     100.1      101.7     19.5      3.58   138,575     18.6        18.6   0.77    1.16    6.17                        0.13

           Price/
             Core
              EPS
Ticker         (x)
CENB         15.9
CFNC         16.1
COOP         22.4
GSFC         18.9
HBS          15.5
PDB          16.7
SOPN         17.2
SSM          15.2

Maximum      22.4
Minimum      15.2
Average      17.2
Median       16.4

SOURCE: SNL & F&C CALCULATIONS                      5

FERGUSON & COMPANY   EXHIBIT II.2 - SELECTED PUBLICLY HELD NORTH CAROLINA THRIFS
------------------

              Core      Core
               EPS     ROAA     ROAE
                ($)      (%)      (%)
Ticker         MRQ      MRQ      MRQ
CENB          0.22     1.05     5.14
CFNC          0.13     0.84     6.06
COOP          0.16     0.53     6.61
GSFC          0.19     1.68     4.80
HBS           0.27     0.89     6.16
PDB           0.14     1.19     7.17
SOPN          0.32     1.73     7.42
SSM           0.24     1.44     5.74

Maximum       0.32     1.73     7.42
Minimum       0.13     0.53     4.80
Average       0.21     1.17     6.14
Median        0.21     1.12     6.11

SOURCE: SNL & F&C CALCULATIONS         6

FERGUSON & COMPANY        EXHIBIT II.3 - COMPARATIVES
------------------
                            GENERAL CHARACTERISTICS



                                                                                      Total                Current   Current
                                                                         Number      Assets                  Stock    Market
                                                                             of       ($000)                 Price     Value
Ticker     Short Name                         City              State   Offices    Mst RctQ     IPO Date        ($)      ($M)
CLAS       Classic Bancshares Inc.            Ashland           KY            5     143,450     12/29/95    14.750     19.17
CMRN       Cameron Financial Corp             Cameron           MO            4     220,784     04/03/95    16.000     38.94
FBSI       First Bancshares Inc.              Mountain Grove    MO            8     173,174     12/22/93    12.625     27.30
FKKY       Frankfort First Bancorp Inc.       Frankfort         KY            3     134,734     07/10/95    15.000     23.76
FTF        Texarkana First Financial Corp     Texarkana         AR            5     189,451     07/07/95    24.125     40.43
GSFC       Green Street Financial Corp.       Fayetteville      NC            3     172,705     04/04/96    14.375     58.70
GTPS       Great American Bancorp             Champaign         IL            3     149,114     06/30/95    16.000     21.75
HBS        Haywood Bancshares Inc.            Waynesville       NC            4     149,542     12/18/87    16.750     20.94
JXVL       Jacksonville Bancorp Inc.          Jacksonville      TX            7     242,673     04/01/96    16.125     39.05
PDB        Piedmont Bancorp Inc.              Hillsborough      NC            1     127,607     12/08/95     9.375     25.20
SMBC       Southern Missouri Bancorp Inc.     Poplar Bluff      MO            8     156,193     04/13/94    15.500     20.79

Maximum                                                                       8     242,673                 24.125     58.70
Minimum                                                                       1     127,607                  9.375     19.17
Average                                                                       5     169,039                 15.511     30.55
Median                                                                        4     156,193                 15.500     25.20

SOURCE: SNL & F&C CALCULATIONS         7

FERGUSON & COMPANY   EXHIBIT II.4 - COMPARATIVES BALANCE SHEET CHARACTERISTICS
------------------

                                                    Total   Mortgage-                  Investment &        Loan
                                      Total      Cash and      Backed          Net       Foreclosed   Servicing         Total
                                     Assets   Investments  Securities        Loans      Real Estate      Rights   Intangibles
                                      ($000)        ($000)      ($000)       ($000)           ($000)      ($000)        ($000)
Short Name                              MRQ           MRQ         MRQ          MRQ              MRQ         MRQ           MRQ
Classic Bancshares Inc.             143,450        37,407          NA       96,042              273           -         2,841
Cameron Financial Corp              220,784        29,576           7      180,277                -           -             -
First Bancshares Inc.               173,174        16,734         664      150,193                -           -           986
Frankfort First Bancorp Inc.        134,734         4,885           -      127,821                -           -             -
Texarkana First Financial Corp      189,451        30,320       8,749      154,778               56         179             -
Green Street Financial Corp.        172,705        39,607           -      131,698               35           -             -
Great American Bancorp              149,114        13,974           -      125,164                -           -             -
Haywood Bancshares Inc.             149,542        33,715          NA      110,811                7         751           688
Jacksonville Bancorp Inc.           242,673        49,385      18,167      185,805              498         508             -
Piedmont Bancorp Inc.               127,607        21,346       5,200       99,084                -         246             -
Southern Missouri Bancorp Inc.      156,193        36,671      10,426      116,181              274           -             -

Maximum                             242,673        49,385      18,167      185,805              498         751         2,841
Minimum                             127,607         4,885           -       96,042                -           -             -
Average                             169,039        28,511       4,801      134,350              104         153           410
Median                              156,193        30,320         664      127,821                7           -             -


                                      Other          Total
                                     Assets       Deposits
                                      ($000)         ($000)
Short Name                              MRQ            MRQ
Classic Bancshares Inc.               6,887        117,186
Cameron Financial Corp               10,931        133,560
First Bancshares Inc.                 5,261        142,202
Frankfort First Bancorp Inc.          2,028         83,602
Texarkana First Financial Corp        4,118        151,955
Green Street Financial Corp.          1,365        110,460
Great American Bancorp                9,976        119,878
Haywood Bancshares Inc.               3,570        115,345
Jacksonville Bancorp Inc.             6,477        198,904
Piedmont Bancorp Inc.                 3,214         89,111
Southern Missouri Bancorp Inc.        3,067        111,790

Maximum                              10,931        198,904
Minimum                               1,365         83,602
Average                               5,172        124,908
Median                                4,118        117,186

SOURCE: SNL & F&C CALCULATIONS         8

FERGUSON & COMPANY    EXHIBIT II.4 - COMPARATIVES BALANCE SHEET CHARACTERISTICS
------------------

                                                                                                                 Regulatory
                                      Total  Subordinated        Other        Total Preferred    Common    Total  Tangible
                                 Borrowings         Debt   Liabilities  Liabilities    Equity    Equity   Equity   Capital
                                      ($000)       ($000)        ($000)       ($000)    ($000)    ($000)   ($000)    ($000)
Short Name                              MRQ          MRQ           MRQ          MRQ       MRQ       MRQ      MRQ       MRQ
Classic Bancshares Inc.               3,863            -         1,684      122,733         -    20,717   20,717        NA
Cameron Financial Corp               40,250            -         3,118      176,928         -    43,856   43,856    35,345
First Bancshares Inc.                 5,700            -         1,095      148,997         -    24,177   24,177    19,353
Frankfort First Bancorp Inc.         27,030            -         1,804      112,436         -    22,298   22,298    22,460
Texarkana First Financial Corp        6,600            -         3,480      162,035         -    27,416   27,416    27,289
Green Street Financial Corp.              -            -         1,912      112,372         -    60,333   60,333    60,333
Great American Bancorp                4,000            -         1,972      125,850         -    23,264   23,264        NA
Haywood Bancshares Inc.              10,500            -         2,325      128,170         -    21,372   21,372        NA
Jacksonville Bancorp Inc.             4,051            -         4,639      207,594         -    35,079   35,079    33,425
Piedmont Bancorp Inc.                15,929            -         1,320      106,360         -    21,247   21,247        NA
Southern Missouri Bancorp Inc.       19,800            -         1,778      133,368         -    22,825   22,825    20,942

Maximum                              40,250            -         4,639      207,594         -    60,333   60,333    60,333
Minimum                                   -            -         1,095      106,360         -    20,717   21,247    19,353
Average                              12,520            -         2,284      139,713         -    29,326   30,187    31,307
Median                                6,600            -         1,912      128,170         -    23,264   23,721    27,289

                                   Regulatory
                                        Core
                                     Capital
                                       ($000)
Short Name                               MRQ
Classic Bancshares Inc.                   NA
Cameron Financial Corp                35,345
First Bancshares Inc.                 19,353
Frankfort First Bancorp Inc.          22,460
Texarkana First Financial Corp        27,289
Green Street Financial Corp.          60,333
Great American Bancorp                    NA
Haywood Bancshares Inc.                   NA
Jacksonville Bancorp Inc.             33,425
Piedmont Bancorp Inc.                 19,534
Southern Missouri Bancorp Inc.        20,942

Maximum                               60,333
Minimum                               19,353
Average                               29,835
Median                                24,875

SOURCE: SNL & F&C CALCULATIONS         9

FERGUSON & COMPANY    EXHIBIT II.4 - COMPARATIVES BALANCE SHEET CHARACTERISTICS
------------------

                                    Regulatory                                                               Loan Loss     Publicly
                                         Total   Tangible          Core    Risk-Based    NPAs/   Reserves/   Reserves/     Reported
                                       Capital   Capital/      Capital/      Capital/   Assets      Assets        NPLs   Book Value
                                         ($000)  Tangible   Adj Tangible  Risk-Weightd      (%)         (%)         (%)          ($)
Short Name                                 MRQ  Assets (%)    Assets (%)    Assets (%)     MRQ         MRQ         MRQ          MRQ
Classic Bancshares Inc.                  8,255         NA            NA            NA     0.35        0.59      376.89        15.94
Cameron Financial Corp                  36,925       18.9          18.9          28.3     0.40        0.72      184.62        18.02
First Bancshares Inc.                   19,572       12.5          12.5          19.5     0.03        0.31      947.37        11.18
Frankfort First Bancorp Inc.            22,560       22.9          22.9          46.2        -        0.07          NM        14.08
Texarkana First Financial Corp          27,925       16.6          16.6          28.5     0.03        0.53          NM        16.36
Green Street Financial Corp.            60,587       28.1          28.1          59.2     0.13        0.15      130.77        14.78
Great American Bancorp                      NA       21.3          21.3          35.4        -        0.40          NM        16.97
Haywood Bancshares Inc.                     NA         NA            NA            NA     0.51        0.50      100.27        17.09
Jacksonville Bancorp Inc.               34,596       13.1          13.1          26.7     0.62        0.48      116.75        14.48
Piedmont Bancorp Inc.                   20,539         NA            NA            NA     0.68        0.79      116.45         7.90
Southern Missouri Bancorp Inc.          22,048       12.6          12.6          25.8     1.06        0.85       96.58        16.17

Maximum                                 60,587       28.1          28.1          59.2     1.06        0.85      947.37        18.02
Minimum                                  8,255       12.5          12.5          19.5        -        0.07       96.58         7.90
Average                                 28,112       18.2          18.2          33.7     0.35        0.49      258.71        14.82
Median                                  22,560       17.7          17.7          28.4     0.35        0.50      123.76        15.94

SOURCE: SNL & F&C CALCULATIONS        10

FERGUSON & COMPANY     EXHIBIT II.4 - COMPARATIVES BALANCE SHEET CHARACTERISTICS
------------------

                                          Tangible    Earn Assets/    Full-Time         Loans     Cash & Invest
                                      Publicly Rep     Int Bearing   Equivalent      Serviced        (w/o MBS)/        MBS/
                                        Book Value     Liabilities    Employees    For Others            Assets      Assets
                                               ($)             (%)     (Actual)        ($000)               (%)         (%)
Short Name                                     MRQ             MRQ          MRQ           MRQ               MRQ         MRQ
Classic Bancshares Inc.                      13.75          111.04           NA           -               26.08          NA
Cameron Financial Corp                       18.02          121.55           60           -               13.39        0.00
First Bancshares Inc.                        10.72          114.50           78            11              9.28        0.38
Frankfort First Bancorp Inc.                 14.08          119.71           25           -                3.63         -
Texarkana First Financial Corp               16.36          117.80           39        32,535             11.39        4.62
Green Street Financial Corp.                 14.78          155.00           31           -               22.93         -
Great American Bancorp                       16.97          114.66           NA            NA              9.37         -
Haywood Bancshares Inc.                      16.54          115.24           NA            NA             22.55          NA
Jacksonville Bancorp Inc.                    14.48          116.36           86        74,532             12.86        7.49
Piedmont Bancorp Inc.                         7.90          122.05           34        22,493             12.65        4.08
Southern Missouri Bancorp Inc.               16.17          115.01           59           -               16.80        6.68

Maximum                                      18.02          155.00           86        74,532             26.08        7.49
Minimum                                       7.90          111.04           25           -                3.63         -
Average                                      14.52          120.27           52        14,397             14.63        2.58
Median                                       14.78          116.36           49           -               12.86        0.38

SOURCE: SNL & F&C CALCULATIONS        11

FERGUSON & COMPANY  EXHIBIT II.5 - COMPARATIVES OPERATIONS CHARACTERISTICS
------------------

                                                        Net Income            ROAA                        ROAE                Loan
                                  Average                   Before          Before   Core    Return on  Before   Core         Loss
                                   Assets  Net Income  Extra Items   ROAA    Extra   ROAA   Avg Equity   Extra   ROAE    Provision
                                    ($000)      ($000)       ($000)    (%)      (%)    (%)          (%)     (%)    (%)       ($000)
Short Name                            LTM         LTM          LTM    LTM      LTM    LTM          LTM     LTM    LTM          LTM
Classic Bancshares Inc.           134,929         916          916   0.68     0.68   0.65         4.52    4.52   4.34           95
Cameron Financial Corp            214,925       2,460        2,460   1.14     1.14   1.12         5.45    5.45   5.36          (94)
First Bancshares Inc.             169,315       1,769        1,769   1.04     1.04   1.07         7.49    7.49   7.71           68
Frankfort First Bancorp Inc.      135,040       1,622        1,622   1.20     1.20   1.20         6.75    6.75   6.75            -
Texarkana First Financial Corp    185,955       3,306        3,306   1.78     1.78   1.69        11.85   11.85  11.23         (100)
Green Street Financial Corp.      175,333       2,807        2,807   1.60     1.60   1.60         4.55    4.55   4.55            -
Great American Bancorp            146,126       1,040        1,040   0.71     0.71   0.71         3.82    3.82   3.81          156
Haywood Bancshares Inc.           152,092         116          116   0.08     0.08   1.12         0.53    0.53   7.70           20
Jacksonville Bancorp Inc.         235,220       3,138        3,138   1.33     1.33   1.33         9.13    9.13   9.13           20
Piedmont Bancorp Inc.             130,621       1,643        1,643   1.26     1.26   1.20         7.67    7.67   7.31           96
Southern Missouri Bancorp Inc.    158,640       1,064        1,064   0.67     0.67   0.71         4.17    4.17   4.43          771

Maximum                           235,220       3,306        3,306   1.78     1.78   1.69        11.85   11.85  11.23          771
Minimum                           130,621         116          116   0.08     0.08   0.65         0.53    0.53   3.81         (100)
Average                           167,109       1,807        1,807   1.04     1.04   1.13         5.99    5.99   6.57           94
Median                            158,640       1,643        1,643   1.14     1.14   1.12         5.45    5.45   6.75           20

SOURCE: SNL & F&C CALCULATIONS        12

FERGUSSON & COMPANY       EXHIBIT II.5 - COMPARATIVES OPERATIONS CHARACTERISTICS
-------------------

                                        Total        Total    Net Loan                 Common    Dividend    Interest     Interest
                                  Noninterest  Noninterest Chargeoffs/     LTM EPS  Dividends      Payout     Income/     Expense/
                                       Income      Expense   Avg Loans After Extra  Per Share       Ratio  Avg Assets   Avg Assets
                                        ($000)       ($000)         (%)         ($)        ($)         (%)         (%)          (%)
Short Name                                LTM          LTM         LTM         LTM        LTM         LTM         LTM          LTM
Classic Bancshares Inc.                   574        3,966        0.09        0.74       0.29       39.19        7.12         3.64
Cameron Financial Corp                    248        4,205        0.01        1.01       0.28       27.72        7.93         4.32
First Bancshares Inc.                     677        3,844        0.02        0.80       0.12       14.38        7.60         4.10
Frankfort First Bancorp Inc.               58        1,713           -        0.97       0.80       82.47        7.25         4.21
Texarkana First Financial Corp            882        2,927        0.01        1.96       0.58       29.59        7.89         4.25
Green Street Financial Corp.              132        3,127           -        0.69       0.61       88.41        7.47         3.20
Great American Bancorp                  1,189        5,058        0.03        0.66       0.42       63.64        7.44         3.41
Haywood Bancshares Inc.                   452        2,585           -        0.10       0.60      600.00        7.38         4.11
Jacksonville Bancorp Inc.               1,352        5,426        0.02        1.26       0.50       39.68        7.63         3.99
Piedmont Bancorp Inc.                     389        2,961       (0.05)       0.59       0.44       74.58        7.93         4.02
Southern Missouri Bancorp Inc.            777        3,567        0.16        0.69       0.50       72.46        7.18         3.87

Maximum                                 1,352        5,426        0.16        1.96       0.80      600.00        7.93         4.32
Minimum                                    58        1,713       (0.05)       0.10       0.12       14.38        7.12         3.20
Average                                   612        3,580        0.03        0.86       0.47      102.92        7.53         3.92
Median                                    574        3,567        0.01        0.74       0.50       63.64        7.47         4.02

SOURCE: SNL & F&C CALCULATIONS        13

FERGUSON & COMPANY        EXHIBIT II.5 - COMPARATIVES OPERATIONS CHARACTERISTICS
------------------

                                   Net Interest       Gain on       Real    Noninterest           G&A    Noninterest      Net Oper
                                        Income/         Sale/     Estate        Income/      Expense/       Expense/     Expenses/
                                     Avg Assets    Avg Assets    Expense     Avg Assets    Avg Assets     Avg Assets    Avg Assets
                                            (%)           (%)     ($000)            (%)           (%)            (%)           (%)
Short Name                                  LTM           LTM        LTM            LTM           LTM            LTM           LTM
Classic Bancshares Inc.                    3.47          0.01        (19)          0.43          2.86           2.94          2.44
Cameron Financial Corp                     3.61          0.03          9           0.12          1.95           1.96          1.84
First Bancshares Inc.                      3.50         (0.02)       (85)          0.40          2.30           2.27          1.90
Frankfort First Bancorp Inc.               3.04           -          -             0.04          1.27           1.27          1.23
Texarkana First Financial Corp             3.64          0.14         (6)          0.47          1.58           1.57          1.10
Green Street Financial Corp.               4.27           -            6           0.08          1.78           1.78          1.70
Great American Bancorp                     4.03           -          (21)          0.81          3.48           3.46          2.66
Haywood Bancshares Inc.                    3.27         (0.08)      (451)          0.30          1.96           1.70          1.66
Jacksonville Bancorp Inc.                  3.64           -         (158)          0.57          2.37           2.31          1.80
Piedmont Bancorp Inc.                      3.92          0.09       (114)          0.30          2.35           2.27          2.06
Southern Missouri Bancorp Inc.             3.31          0.03        (40)          0.49          2.27           2.25          1.78

Maximum                                    4.27          0.14          9           0.81          3.48           3.46          2.66
Minimum                                    3.04         (0.08)      (451)          0.04          1.27           1.27          1.10
Average                                    3.61          0.02        (80)          0.36          2.20           2.16          1.83
Median                                     3.61           -          (21)          0.40          2.27           2.25          1.80

SOURCE: SNL & F&C CALCULATIONS        14

FERGUSON & COMPANY    EXHIBIT II.5 - COMPARATIVES OPERATIONS CHARACTERISTICS
------------------

                                        Total  Amortization             Extra and                             Yield on      Cost of
                                 Nonrecurring           of         Tax  After Tax  Efficiency   Preferred  Int Earning  Int Bearing
                                      Expense  Intangibles   Provision      Items       Ratio   Dividends       Assets  Liabilities
                                       ($000)       ($000)      ($000)     ($000)         (%)      ($000)          (%)          (%)
Short Name                                LTM          LTM         LTM        LTM         LTM         LTM          LTM          LTM
Classic Bancshares Inc.                     -          124         337          -       73.43           -         7.61         4.35
Cameron Financial Corp                      -            -       1,503          -       52.41           -         8.32         5.58
First Bancshares Inc.                      46           34         846          -       58.98           -         8.02         4.94
Frankfort First Bancorp Inc.                -            -         833          -       41.10           -         7.43         5.18
Texarkana First Financial Corp              -            -       1,785          -       38.31           -         8.10         5.15
Green Street Financial Corp.                -            -       1,689          -       40.94           -         7.59         5.03
Great American Bancorp                      -            -         827          -       71.74           -         7.96         4.28
Haywood Bancshares Inc.                 2,313           53         264          -       55.01           -         7.65         4.89
Jacksonville Bancorp Inc.                   -            -       1,325          -       56.35           -         7.82         4.78
Piedmont Bancorp Inc.                       -            -         926          -       55.83           -         8.13         4.93
Southern Missouri Bancorp Inc.            150            -         522          -       59.86           -         7.40         4.71

Maximum                                 2,313          124       1,785          -       73.43           -         8.32         5.58
Minimum                                     -            -         264          -       38.31           -         7.40         4.28
Average                                   228           19         987          -       54.91           -         7.82         4.89
Median                                      -            -         846          -       55.83           -         7.82         4.93

SOURCE: SNL & F&C CALCULATIONS        15

FERGUSON & COMPANY        EXHIBIT II.5 - COMPARATIVES OPERATIONS CHARACTERISTICS
------------------

                                                      Interest     Loan Loss
                                         Effective       Yield    Provision/
                                          Tax Rate      Spread    Avg Assets
                                               (%)         (%)           (%)
Short Name                                     LTM         LTM           LTM
Classic Bancshares Inc.                      26.90        3.26          0.07
Cameron Financial Corp                       37.93        2.74         (0.04)
First Bancshares Inc.                        32.35        3.08          0.04
Frankfort First Bancorp Inc.                 33.93        2.25           -
Texarkana First Financial Corp               35.06        2.95         (0.05)
Green Street Financial Corp.                 37.57        2.56           -
Great American Bancorp                       44.30        3.68          0.11
Haywood Bancshares Inc.                      69.47        2.76          0.01
Jacksonville Bancorp Inc.                    29.69        3.04          0.01
Piedmont Bancorp Inc.                        36.05        3.20          0.07
Southern Missouri Bancorp Inc.               32.91        2.69          0.49

Maximum                                      69.47        3.68          0.49
Minimum                                      26.90        2.25         (0.05)
Average                                      37.83        2.93          0.06
Median                                       35.06        2.95          0.01

SOURCE: SNL & F&C CALCULATIONS        16

FERGUSON & COMPANY           EXHIBIT II.6 - COMPARATIVES PRICING CHARACTERISTICS
------------------

                                                              Current    Current       Price    Current     Current
                                                                Stock     Market         LTM     Price/    Price/ T     Price/
           Abbreviated                                          Price      Value    Core EPS     Book V      Book V     Assets
Ticker     Name                   City                State       ($)       ($M)         (x)        (%)         (%)        (%)
CLAS       ClassicBcshs-KY        Ashland             KY       14.750      19.17        20.5       92.5       107.3       13.4
CMRN       CameronFinlCorp-MO     Cameron             MO       16.000      38.94        16.0       88.8        88.8       17.6
FBSI       FirstBcshs-MO          Mountain Grove      MO       12.625      27.30        15.4      112.9       117.8       15.8
FKKY       FranfortFirst-KY       Frankfort           KY       15.000      23.76        15.5      106.5       106.5       17.6
FTF        TexarkanaFirst-AR      Texarkana           AR       24.125      40.43        13.0      147.5       147.5       21.3
GSFC       GreenStreetFin-NC      Fayetteville        NC       14.375      58.70        20.8       97.3        97.3       34.0
GTPS       GreatAmrcnBncp-IL      Champaign           IL       16.000      21.75        24.2       94.3        94.3       14.7
HBS        HaywoodBcshs-NC        Waynesville         NC       16.750      20.94        12.2       98.0       101.3       14.0
JXVL       Jacksonville-TX        Jacksonville        TX       16.125      39.05        12.8      111.4       111.4       16.1
PDB        PiedmontBancorp-NC     Hillsborough        NC        9.375      25.20        16.5      118.7       118.7       19.8
SMBC       SthrnMissouBncp-MO     Poplar Bluff        MO       15.500      20.79        21.2       95.9        95.9       14.0

Maximum                                                        24.125      58.70        24.2      147.5       147.5       34.0
Minimum                                                         9.375      19.17        12.2       88.8        88.8       13.4
Average                                                        15.511      30.55        17.1      105.8       107.9       18.0
Median                                                         15.500      25.20        16.0       98.0       106.5       16.1

SOURCE: SNL & F&C CALCULATIONS        17

FERGUSON & COMPANY          EXHIBIT 11.6 - COMPARATIVES PRICING CHARACTERISTICS
------------------

                                                 Tangible                                            ROACE
             Current       Total      Equity/     Equity/        Core         Core        Core      Before
            Dividend      Assets       Assets    T Assets         EPS         ROAA        ROAE       Extra    Merger     Current
               Yield      ($000)          (%)         (%)         ($)          (%)         (%)         (%)   Target?     Pricing
Ticker           (%)         MRQ          MRQ         MRQ         LTM          LTM         LTM         LTM    (Y/N)         Date
CLAS            2.17     143,450         14.4        12.7        0.72         0.65        4.34        4.52      N       12/09/98
CMRN            1.75     220,784         19.9        19.9        1.00         1.12        5.36        5.45      N       12/09/98
FBSI            0.95     173,174         14.0        13.5        0.82         1.07        7.71        7.49      N       12/09/98
FKKY            5.87     134,734         16.6        16.6        0.97         1.20        6.75        6.75      N       12/09/98
FTF             2.65     189,451         14.5        14.5        1.86         1.69       11.23       11.85      N       12/09/98
GSFC            3.34     172,705         34.9        34.9        0.69         1.60        4.55        4.55      N       12/09/98
GTPS            2.75     149,114         15.6        15.6        0.66         0.71        3.81        3.82      N       12/09/98
HBS             3.82     149,542         14.3        13.9        1.37         1.12        7.70        0.53      N       12/09/98
JXVL            3.10     242,673         14.5        14.5        1.26         1.33        9.13        9.13      N       12/09/98
PDB             5.12     127,607         16.7        16.7        0.57         1.20        7.31        7.67      N       12/09/98
SMBC            3.23     156,193         14.6        14.6        0.73         0.71        4.43        4.17      N       12/09/98

Maximum         5.87     242,673         34.9        34.9        1.86         1.69       11.23       11.85
Minimum         0.95     127,607         14.0        12.7        0.57         0.65        3.81        0.53
Average         3.16     169,039         17.3        17.0        0.97         1.13        6.57        5.99
Median          3.10     156,193         14.6        14.6        0.82         1.12        6.75        5.45

SOURCE: SNL & F& C CALCULATIONS       18

FERGUSON & COMPANY           EXHIBIT II.6 - COMPARATIVES PRICING CHARACTERISTICS
------------------

                     NPAs/    Price/    Core    Core     Core
                    Assets      Core     EPS    ROAA     ROAE
                       (%)       EPS     ($)     (%)      (%)
Ticker                 MRQ       (x)     MRQ     MRQ      MRQ
CLAS                  0.35      21.7    0.17    0.59     4.04
CMRN                  0.40      14.3    0.28    1.19     5.88
FBSI                  0.03      15.8    0.20    1.04     7.42
FKKY                   -        15.0    0.25    1.23     7.10
FTF                   0.03      11.6    0.52    1.81    12.40
GSFC                  0.13      18.9    0.19    1.68     4.80
GTPS                   -        22.2    0.18    0.69     3.99
HBS                   0.51      15.5    0.27    0.89     6.16
JXVL                  0.62      13.0    0.31    1.26     8.64
PDB                   0.68      16.7    0.14    1.19     7.17
SMBC                  1.06      15.5    0.25    0.92     6.10

Maximum               1.06      22.2    0.52    1.81    12.40
Minimum                -        11.6    0.14    0.59     3.99
Average               0.35      16.4    0.25    1.14     6.70
Median                0.35      15.5    0.25    1.19     6.16

SOURCE: SNL & F&C CALCULATIONS        19

FERGUSON & COMPANY              EXHIBIT II.7 - COMPARATIVES RISK CHARACTERISTICS
------------------

                                                           NPAs + Loans                                                   Net Loan
                                             NPAs/         90+ Pst Due/        NPAs/      Reserves/      Reserves/     Chargeoffs/
                                            Assets               Assets       Equity          Loans           NPAs       Avg Loans
                                                (%)                  (%)          (%)            (%)            (%)             (%)
Short Name                                     MRQ                  MRQ          MRQ            MRQ            MRQ             MRQ
Classic Bancshares Inc.                       0.35                 0.56         2.40           0.88         170.28            0.10
Cameron Financial Corp                        0.40                 1.06         1.99           0.87         181.24            0.04
First Bancshares Inc.                         0.03                 1.81         0.24           0.36         947.37            0.03
Frankfort First Bancorp Inc.                     -                 0.15            -           0.08             NM               -
Texarkana First Financial Corp                0.03                 0.18         0.20           0.64             NM            0.01
Green Street Financial Corp.                  0.13                 0.13         0.38           0.19         110.87               -
Great American Bancorp                           -                 0.12            -           0.47             NM            0.08
Haywood Bancshares Inc.                       0.51                 0.51         3.55           0.68          99.34               -
Jacksonville Bancorp Inc.                     0.62                 0.62         4.28           0.63          78.01               -
Piedmont Bancorp Inc.                         0.68                 0.68         4.06           0.97         116.45           (0.11)
Southern Missouri Bancorp Inc.                1.06                 1.06         7.22           1.13          80.52           (0.07)

Maximum                                       1.06                 1.81         7.22           1.13         947.37            0.10
Minimum                                          -                 0.12            -           0.08          78.01           (0.11)
Average                                       0.35                 0.63         2.21           0.63         223.01            0.01
Median                                        0.35                 0.56         1.99           0.64         113.66               -

SOURCE: SNL & F&C CALCULATIONS        20

FERGUSON & COMPANY
------------------
                EXHIBIT II.7 - COMPARATIVES RISK CHARACTERISTICS

                                         Intangible  One Year             Earn Assets/
                                 Loans/     Assets/  Cum Gap/       Net    Int Bearing
                                 Assets      Equity    Assets     Loans    Liabilities
                                     (%)         (%)       (%)    ($000)            (%)
Short Name                          MRQ         MRQ       MRY       MRQ            MRQ
Classic Bancshares Inc.           67.54       13.71        NA    96,042         111.04
Cameron Financial Corp            82.37           -     (1.90)  180,277         121.55
First Bancshares Inc.             87.04        4.08        NA   150,193         114.50
Frankfort First Bancorp Inc.      94.94           -        NA   127,821         119.71
Texarkana First Financial Corp    82.23           -    (21.53)  154,778         117.80
Green Street Financial Corp.      76.40           -     (6.30)  131,698         155.00
Great American Bancorp            84.33           -    (30.10)  125,164         114.66
Haywood Bancshares Inc.           74.60        3.22     (4.86)  110,811         115.24
Jacksonville Bancorp Inc.         77.05           -        NA   185,805         116.36
Piedmont Bancorp Inc.             81.35           -     (6.92)   99,084         122.05
Southern Missouri Bancorp Inc.    75.23           -        NA   116,181         115.01

Maximum                           94.94       13.71     (1.90)  185,805         155.00
Minimum                           67.54           -    (30.10)   96,042         111.04
Average                           80.28        1.91    (11.94)  134,350         120.27
Median                            81.35           -     (6.61)  127,821         116.36

SOURCE: SNL & F&C CALCULATIONS        21

                                  EXHIBIT III

FERGUSON & COMPANY                 EXHIBIT III - BANKSEARCH REPORT
------------------

                                                     BK Financial Highlights
Community Savings Bank, SSB                             708 South Church Street
ID Number:  29062                                        Burlington, NC  27215


                                                          Jun-98       Dec-97      Dec-96    Dec-95    Dec-94
                                                          (YTD)         (YTD)      (YTD)     (YTD)     (YTD)
BALANCE SHEET:
Total Assets                                               171,793      168,612   156,809   152,315   141,870
Securities                                                  33,773       41,995    57,700    66,751    65,334
Held-to-Maturity Secs(AmortCost)                            13,190       22,048    36,684    45,695    53,261
Avail for Sale Secs (Fair Value)                            20,583       19,947    21,016    21,056    12,073
Total Loans & Leases(C)                                    120,794      113,519    88,396    77,800    69,128
Total Deposits                                             138,899      135,663   122,737   119,106   119,449
Total Loans/Total Deposits                                   86.97        83.68     72.02     65.32     57.87
Provision for Credit Loss                                      200          360        60         -        30

CAPITAL:
Total Equity Capital                                        23,455       22,837    22,167    21,747    20,630
Total Capital (Tier 1+2+3)                                  24,318       23,618    22,570    22,110    21,202
Tangible Equity Ratio                                        13.73        13.74     14.18     15.11     14.39
Risk-Adjusted Capital Ratio                                  27.39        29.04     35.57     32.32     32.87
Core Capital/Risk Weighted Assets                            26.29        28.08     34.91     31.79     32.31
Core Capital/Adjusted Total Assets                           13.73        13.74     14.18     15.11     14.39
Dividend Payout                                                  -            -         -         -         -

PROFITABILITY:
Net Income (Loss)                                              600          590       399       909       919
Return on Average Assets                                      0.71         0.36      0.26      0.62      0.65
Return on Average Equity                                      5.18         2.61      1.82      4.29      4.45
Net Interest Spread/AEA                                       3.52         3.14      2.86      2.86      3.49
Net Interest Margin/AA                                        3.28         2.99      2.76      2.77      3.39

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv                          1.97         1.02      0.96      0.56      1.05
Loan Loss Reserve/Nonperf Loans                             410.46       324.07    194.01    290.32    161.43
Adjusted Nonperf Assets/TA                                    0.28         0.14      0.14      0.15      0.16
PastDue 90 Days:Loans & Leases/GL                             0.20         0.21      0.25      0.16      0.32
Loan Loss Reserve/TL                                          0.81         0.69      0.48      0.46      0.52
Net Charge-Offs(YTD)/Average Loans                               -            -     (0.00)        -     (0.00)
Real Estate Loans/GDL                                        97.36        98.47     99.62     99.70     99.66

LIQUIDITY:
Brokered Deposits/TD                                             -            -         -         -         -
Avg Int-Bear Asset/Avg Int-Bear Liab                        113.42       114.53    115.79    116.20    116.37
Pledged Securities/Total Securities                          26.25        25.80     20.75         -         -
Tot Secs:Fair Val to Amrtzd Cost                            101.28       100.95    100.40     99.16     96.49

SOURCE: SHESHUNOFF INFORMATION SERVICES                1

FERGISON & COMPANY                      EXHIBIT III - BANKSEARCH REPORT
------------------

                                                    BK Financial Highlights
Community Savings Bank, SSB                             708 South Church Street
ID Number:  29062                                        Burlington, NC  27215


                                                          Jun-98       Mar-98      Dec-97    Sep-97    Jun-97    Jun-98
                                                          (QTR)         (QTR)      (QTR)     (QTR)     (QTR)     (LTM)
BALANCE SHEET:
Total Assets                                               171,793      169,079   168,612   166,862   162,137   171,793
Securities                                                  33,773       36,578    41,995    46,530    49,650    33,773
Held-to-Maturity Secs(AmortCost)                            13,190       18,289    22,048    24,410    26,292    13,190
Avail for Sale Secs (Fair Value)                            20,583       18,289    19,947    22,120    23,358    20,583
Total Loans & Leases(C)                                    120,794      116,680   113,519   107,932    99,818   120,794
Total Deposits                                             138,899      136,575   135,663   133,753   129,310   138,899
Total Loans/Total Deposits                                   86.97        85.43     83.68     80.70     77.19        87
Provision for Credit Loss                                      100          100       270        30        30       500

CAPITAL:
Total Equity Capital                                        23,455       23,157    22,837    23,070    22,739    23,455
Total Capital (Tier 1+2+3)                                  24,318       24,038    23,618    23,581    23,220    24,318
Tangible Equity Ratio                                        13.73        13.59     13.74     14.08     14.09     13.73
Risk-Adjusted Capital Ratio                                  27.39        27.56     29.04     30.72     32.16     27.39
Core Capital/Risk Weighted Assets                            26.29        26.55     28.08     30.06     31.49     26.29
Core Capital/Adjusted Total Assets                           13.73        13.59     13.74     14.08     14.09     13.73
Dividend Payout                                                  -            -       N/A         -         -         -

PROFITABILITY:
Net Income (Loss)                                              250          350      (265)      262       369       597
Return on Average Assets                                      0.59         0.83     (0.63)     0.64      0.92      0.36
Return on Average Equity                                      4.29         6.09     (4.62)     4.58      6.56      2.59
Net Interest Spread/AEA                                       3.54         3.54      3.19      3.09      3.16      3.34
Net Interest Margin/AA                                        3.27         3.30      3.01      2.93      3.03      3.13

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv                          1.97         1.14      1.02      1.46      1.31      1.97
Loan Loss Reserve/Nonperf Loans                             410.46       320.36    324.07    148.55    157.70    410.46
Adjusted Nonperf Assets/TA                                    0.28         0.16      0.14      0.21      0.19      0.28
PastDue 90 Days:Loans & Leases/GL                             0.20         0.24      0.21      0.32      0.31      0.20
Loan Loss Reserve/TL                                          0.81         0.76      0.69      0.47      0.48      0.81
Net Charge-Offs(YTD)/Average Loans                               -            -         -         -         -         -
Real Estate Loans/GDL                                        97.36        98.09     98.47     98.66     99.13     97.36

LIQUIDITY:
Brokered Deposits/TD                                             -            -         -         -         -         -
Avg Int-Bear Asset/Avg Int-Bear Liab                        113.26       113.16    113.61    114.13    115.01    113.70
Pledged Securities/Total Securities                          26.25        24.00     25.80     23.23     21.72     26.25
Tot Secs:Fair Val to Amrtzd Cost                            101.28       100.94    100.95    100.42    100.39    101.28

SOURCE: SHESHUNOFF INFORMATION SERVICES              2

                                  EXHIBIT IV

FERGUSON & COMPANY             EXHIBIT IV - COMPARATIVES BANKSEARCH REPORTS
------------------
                                            FINANCIAL HIGHLIGHTS


Classic Bank                          344 17th Street
Docket Number:  4259                  Ashland, KY  41105
TICKER: CLAS


                                             Jun 1998      Dec 1997        Dec 1996       Dec 1995      Dec 1994       Dec 1993
                                               (YTD)         (YTD)          (YTD)           (YTD)         (YTD)          (YTD)
BALANCE SHEET:
Total Assets                                    68,336        66,993         61,097        62,486        60,891         58,716
%CH:Total Assets                                  3.81          9.65          (2.22)         2.62          3.70           9.82
Total Loans $(000)                              54,465        52,606         44,848        42,904        35,373         33,108
Total Deposits                                  52,639        46,025         45,793        47,923        48,549         51,668
Deps:Broker Originated                               -             -              -         3,462             -              -

CAPITAL:
Consol:Equity Capital                            8,162         7,912          7,532        13,158         7,470          6,982
Total Equity Capital                             8,162         7,912          7,532        13,158         7,470          6,982
Tier 1 (Core) Capital                            7,987         7,747          7,386        12,905         7,470          6,982
Total Risk-based Capital                         8,323         8,073          7,701        13,171         7,470          6,982
Total Equity Capital/TA                          11.94         11.81          12.33         21.06         12.27          11.89
Tier 1 Risk-Based Capital Ratio                  20.98         22.52          25.03         47.59         32.14          30.67
Tier 1 Leverage Capital Ratio                    11.72         11.59          12.12         20.78         12.27          11.89
Tangible Capital/Tang Assets                     11.72         11.59          12.12         20.78         12.27          11.89
Total Risk-Based Capital Ratio                   21.87         23.46          26.10         48.57         32.14          30.67

PROFITABILITY
Net Income (Loss)                                  100           250            132           324           417            558
Return on Average Assets                          0.29          0.39           0.21          0.53          0.70           0.99
Return on Average Equity                          2.48          3.24           1.22          3.76          5.77           8.30
Net Interest Margin/AA                            2.61          2.56           2.85          2.29          2.55           2.68
Total Noninterest Income/AA                       0.46          0.39           0.23          0.24          0.11           0.09
Total Overhead Expense/AA                         2.71          2.47           2.79          1.74          1.56           1.54
Yield on Average Earning Assets                   7.43          7.38           7.23          7.12          6.53           6.94

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab            111.96        111.97         119.47        114.27        112.14         112.33
Brokered Deposits/TD                                 -             -              -          7.22             -              -

ASSET QUALITY:
Nonaccruing Loans/GL                              0.02          0.37           1.07          0.79             -              -
Nonperf Lns/Loan Loss Reserve                     5.06         85.63         152.70        129.32        142.09         230.09
Repossessed Assets (incl OREO)/TA                 0.07          0.03           0.02             -          0.29           0.04
Net Charge-Offs(YTD)/Average Loans                0.03          0.06           0.05          0.52          0.59          (0.31)

SOURCE: SHESHUNOFF INFORMATION SERVICES      1

FERGUSON & COMPANY                 EXHIBIT IV - COMPARATIVE BANKSEARCH REPORTS
------------------
                                                 FINANCIAL HIGHLIGHTS


The First National Bank of Paintsville      240 Main Street
Certificate Number:  2717                   Paintsville, KY  41240
TICKER: CLAS

                                                Jun 1998       Dec 1997      Dec 1996        Dec 1995       Dec 1994       Dec 1993
                                                 (YTD)          (YTD)          (YTD)          (YTD)          (YTD)          (YTD)
BALANCE SHEET:
Total Assets                                     71,165         69,660         69,094         58,649         67,672         67,975
Securities                                       21,582         20,086         20,234         26,809         38,251         32,820
Held-to-Maturity Secs(AmortCost)                      -              -              -              -         38,083              -
Avail for Sale Secs (Fair Value)                 21,582         20,086         20,234         26,809            168              -
Total Loans & Leases(C)                          39,067         37,598         35,892         27,012         23,768         25,425
Total Deposits                                   55,395         53,638         52,607         51,663         61,013         61,664
Total Loans/Total Deposits                        70.52          70.10          68.23          52.29          38.96          41.23
Provision for Credit Loss                            27            123             23            169              -            105

CAPITAL:
Total Equity Capital                             11,552         11,200         10,413          6,330          5,974          5,522
Total Capital (Tier 1+2+3)                        9,066          8,658          7,789          6,677          6,275          5,796
Tangible Equity Ratio                             12.46          12.22          10.95          10.59           8.72           7.89
Risk-Adjusted Capital Ratio                       23.10          23.16          22.92          23.76          22.60          20.44
Core Capital/Risk Weighted Assets                 21.84          21.91          21.67          22.51          21.51          19.47
Core Capital/Adjusted Total Assets                12.46          12.22          10.95          10.59           8.72           7.89
Dividend Payout                                   23.64          27.12              -          53.64          20.00          93.75

PROFITABILITY:
Net Income (Loss)                                   423            944            212            755            565            336
Return on Average Assets                           1.19           1.36           0.33           1.20           0.83           0.51
Return on Average Equity                           7.42           8.83           2.53          12.27           9.83           6.10
Net Interest Spread/AEA                            4.63           4.96           1.23           4.55           3.56           3.33
Net Interest Margin/AA                             4.14           4.42           1.11           4.22           3.35           3.13

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv               1.19           0.55           3.85           9.45           3.11           9.33
Loan Loss Reserve/Nonperf Loans                  481.48       1,043.75         161.26          69.84         154.36          50.65
Adjusted Nonperf Assets/TA                         0.45           0.37           0.99           1.64           0.80           0.93
PastDue 90 Days:Loans & Leases/GL                  0.26           0.06           0.41           1.49           0.10           1.54
Loan Loss Reserve/TL                               1.33           1.33           1.36           1.65           1.27           1.08
Net Charge-Offs(YTD)/Average Loans                    -           0.30           0.19           0.09          (0.11)          0.35
Real Estate Loans/GDL                             73.61          77.37          72.26          57.63          62.24          65.62

LIQUIDITY:
Brokered Deposits/TD                                  -              -              -              -              -              -
Avg Int-Bear Asset/Avg Int-Bear Liab             124.31         122.88         120.67         121.16         118.76         116.08
Pledged Securities/Total Securities               34.58          40.96          50.60          27.05          23.78          24.45
Tot Secs:Fair Val to Amrtzd Cost                 100.75         100.59          99.40         100.03          98.07         100.30

SOURCE: SHESHUNOFF INFORMATION SERVICES         2

FERGUSON & COMPANY                 EXHIBIT IV - COMPARATIVES BANKSEARCH REPORTS
------------------                                FINANCIAL HIGHLIGHTS



Cameron Savings and Loan Association, F.A.     123 East Third Street
Docket Number: 2025                            Cameron, MO  64429
TICKER: CMRN

                                          Jun 1998       Dec 1997       Dec 1996        Dec 1995      Dec 1994       Dec 1993
                                           (YTD)          (YTD)           (YTD)          (YTD)         (YTD)          (YTD)
BALANCE SHEET:
Total Assets                               214,817        202,872         179,770        163,500       144,685        142,462
%CH:Total Assets                              8.01          12.85            9.95          13.00          1.56           2.76
Total Loans $(000)                         183,185        181,922         161,939        136,838       119,692        112,552
Total Deposits                             134,403        132,094         124,104        125,119       123,108        123,010
Deps:Broker Originated                           -              -               -              -             -              -

CAPITAL:
Consol:Equity Capital                       35,345         34,272          33,577         32,817        19,674         18,231
Total Equity Capital                        35,345         34,272          33,577         32,817        19,674         18,231
Tier 1 (Core) Capital                       35,345         34,272          33,577         32,817        19,657         17,921
Total Risk-based Capital                    36,925         35,953          34,357         33,837        20,519         18,495
Total Equity Capital/TA                      16.45          16.89           18.68          20.07         13.60          12.80
Tier 1 Risk-Based Capital Ratio              24.33          24.36           27.71          32.76         23.57          23.48
Tier 1 Leverage Capital Ratio                16.45          16.89           18.68          20.11         13.62          12.62
Tangible Capital/Tang Assets                 16.45          16.89           18.68          20.11         13.62          12.62
Total Risk-Based Capital Ratio               25.41          25.56           28.36          33.78         24.60          24.23

PROFITABILITY
Net Income (Loss)                            1,114          2,099           1,616          2,130         1,561          2,197
Return on Average Assets                      1.06           1.08            0.96           1.35          1.09           1.36
Return on Average Equity                      6.42           6.18            4.89           7.06          8.24          11.14
Net Interest Margin/AA                        3.40           3.52            3.80           3.56          3.39           3.39
Total Noninterest Income/AA                   0.22           0.19            0.24           0.30          0.20           0.20
Total Overhead Expense/AA                     1.99           1.88            2.21           1.62          1.83           1.37
Yield on Average Earning Assets               8.31           8.38            8.22           7.95          7.54           7.80

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab        116.22         117.84          123.34         123.92        113.87         113.01
Brokered Deposits/TD                             -              -               -              -             -              -

ASSET QUALITY:
Nonaccruing Loans/GL                          0.47           0.34            0.12           0.33          0.21              -
Nonperf Lns/Loan Loss Reserve                62.22          44.91           20.01          57.97         37.83         121.63
Repossessed Assets (incl OREO)/TA             0.01           0.11            0.03           0.00          0.04           0.11
Net Charge-Offs(YTD)/Average Loans            0.00           0.01            0.01           0.00          0.01           0.02

SOURCE: SHESHUNOFF INFORMATION SERVICES         3

FERGUSON & COMPANY        EXHIBIT IV - COMPARATIVES BANKSEARCH REPORTS
------------------
                                    FINANCIAL HIGHLIGHTS


First Home Savings Bank            142 East First Street
Docket Number: 5233                Mountain Grove, MO  65711
TICKER: FBSI

                                        Jun 1998    Dec 1997    Dec 1996     Dec 1995     Dec 1994     Dec 1993
                                           (YTD)       (YTD)       (YTD)        (YTD)        (YTD)        (YTD)
BALANCE SHEET:
Total Assets                             170,665     159,787     155,249      136,507      123,435      111,099
%CH:Total Assets                            5.19        2.92       13.73        10.59        11.10        20.42
Total Loans $(000)                       147,287     138,794     126,579      112,952       94,320       80,851
Total Deposits                           142,897     122,289     114,305      102,900      104,571       82,857
Deps:Broker Originated                       -           -           -            -            -            -

CAPITAL:
Consol:Equity Capital                     20,393      19,210      18,375       18,468       16,980       17,642
Total Equity Capital                      20,393      19,210      18,375       18,468       16,980       17,642
Tier 1 (Core) Capital                     18,862      18,664      17,901       17,982       16,413       17,269
Total Risk-based Capital                  19,070      18,849      18,064       18,120       16,062       16,950
Total Equity Capital/TA                    11.95       12.02       11.84        13.53        13.76        15.88
Tier 1 Risk-Based Capital Ratio            16.13       17.45       17.97        20.54        22.08        25.76
Tier 1 Leverage Capital Ratio              11.15       11.72       11.56        13.21        13.37        15.64
Tangible Capital/Tang Assets               11.15       11.72       11.56        13.21        13.37        15.64
Total Risk-Based Capital Ratio             16.31       17.62       18.13        20.70        21.61        25.29

PROFITABILITY
Net Income (Loss)                            810       1,799       1,010          820          961          953
Return on Average Assets                    0.96        1.13        0.70         0.65         0.82         0.94
Return on Average Equity                    8.19        9.51        5.36         4.62         5.55         6.67
Net Interest Margin/AA                      3.43        3.32        3.27         2.97         2.95         3.18
Total Noninterest Income/AA                 0.40        0.41        0.31         0.16         0.12         0.21
Total Overhead Expense/AA                   2.35        1.92        2.41         2.08         1.89         1.91
Yield on Average Earning Assets             8.07        8.08        7.83         7.50         6.63         7.02

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab      111.67      111.87      113.54       113.70       116.97       114.90
Brokered Deposits/TD                         -           -           -            -            -            -

ASSET QUALITY:
Nonaccruing Loans/GL                        0.04        0.04        0.04         0.04         0.06         0.08
Nonperf Lns/Loan Loss Reserve             933.06      308.18      171.30        96.15        85.13       105.33
Repossessed Assets (incl OREO)/TA            -           -           -            -           0.04         0.04
Net Charge-Offs(YTD)/Average Loans          0.00        0.04        0.12         0.01         0.04         0.00

SOURCE: SHESHUNOFF INFORMATION SERVICES   4

FERGUSON & COMPANY       EXHIBIT IV - COMAPRATIVES BANKSEARCH REPORTS FINANCIAL
------------------
                                      HIGHLIGHTS


First Federal Savings Bank               216 W. Main Street
Docket Number: 4381                      Frankfort, KY  40602
TICKER: FKKY

                                               Jun 1998         Dec 1997      Dec 1996       Dec 1995      Dec 1994      Dec 1993
                                                 (YTD)           (YTD)          (YTD)         (YTD)         (YTD)         (YTD)
BALANCE SHEET:
Total Assets                                      134,413          132,761        129,936       138,602       110,008       107,682
%CH:Total Assets                                     1.84             2.17          (6.25)        25.99          2.16          3.42
Total Loans $(000)                                126,770          124,601        115,783       104,175       102,796        96,308
Total Deposits                                     82,249           83,716         89,596        84,004        86,990        87,331
Deps:Broker Originated                                  -                -              -             -             -             -

CAPITAL:
Consol:Equity Capital                              23,441           25,003         29,674        36,170        18,155        17,105
Total Equity Capital                               23,441           25,003         29,674        36,170        18,155        17,105
Tier 1 (Core) Capital                              23,441           25,003         29,674        36,170        18,155        17,105
Total Risk-based Capital                           23,541           25,103         29,774        36,259        18,232        17,170
Total Equity Capital/TA                             17.44            18.83          22.84         26.10         16.50         15.88
Tier 1 Risk-Based Capital Ratio                     33.74            36.41          46.16         57.17         31.77         31.40
Tier 1 Leverage Capital Ratio                       17.44            18.83          22.84         26.10         16.50         15.88
Tangible Capital/Tang Assets                        17.44            18.83          22.84         26.10         16.50         15.88
Total Risk-Based Capital Ratio                      33.89            36.55          46.32         57.31         31.91         31.52

PROFITABILITY
Net Income (Loss)                                     963            1,852            843         1,320         1,050         1,310
Return on Average Assets                             1.44             1.41           0.63          1.03          0.96          1.24
Return on Average Equity                             8.04             6.44           2.57          5.19          5.96          7.96
Net Interest Margin/AA                               3.07             3.29           3.18          3.13          3.33          3.61
Total Noninterest Income/AA                          0.23             0.19           0.10          0.10          0.10          0.10
Total Overhead Expense/AA                            1.21             1.42           2.29          1.72          1.88          1.84
Yield on Average Earning Assets                      7.43             7.36           7.17          7.07          7.02          7.39

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab               119.42           126.35         130.77        131.09        116.76        115.94
Brokered Deposits/TD                                    -                -              -             -             -             -

ASSET QUALITY:
Nonaccruing Loans/GL                                    -                -              -             -             -             -
Nonperf Lns/Loan Loss Reserve                      270.00           164.00         202.00        164.04         57.14        184.62
Repossessed Assets (incl OREO)/TA                       -                -              -             -             -             -
Net Charge-Offs(YTD)/Average Loans                      -                -              -             -             -             -

SOURCE: SHESHUNOFF INFORMATION SERVICES     5

FERGUSON & COMPANY                EXHIBIT IV - COMPARATIVES BANKSEARCH REPORTS
------------------                               FINANCIAL HIGHLIGHTS

First Federal Savings and Loan Association     216 East Third Street
Docket Number: 29                              Texarkana, AR  71854
TICKER: FTF

                                                   Jun 1998      Dec 1997      Dec 1996       Dec 1995       Dec 1994      Dec 1993
                                                    (YTD)         (YTD)          (YTD)         (YTD)          (YTD)         (YTD)
BALANCE SHEET:
Total Assets                                      188,176       179,907        163,365       153,496        142,343       136,594
%CH:Total Assets                                     9.97         10.13           6.43          7.84           4.21         (0.64)
Total Loans $(000)                                152,005       149,165        137,999       126,509        121,806       114,124
Total Deposits                                    151,442       143,832        135,268       126,042        127,179       123,288
Deps:Broker Originated                                  -             -              -             -              -             -

CAPITAL:
Consol:Equity Capital                              27,172        27,273         26,305        25,354         13,329        11,371
Total Equity Capital                               27,172        27,273         26,305        25,354         13,329        11,371
Tier 1 (Core) Capital                              27,109        27,181         26,259        25,250         13,329        11,371
Total Risk-based Capital                           27,747        27,939         27,033        26,029         13,879        11,837
Total Equity Capital/TA                             14.44         15.16          16.10         16.52           9.36          8.32
Tier 1 Risk-Based Capital Ratio                     24.26         24.96          26.91         28.70          16.15         15.05
Tier 1 Leverage Capital Ratio                       14.41         15.12          16.08         16.46           9.36          8.32
Tangible Capital/Tang Assets                        14.41         15.12          16.08         16.46           9.36          8.32
Total Risk-Based Capital Ratio                      24.83         25.65          27.71         29.58          16.81         15.67

PROFITABILITY
Net Income (Loss)                                   1,789         3,284          2,395         2,283          1,950         2,316
Return on Average Assets                             1.95          1.91           1.51          1.50           1.40          1.58
Return on Average Equity                            13.15         12.26           9.11         12.54          15.79         21.18
Net Interest Margin/AA                               3.65          3.78           3.72          3.48           3.18          3.21
Total Noninterest Income/AA                          0.80          0.65           0.65          0.53           0.66          0.75
Total Overhead Expense/AA                            1.46          1.38           2.04          1.53           1.37          1.33
Yield on Average Earning Assets                      8.13          8.17           8.05          7.86           7.00          7.29

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab               117.16        118.51         120.00        113.38         109.28        107.68
Brokered Deposits/TD                                    -             -              -             -              -             -

ASSET QUALITY:
Nonaccruing Loans/GL                                    -             -           0.05          0.03           0.04             -
Nonperf Lns/Loan Loss Reserve                       23.57         15.33          21.40         18.45           6.95             -
Repossessed Assets (incl OREO)/TA                       -          0.09           0.04          0.21           0.34          0.64
Net Charge-Offs(YTD)/Average Loans                   0.01          0.01           0.00             -           0.12          0.07

SOURCE: SHESHUNOFF INFORMATION         6
        SERVICES

FERGUSON & COMPANY                 EXHIBIT IV - COMPARATIVES BANKSEARCH REPORTS
------------------                               FINANCIAL HIGHLIGHTS

Home Federal Savings and Loan Association      241 Green Street
Docket Number: 554                             Fayetteville, NC  28302
TICKER: GSFC

                                                   Jun 1998      Dec 1997      Dec 1996       Dec 1995       Dec 1994      Dec 1993
                                                    (YTD)         (YTD)          (YTD)         (YTD)          (YTD)         (YTD)
BALANCE SHEET:
Total Assets                                       157,378       160,685        157,745       151,325        145,879       160,008
%CH:Total Assets                                      1.17          1.86           4.24          3.73          (8.83)        (1.27)
Total Loans $(000)                                 131,290       130,418        123,769       118,465        108,540       106,498
Total Deposits                                     110,167       114,316        111,852       127,593        124,107       140,166
Deps:Broker Originated                                   -             -              -             -              -             -

CAPITAL:
Consol:Equity Capital                               45,067        44,860         44,574        22,658         20,885        19,047
Total Equity Capital                                45,067        44,860         44,574        22,658         20,885        19,047
Tier 1 (Core) Capital                               45,067        44,860         44,574        22,658         20,885        19,047
Total Risk-based Capital                            45,322        45,115         44,809        22,883         21,110        19,253
Total Equity Capital/TA                              28.64         27.92          28.26         14.97          14.32         11.90
Tier 1 Risk-Based Capital Ratio                      56.90         56.23          58.21         30.44          29.47         25.91
Tier 1 Leverage Capital Ratio                        28.64         27.92          28.26         14.97          14.32         11.90
Tangible Capital/Tang Assets                         28.64         27.92          28.26         14.97          14.32         11.90
Total Risk-Based Capital Ratio                       57.22         56.55          58.52         30.74          29.79         26.19

PROFITABILITY
Net Income (Loss)                                    1,047         2,109          1,775         1,773          1,838         1,784
Return on Average Assets                              1.32          1.34           1.06          1.20           1.20          1.11
Return on Average Equity                              4.66          4.72           4.95          8.13           9.21          9.74
Net Interest Margin/AA                                4.17          4.19           3.75          3.33           3.25          2.99
Total Noninterest Income/AA                           0.15          0.11           0.11          0.12           0.13          0.09
Total Overhead Expense/AA                             2.16          2.09           2.19          1.60           1.48          1.31
Yield on Average Earning Assets                       7.75          7.76           7.35          7.84           6.86          6.98

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab                138.71        139.11         134.68        116.20         113.85        111.31
Brokered Deposits/TD                                     -             -              -             -              -             -

ASSET QUALITY:
Nonaccruing Loans/GL                                     -             -              -             -              -             -
Nonperf Lns/Loan Loss Reserve                        32.55         50.59          77.02        131.11         166.22        176.70
Repossessed Assets (incl OREO)/TA                     0.02             -              -             -           0.03          0.05
Net Charge-Offs(YTD)/Average Loans                       -             -              -             -              -             -

SOURCE: SHESHUNOFF INFORMATION         7
        SERVICES

FERGUSON & COMPANY                 EXHIBIT IV - COMPARATIVES BANKSEARCH REPORTS
------------------                               FINANCIAL HIGHLIGHTS


First Federal Savings Bank           1311 S. Neil Street
Docket Number: 1611                  Champaign, IL  61820
TICKER: GTPS

                                         Jun 1998      Dec 1997      Dec 1996       Dec 1995       Dec 1994       Dec 1993
                                          (YTD)         (YTD)          (YTD)         (YTD)          (YTD)          (YTD)
BALANCE SHEET:
Total Assets                              136,853       133,615        129,055       111,337        105,832        109,420
%CH:Total Assets                             4.40          3.53          15.91          5.20          (3.28)         (3.10)
Total Loans $(000)                        113,552       105,584         90,102        78,478         77,349         70,151
Total Deposits                            117,371       112,254        101,062        83,974         87,022         91,196
Deps:Broker Originated                      2,022         2,093          1,625             -              -              -

CAPITAL:
Consol:Equity Capital                      11,653        18,947         25,051        24,860         15,780         15,155
Total Equity Capital                       11,653        18,947         25,051        24,860         15,780         15,155
Tier 1 (Core) Capital                      10,624        18,366         24,743        24,235         15,071         14,747
Total Risk-based Capital                   11,201        18,863         25,112        24,475         15,290         14,965
Total Equity Capital/TA                      8.52         14.18          19.41         22.33          14.91          13.85
Tier 1 Risk-Based Capital Ratio             12.63         22.93          33.62         35.88          23.72          24.23
Tier 1 Leverage Capital Ratio                7.85         13.83          19.22         22.02          14.42          13.60
Tangible Capital/Tang Assets                 7.85         13.83          19.22         22.02          14.42          13.60
Total Risk-Based Capital Ratio              13.32         23.55          34.12         36.23          24.07          24.59

PROFITABILITY
Net Income (Loss)                             437           917            399           673            762            966
Return on Average Assets                     0.64          0.69           0.34          0.61           0.71           0.87
Return on Average Equity                     5.59          4.16           1.58          3.19           4.93           6.58
Net Interest Margin/AA                       3.63          3.78           4.16          4.25           3.89           3.73
Total Noninterest Income/AA                  1.02          0.68           0.50          0.48           0.49           0.78
Total Overhead Expense/AA                    3.37          3.14           3.79          3.57           3.13           3.16
Yield on Average Earning Assets              8.13          8.04           7.91          7.93           7.22           7.15

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab       110.57        115.22         120.46        116.92         107.47         107.13
Brokered Deposits/TD                         1.72          1.86           1.61             -              -              -

ASSET QUALITY:
Nonaccruing Loans/GL                         0.02          0.02              -          0.05           0.01              -
Nonperf Lns/Loan Loss Reserve               19.41         79.07          47.33        111.24          67.89         143.16
Repossessed Assets (incl OREO)/TA               -             -              -             -              -           0.03
Net Charge-Offs(YTD)/Average Loans          (0.00)         0.03           0.21          0.16           0.12           0.02

SOURCE: SHESHUNOFF INFORMATION SERVICES

FERGUSON & COMPANY                Exhibit IV - Comparatives BankSearch Reports
------------------                              Financial Highlights

Haywood Savings Bank, SSB               505 North Main Street
Certificate Number: 30327               Waynesville, NC  28786
TICKER: HBS

                                            Jun 1998      Dec 1997     Dec 1996      Dec 1995      Dec 1994      Dec 1993
                                             (YTD)         (YTD)         (YTD)        (YTD)         (YTD)         (YTD)
BALANCE SHEET:
Total Assets                                 153,141       153,591       131,232      132,328       132,672       140,520
Securities                                    28,944        28,476        13,390       20,031        25,510        20,932
Held-to-Maturity Secs(AmortCost)              10,743        11,243        11,963       18,519        23,998             -
Avail for Sale Secs (Fair Value)              18,201        17,233         1,427        1,512         1,512             -
Total Loans & Leases(C)                      114,507       114,896       110,070      104,726       100,567       100,592
Total Deposits                               117,048       118,753       107,671      109,074       110,511       119,569
Total Loans/Total Deposits                     97.83         96.75        102.23        96.01         91.00         84.13
Provision for Credit Loss                         10            20            15           20            60            60

CAPITAL:
Total Equity Capital                          22,911        21,994        20,526       21,351        20,371        19,624
Total Capital (Tier 1+2+3)                    22,605        21,717        20,465       21,222        20,170        19,310
Tangible Equity Ratio                          14.43         13.74         15.15        15.53         14.62         13.31
Risk-Adjusted Capital Ratio                    28.82         27.17         27.47        29.94         28.88         27.09
Core Capital/Risk Weighted Assets              27.87         26.25         26.50        28.95         27.90         26.21
Core Capital/Adjusted Total Assets             14.43         13.74         15.15        15.53         14.62         13.31
Dividend Payout                                36.48         36.40         59.32        45.60         34.09         29.09

PROFITABILITY:
Net Income (Loss)                              1,028         1,959         1,094        1,353         1,675         1,968
Return on Average Assets                        1.34          1.33          0.83         1.02          1.23          1.32
Return on Average Equity                        9.14          9.27          5.22         6.49          8.38          9.67
Net Interest Spread/AEA                         3.45          3.35          3.85         3.80          4.09          4.20
Net Interest Margin/AA                          3.28          3.17          3.64         3.62          3.88          3.97

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv            4.19          2.85          4.16         6.47          8.04         10.37
Loan Loss Reserve/Nonperf Loans                79.09        119.42         84.39        51.27         42.17         31.15
Adjusted Nonperf Assets/TA                      0.62          0.56          2.01         2.42          2.53          2.68
PastDue 90 Days:Loans & Leases/GL                  -             -             -         1.31          1.61          1.98
Loan Loss Reserve/TL                            0.65          0.64          0.65         0.67          0.68          0.62
Net Charge-Offs(YTD)/Average Loans                 -             -             -            -             -          0.01
Real Estate Loans/GDL                          99.36         99.50         99.37        99.42         99.24         99.34

LIQUIDITY:
Brokered Deposits/TD                               -             -             -            -             -             -
Avg Int-Bear Asset/Avg Int-Bear Liab          113.89        112.54        114.77       115.11        112.79        110.76
Pledged Securities/Total Securities             1.04             -          2.24         1.50             -             -
Tot Secs:Fair Val to Amrtzd Cost              100.64        100.07         97.66       108.38         93.63        101.69

SOURCE: SHESHUNOFF INFORMATION SERVICES    9

FERGUSON & COMPANY                 Exhibit IV - Comparatives BankSearch Reports
------------------
                                                  FINANCIAL HIGHLIGHTS

Jacksonville Savings Bank, SSB           Commerce and Neches Streets
Certificate Number: 28066                Jacksonville, TX  28066
TICKER: JXVL

                                               Jun 1998        Dec 1997         Dec 1996       Dec 1995       Dec 1994     Dec 1993
                                                 (YTD)           (YTD)             (YTD)          (YTD)         (YTD)         (YTD)
BALANCE SHEET:
Total Assets                                      242,445        235,523               -             -             -             -
Securities                                         42,752         49,525               -             -             -             -
Held-to-Maturity Secs(AmortCost)                   27,946         31,090               -             -             -             -
Avail for Sale Secs (Fair Value)                   14,806         18,435               -             -             -             -
Total Loans & Leases(C)                           186,795        175,972               -             -             -             -
Total Deposits                                    202,359        198,315               -             -             -             -
Total Loans/Total Deposits                          92.31          88.73             N/A           N/A           N/A           N/A
Provision for Credit Loss                              20            105               -             -             -             -

CAPITAL:
Total Equity Capital                               33,473         32,451               -             -             -             -
Total Capital (Tier 1+2+3)                         34,596         33,548               -             -             -             -
Tangible Equity Ratio                               13.89          13.76             N/A           N/A           N/A           N/A
Risk-Adjusted Capital Ratio                         26.26          26.58             N/A           N/A           N/A           N/A
Core Capital/Risk Weighted Assets                   25.37          25.66             N/A           N/A           N/A           N/A
Core Capital/Adjusted Total Assets                  13.89          13.76             N/A           N/A           N/A           N/A
Dividend Payout                                     46.06          18.01             N/A           N/A           N/A           N/A

PROFITABILITY:
Net Income (Loss)                                   1,433          3,303               -             -             -             -
Return on Average Assets                             1.20           1.41             N/A           N/A           N/A           N/A
Return on Average Equity                             8.70          10.29             N/A           N/A           N/A           N/A
Net Interest Spread/AEA                              3.84           3.82             N/A           N/A           N/A           N/A
Net Interest Margin/AA                               3.71           3.70             N/A           N/A           N/A           N/A

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv                 1.80           2.14             N/A           N/A           N/A           N/A
Loan Loss Reserve/Nonperf Loans                    187.96         162.03             N/A           N/A           N/A           N/A
Adjusted Nonperf Assets/TA                           0.48           0.55             N/A           N/A           N/A           N/A
PastDue 90 Days:Loans & Leases/GL                       -              -             N/A           N/A           N/A           N/A
Loan Loss Reserve/TL                                 0.63           0.66             N/A           N/A           N/A           N/A
Net Charge-Offs(YTD)/Average Loans                   0.01           0.02             N/A           N/A           N/A           N/A
Real Estate Loans/GDL                               92.20          93.06             N/A           N/A           N/A           N/A

LIQUIDITY:
Brokered Deposits/TD                                    -              -             N/A           N/A           N/A           N/A
Avg Int-Bear Asset/Avg Int-Bear Liab               116.00         115.84             N/A           N/A           N/A           N/A
Pledged Securities/Total Securities                     -              -             N/A           N/A           N/A           N/A
Tot Secs:Fair Val to Amrtzd Cost                   100.25         100.31             N/A           N/A           N/A           N/A

SOURCE: SHESHUNOFF INFORMATION SERVICES                   10

FERGUSON & COMPANY           EXHIBIT IV - COMPARATIVES BANKSEARCH REPORTS
------------------
                                        FINANCIAL HIGHLIGHTS


Jacksonville Savings and Loan Association      Commerce and Neches Streets
Certificate Number: 28066                      Jacksonville, TX  28066
TICKER: JXVL

                                                   Jun 1998      Dec 1997      Dec 1996      Dec 1995      Dec 1994      Dec 1993
                                                    (YTD)         (YTD)          (YTD)        (YTD)         (YTD)         (YTD)
BALANCE SHEET:
Total Assets                                              -             -        215,849      196,690       185,928       185,825
%CH:Total Assets                                    (100.00)      (100.00)          9.74         5.79          0.06         (2.85)
Total Loans $(000)                                        -             -        159,882      141,242       126,175       123,752
Total Deposits                                            -             -        178,339      173,743       157,478       172,864
Deps:Broker Originated                                    -             -              -            -             -             -

CAPITAL:
Consol:Equity Capital                                     -             -         29,240       20,741        19,374        11,621
Total Equity Capital                                      -             -         29,240       20,741        19,374        11,621
Tier 1 (Core) Capital                                     -             -         29,281       20,747        19,595        11,621
Total Risk-based Capital                                  -             -         30,381       21,747        20,595        12,608
Total Equity Capital/TA                                 N/A           N/A          13.55        10.55         10.42          6.25
Tier 1 Risk-Based Capital Ratio                         N/A           N/A          26.42        21.12         22.25         13.43
Tier 1 Leverage Capital Ratio                           N/A           N/A          13.56        10.57         10.54          6.26
Tangible Capital/Tang Assets                            N/A           N/A          13.56        10.57         10.54          6.26
Total Risk-Based Capital Ratio                          N/A           N/A          27.41        22.14         23.38         14.57

PROFITABILITY
Net Income (Loss)                                         -             -          1,761        1,478         2,061         2,142
Return on Average Assets                                N/A           N/A           0.83         0.77          1.11          1.14
Return on Average Equity                                N/A           N/A           6.55         7.39         13.30         20.30
Net Interest Margin/AA                                  N/A           N/A           3.51         3.07          3.62          3.81
Total Noninterest Income/AA                             N/A           N/A           0.57         0.48          0.49          0.68
Total Overhead Expense/AA                               N/A           N/A           2.80         2.48          2.41          2.40
Yield on Average Earning Assets                         N/A           N/A           7.83         7.45          7.05          7.78

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab                    N/A           N/A         111.33       106.61        103.11         99.14
Brokered Deposits/TD                                    N/A           N/A              -            -             -             -

ASSET QUALITY:
Nonaccruing Loans/GL                                    N/A           N/A           0.45         0.23          0.30          0.67
Nonperf Lns/Loan Loss Reserve                           N/A           N/A          66.85        33.10         35.43         81.52
Repossessed Assets (incl OREO)/TA                       N/A           N/A           0.55         1.08          1.56          2.45
Net Charge-Offs(YTD)/Average Loans                      N/A           N/A           0.00         0.07         (0.11)         0.16

SOURCE: SHESHUNOFF INFORMATION SERVICES      11

FERGUSON & COMPANY        EXHIBIT IV - COMPARATIVES BANKSEARCH REPORTS
------------------
                                       FINANCIAL HIGHLIGHTS


Hillsborough Savings Bank, SSB          260 South Churton Street
Certificate Number: 30384               Hillsborough, NC  27278
TICKER: PDB

                                               Jun 1998      Dec 1997     Dec 1996      Dec 1995      Dec 1994     Dec 1993
                                                (YTD)         (YTD)         (YTD)        (YTD)         (YTD)        (YTD)
BALANCE SHEET:
Total Assets                                     132,068       131,490       126,193      121,109       100,389       98,055
Securities                                        18,188        16,552        16,853       24,671        12,501       10,446
Held-to-Maturity Secs(AmortCost)                   3,250         3,322         3,510        3,488         1,321            -
Avail for Sale Secs (Fair Value)                  14,938        13,230        13,343       21,183        11,180            -
Total Loans & Leases(C)                          107,561       108,243        96,796       87,780        82,717       82,915
Total Deposits                                    92,103        88,405        82,224       82,899        76,413       74,352
Total Loans/Total Deposits                        116.78        122.44        117.72       105.89        108.25       111.52
Provision for Credit Loss                             48            88           660          114           108           78

CAPITAL:
Total Equity Capital                              20,026        19,493        25,594       23,094        12,659       11,877
Total Capital (Tier 1+2+3)                        20,868        20,320        26,400       23,535        13,451       12,232
Tangible Equity Ratio                              14.87         15.03         20.22        18.84         13.07        12.02
Risk-Adjusted Capital Ratio                        28.38         28.18         39.51        36.20         23.04        21.28
Core Capital/Risk Weighted Assets                  27.13         26.96         38.44        35.32         22.25        20.66
Core Capital/Adjusted Total Assets                 14.87         15.03         20.22        18.84         13.07        12.02
Dividend Payout                                    71.26        587.83           N/A            -             -            -

PROFITABILITY:
Net Income (Loss)                                    849         1,463          (666)       1,313         1,112          956
Return on Average Assets                            1.28          1.16         (0.54)        1.19          1.12         1.00
Return on Average Equity                            8.59          7.19         (2.74)        7.34          9.06         8.39
Net Interest Spread/AEA                             4.06          3.87          3.95         4.05          4.05         3.75
Net Interest Margin/AA                              3.96          3.77          3.85         3.93          3.93         3.64

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv                4.16          3.16          3.96         1.92          1.67         1.81
Loan Loss Reserve/Nonperf Loans                   109.31        136.70         68.42       126.39        206.25       160.63
Adjusted Nonperf Assets/TA                          0.70          0.93          0.83         0.37          0.22         0.34
PastDue 90 Days:Loans & Leases/GL                   0.00          0.20          0.28         0.41          0.17         0.12
Loan Loss Reserve/TL                                0.88          0.81          0.74         0.65          0.56         0.43
Net Charge-Offs(YTD)/Average Loans                 (0.02)        (0.07)         0.56         0.01          0.00            -
Real Estate Loans/GDL                              99.14         99.07         98.61        97.95         98.12        98.15

LIQUIDITY:
Brokered Deposits/TD                                   -             -             -         0.12          0.65         0.93
Avg Int-Bear Asset/Avg Int-Bear Liab              120.36        121.16        125.83       119.69        113.83       112.93
Pledged Securities/Total Securities                46.18         52.11         22.92         8.38         15.63        11.38
Tot Secs:Fair Val to Amrtzd Cost                  101.15        101.04         99.25       100.91         95.30       101.23

SOURCE: SHESHUNOFF INFORMATION SERVICES    12

FERGUSON & COMPANY                 EXHIBIT IV - COMPARATIVES BANKSEARCH REPORTS
------------------                               FINANCIAL HIGHLIGHTS


Southern Missouri Bank & Trust Co.    531 Vine Street
Certificate Number: 28332             Poplar Bluff, MO  63901
TICKER: SMBC

                                          Jun 1998      Dec 1997      Dec 1996        Dec 1995       Dec 1994      Dec 1993
                                           (YTD)         (YTD)          (YTD)          (YTD)          (YTD)         (YTD)
BALANCE SHEET:
Total Assets                               153,688             -              -              -              -             -
Securities                                  27,118             -              -              -              -             -
Held-to-Maturity Secs(AmortCost)             4,645             -              -              -              -             -
Avail for Sale Secs (Fair Value)            22,473             -              -              -              -             -
Total Loans & Leases(C)                    120,309             -              -              -              -             -
Total Deposits                             109,932             -              -              -              -             -
Total Loans/Total Deposits                  109.44           N/A            N/A            N/A            N/A           N/A
Provision for Credit Loss                      647             -              -              -              -             -

CAPITAL:
Total Equity Capital                        21,159             -              -              -              -             -
Total Capital (Tier 1+2+3)                  22,303             -              -              -              -             -
Tangible Equity Ratio                        13.69           N/A            N/A            N/A            N/A           N/A
Risk-Adjusted Capital Ratio                  25.60           N/A            N/A            N/A            N/A           N/A
Core Capital/Risk Weighted Assets            24.35           N/A            N/A            N/A            N/A           N/A
Core Capital/Adjusted Total Assets           13.69           N/A            N/A            N/A            N/A           N/A
Dividend Payout                             298.51           N/A            N/A            N/A            N/A           N/A

PROFITABILITY:
Net Income (Loss)                              402             -              -              -              -             -
Return on Average Assets                      0.52           N/A            N/A            N/A            N/A           N/A
Return on Average Equity                      3.74           N/A            N/A            N/A            N/A           N/A
Net Interest Spread/AEA                       3.57           N/A            N/A            N/A            N/A           N/A
Net Interest Margin/AA                        3.45           N/A            N/A            N/A            N/A           N/A

ASSET QUALITY:
Nonperf Ln&Debt Sec/CoreCap&LnLsRsrv          6.00           N/A            N/A            N/A            N/A           N/A
Loan Loss Reserve/Nonperf Loans              95.85           N/A            N/A            N/A            N/A           N/A
Adjusted Nonperf Assets/TA                    1.02           N/A            N/A            N/A            N/A           N/A
PastDue 90 Days:Loans & Leases/GL             0.68           N/A            N/A            N/A            N/A           N/A
Loan Loss Reserve/TL                          1.08           N/A            N/A            N/A            N/A           N/A
Net Charge-Offs(YTD)/Average Loans            0.10           N/A            N/A            N/A            N/A           N/A
Real Estate Loans/GDL                        90.53           N/A            N/A            N/A            N/A           N/A

LIQUIDITY:
Brokered Deposits/TD                             -           N/A            N/A            N/A            N/A           N/A
Avg Int-Bear Asset/Avg Int-Bear Liab        115.57           N/A            N/A            N/A            N/A           N/A
Pledged Securities/Total Securities          39.32           N/A            N/A            N/A            N/A           N/A
Tot Secs:Fair Val to Amrtzd Cost            100.27           N/A            N/A            N/A            N/A           N/A

SOURCE: SHESHUNOFF INFORMATION SERVICES        13

FERGUSON & COMPANY                 EXHIBIT IV - COMPARATIVES BANKSEARCH REPORTS
------------------                               FINANCIAL HIGHLIGHTS

Southern Missouri Savings Bank        531 Vine Street
Certificate Number: 28332             Poplar Bluff, MO  63901
TICKER: SMBC

                                          Jun 1998      Dec 1997      Dec 1996       Dec 1995       Dec 1994      Dec 1993
                                           (YTD)         (YTD)          (YTD)         (YTD)          (YTD)         (YTD)
BALANCE SHEET:
Total Assets                                    -       156,017        155,310       154,146        136,918       130,752
%CH:Total Assets                          (100.00)         0.46           0.76         12.58           4.72         (4.41)
Total Loans $(000)                              -       118,127        103,374        88,942         80,118        74,379
Total Deposits                                  -       111,238        118,749       120,054        114,848       119,116
Deps:Broker Originated                          -             -              -             -              -             -

CAPITAL:
Consol:Equity Capital                           -        21,633         20,340        19,528         18,002        10,225
Total Equity Capital                            -        21,633         20,340        19,528         18,002        10,225
Tier 1 (Core) Capital                           -        21,419         20,089        18,896         17,350         9,967
Total Risk-based Capital                        -        22,088         20,581        19,496         17,829        10,380
Total Equity Capital/TA                       N/A         13.87          13.10         12.67          13.15          7.82
Tier 1 Risk-Based Capital Ratio               N/A         24.05          25.41         25.35          27.02         16.12
Tier 1 Leverage Capital Ratio                 N/A         13.75          12.96         12.31          12.72          7.63
Tangible Capital/Tang Assets                  N/A         13.75          12.96         12.31          12.72          7.63
Total Risk-Based Capital Ratio                N/A         24.80          26.03         26.15          27.77         16.79

PROFITABILITY
Net Income (Loss)                               -         1,262            998           871          1,320          (469)
Return on Average Assets                      N/A          0.80           0.64          0.61           0.99         (0.56)
Return on Average Equity                      N/A          6.00           5.05          4.67           9.35         (7.15)
Net Interest Margin/AA                        N/A          2.95           2.93          2.62           3.16          3.43
Total Noninterest Income/AA                   N/A          0.65           0.57          0.39           0.36          0.50
Total Overhead Expense/AA                     N/A          2.16           2.53          2.16           2.11          3.73
Yield on Average Earning Assets               N/A          7.30           7.32          7.07           7.05          7.51

LIQUIDITY:
Avg Int-Bear Asset/Avg Int-Bear Liab          N/A        114.10         112.91        112.42         108.78        104.46
Brokered Deposits/TD                          N/A             -              -             -              -             -

ASSET QUALITY:
Nonaccruing Loans/GL                          N/A          1.07           0.80          0.72           0.58          1.16
Nonperf Lns/Loan Loss Reserve                 N/A        162.56         123.90        106.33          95.85        206.71
Repossessed Assets (incl OREO)/TA             N/A          0.09           0.17          0.62           0.93          0.78
Net Charge-Offs(YTD)/Average Loans            N/A          0.20           0.01          0.02           0.01          0.08

SOURCE: SHESHUNOFF INFORMATION SERVICES          14

                                   EXHIBIT V

FERGUSON & COMPANY           EXHIBIT V - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                                 Deposit                              Current
                                                                                 Insurance                              Stock
                                                                                 Agency                                 Price
Ticker   Short Name                       City                   State  Region   (BIF/SAIF)   Exchange    IPO Date         ($)
ABBK     Abington Bancorp Inc.            Abington               MA     NE       BIF          NASDAQ      06/10/86     14.500
ABCL     Alliance Bancorp                 Hinsdale               IL     MW       SAIF         NASDAQ      07/07/92     19.750
ABCW     Anchor BanCorp Wisconsin         Madison                WI     MW       SAIF         NASDAQ      07/16/92     19.563
AFBC     Advance Financial Bancorp        Wellsburg              WV     SE       SAIF         NASDAQ      01/02/97     13.500
AHCI     Ambanc Holding Co.               Amsterdam              NY     MA       BIF          NASDAQ      12/27/95     16.000
ALBC     Albion Banc Corp.                Albion                 NY     MA       SAIF         NASDAQ      07/26/93      9.000
ALLB     Alliance Bank (MHC)              Broomall               PA     MA       SAIF         NASDAQ      03/03/95     12.750
AMFC     AMB Financial Corp.              Munster                IN     MW       SAIF         NASDAQ      04/01/96     12.188
ANA      Acadiana Bancshares Inc.         Lafayette              LA     SW       SAIF         AMSE        07/16/96     17.500
ANDB     Andover Bancorp Inc.             Andover                MA     NE       BIF          NASDAQ      05/08/86     32.438
ANE      Alliance Bncp of New England     Vernon                 CT     NE       BIF          AMSE        12/19/86     11.500
ASBI     Ameriana Bancorp                 New Castle             IN     MW       SAIF         NASDAQ      03/02/87     19.125
ASBP     ASB Financial Corp.              Portsmouth             OH     MW       SAIF         NASDAQ      05/11/95     11.500
ASFC     Astoria Financial Corp.          Lake Success           NY     MA       SAIF         NASDAQ      11/18/93     46.750
BDJI     First Federal Bancorp.           Bemidji                MN     MW       SAIF         NASDAQ      04/04/95     14.500
BFD      BostonFed Bancorp Inc.           Burlington             MA     NE       SAIF         AMSE        10/24/95     18.750
BFSB     Bedford Bancshares Inc.          Bedford                VA     SE       SAIF         NASDAQ      08/22/94     11.750
BKC      American Bank of Connecticut     Waterbury              CT     NE       BIF          AMSE        12/01/81     20.625
BKCT     Bancorp Connecticut Inc.         Southington            CT     NE       BIF          NASDAQ      07/03/86     16.000
BKUNA    BankUnited Financial Corp.       Coral Gables           FL     SE       SAIF         NASDAQ      12/11/85      7.313
BNKU     Bank United Corp.                Houston                TX     SW       SAIF         NASDAQ      08/09/96     44.125
BVCC     Bay View Capital Corp.           San Mateo              CA     WE       SAIF         NASDAQ      05/09/86     20.000
CAFI     Camco Financial Corp.            Cambridge              OH     MW       SAIF         NASDAQ            NA     15.250
CASB     Cascade Financial Corp.          Everett                WA     WE       SAIF         NASDAQ      09/16/92     13.125
CASH     First Midwest Financial Inc.     Storm Lake             IA     MW       SAIF         NASDAQ      09/20/93     16.875
CATB     Catskill Financial Corp.         Catskill               NY     MA       BIF          NASDAQ      04/18/96     13.625
CBES     CBES Bancorp Inc.                Excelsior Springs      MO     MW       SAIF         NASDAQ      09/30/96     16.750
CBSA     Coastal Bancorp Inc.             Houston                TX     SW       SAIF         NASDAQ            NA     18.000
CEBK     Central Co-operative Bank        Somerville             MA     NE       BIF          NASDAQ      10/24/86     17.500
CENB     Century Bancorp Inc.             Thomasville            NC     SE       SAIF         NASDAQ      12/23/96     14.000
CFB      Commercial Federal Corp.         Omaha                  NE     MW       SAIF         NYSE        12/31/84     22.875
CFCP     Coastal Financial Corp.          Myrtle Beach           SC     SE       SAIF         NASDAQ      09/26/90     20.063
CFFC     Community Financial Corp.        Staunton               VA     SE       SAIF         NASDAQ      03/30/88     11.750
CFNC     Carolina Fincorp Inc.            Rockingham             NC     SE       SAIF         NASDAQ      11/25/96      8.375
CFSB     CFSB Bancorp Inc.                Lansing                MI     MW       SAIF         NASDAQ      06/22/90     22.375
CFTP     Community Federal Bancorp        Tupelo                 MS     SE       SAIF         NASDAQ      03/26/96     15.000
CIBI     Community Investors Bancorp      Bucyrus                OH     MW       SAIF         NASDAQ      02/07/95     12.125
CKFB     CKF Bancorp Inc.                 Danville               KY     MW       SAIF         NASDAQ      01/04/95     15.625
CLAS     Classic Bancshares Inc.          Ashland                KY     MW       SAIF         NASDAQ      12/29/95     14.750
CMRN     Cameron Financial Corp           Cameron                MO     MW       SAIF         NASDAQ      04/03/95     16.000
CMSB     Commonwealth Bancorp Inc.        Norristown             PA     MA       SAIF         NASDAQ      06/17/96     15.125
CMSV     Community Savings Bnkshrs(MHC)   North Palm Beach       FL     SE       SAIF         NASDAQ      10/24/94     22.500
CNIT     CENIT Bancorp Inc.               Norfolk                VA     SE       SAIF         NASDAQ      08/06/92     18.375
CNSB     CNS Bancorp Inc.                 Jefferson City         MO     MW       SAIF         NASDAQ      06/12/96     13.500
CNY      Carver Bancorp Inc.              New York               NY     MA       SAIF         AMSE        10/25/94      8.375
COFI     Charter One Financial            Cleveland              OH     MW       SAIF         NASDAQ      01/22/88     28.375
COOP     Cooperative Bankshares Inc.      Wilmington             NC     SE       SAIF         NASDAQ      08/21/91     14.313
CRSB     Crusader Holding Corp.           Philadelphia           PA     MA       SAIF         NASDAQ            NA     11.938
CRZY     Crazy Woman Creek Bancorp        Buffalo                WY     WE       SAIF         NASDAQ      03/29/96     13.000
CSBF     CSB Financial Group Inc.         Centralia              IL     MW       SAIF         NASDAQ      10/09/95      9.875
CVAL     Chester Valley Bancorp Inc.      Downingtown            PA     MA       SAIF         NASDAQ      03/27/87     28.000
DCBI     Delphos Citizens Bancorp Inc.    Delphos                OH     MW       SAIF         NASDAQ      11/21/96     18.000
DCOM     Dime Community Bancshares Inc.   Brooklyn               NY     MA       BIF          NASDAQ      06/26/96     25.188
DME      Dime Bancorp Inc.                New York               NY     MA       BIF          NYSE        08/19/86     25.250
DSL      Downey Financial Corp.           Newport Beach          CA     WE       SAIF         NYSE        01/01/71     24.875
EBSI     Eagle Bancshares                 Tucker                 GA     SE       SAIF         NASDAQ      04/01/86     18.250
EFBC     Empire Federal Bancorp Inc.      Livingston             MT     WE       SAIF         NASDAQ      01/27/97     13.000
EMLD     Emerald Financial Corp.          Strongsville           OH     MW       SAIF         NASDAQ      10/05/93     10.875
EQSB     Equitable Federal Savings Bank   Wheaton                MD     MA       SAIF         NASDAQ      09/10/93     21.000
ESBF     ESB Financial Corp.              Ellwood City           PA     MA       SAIF         NASDAQ      06/13/90     16.250
ESBK     Elmira Savings Bank (The)        Elmira                 NY     MA       BIF          NASDAQ      03/01/85     23.750
FAB      FIRSTFED AMERICA BANCORP INC.    Swansea                MA     NE       SAIF         AMSE        01/15/97     13.125
FBBC     First Bell Bancorp Inc.          Pittsburgh             PA     MA       SAIF         NASDAQ      06/29/95     15.750


          Current
           Market
            Value
Ticker       ($M)
ABBK        48.53
ABCL       226.28
ABCW       334.70
AFBC        13.91
AHCI        65.52
ALBC         6.77
ALLB        41.75
AMFC        10.60
ANA         39.71
ANDB       210.90
ANE         26.36
ASBI        60.97
ASBP        19.03
ASFC     1,243.25
BDJI        14.40
BFD         97.73
BFSB        27.00
BKC         96.99
BKCT        81.96
BKUNA      132.72
BNKU     1,393.60
BVCC       387.05
CAFI        83.52
CASB        56.55
CASH        43.09
CATB        59.38
CBES        16.24
CBSA       127.93
CEBK        34.39
CENB        17.58
CFB      1,384.55
CFCP       125.67
CFFC        30.22
CFNC        15.96
CFSB       182.71
CFTP        65.97
CIBI        14.93
CKFB        13.19
CLAS        19.17
CMRN        38.94
CMSB       222.64
CMSV       114.84
CNIT        89.07
CNSB        20.14
CNY         19.38
COFI     3,822.77
COOP        43.56
CRSB        45.75
CRZY        11.54
CSBF         8.11
CVAL        68.58
DCBI        31.61
DCOM       292.09
DME      2,824.54
DSL        699.78
EBSI       104.42
EFBC        30.41
EMLD       111.97
EQSB        25.79
ESBF        87.51
ESBK        17.26
FAB        103.14
FBBC        98.10

SOURCE: SNL & F&C CALCULATIONS         1

FERGUSON & COMPANY       EXHIBIT V - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                               Deposit                          Current     Current
                                                                               Insurance                          Stock      Market
                                                                               Agency                             Price       Value
Ticker   Short Name                         City               State  Region   (BIF/SAIF)   Exchange  IPO Date       ($)        ($M)
FBNW     FirstBank Corp.                    Lewiston           ID     WE       SAIF         NASDAQ    07/02/97   14.750       28.97
FBSI     First Bancshares Inc.              Mountain Grove     MO     MW       SAIF         NASDAQ    12/22/93   12.625       27.30
FCB      Falmouth Bancorp Inc.              Falmouth           MA     NE       BIF          AMSE      03/28/96   17.000       23.83
FCBF     FCB Financial Corp.                Oshkosh            WI     MW       SAIF         NASDAQ    09/24/93   29.250      112.15
FCME     First Coastal Corp.                Westbrook          ME     NE       BIF          NASDAQ          NA   10.188       13.86
FDEF     First Defiance Financial           Defiance           OH     MW       SAIF         NASDAQ    10/02/95   14.313      116.92
FED      FirstFed Financial Corp.           Santa Monica       CA     WE       SAIF         NYSE      12/16/83   17.438      368.42
FESX     First Essex Bancorp Inc.           Andover            MA     NE       BIF          NASDAQ    08/04/87   18.250      138.04
FFBH     First Federal Bancshares of AR     Harrison           AR     SE       SAIF         NASDAQ    05/03/96   20.250       92.65
FFBZ     First Federal Bancorp Inc.         Zanesville         OH     MW       SAIF         NASDAQ    07/13/92   10.625       33.47
FFCH     First Financial Holdings Inc.      Charleston         SC     SE       SAIF         NASDAQ    11/10/83   19.750      269.76
FFDB     FirstFed Bancorp Inc.              Bessemer           AL     SE       SAIF         NASDAQ    11/19/91   10.000       24.45
FFDF     FFD Financial Corp.                Dover              OH     MW       SAIF         NASDAQ    04/03/96   13.625       19.69
FFES     First Federal of East Hartford     East Hartford      CT     NE       SAIF         NASDAQ    06/23/87   27.375       75.24
FFFD     North Central Bancshares Inc.      Fort Dodge         IA     MW       SAIF         NASDAQ    03/21/96   17.125       53.16
FFFL     Fidelity Bankshares Inc. (MHC)     West Palm Beach    FL     SE       SAIF         NASDAQ    01/07/94   23.000      156.46
FFHH     FSF Financial Corp.                Hutchinson         MN     MW       SAIF         NASDAQ    10/07/94   15.375       44.55
FFHS     First Franklin Corp.               Cincinnati         OH     MW       SAIF         NASDAQ    01/26/88   13.500       23.01
FFIC     Flushing Financial Corp.           Flushing           NY     MA       BIF          NASDAQ    11/21/95   15.313      172.03
FFKY     First Federal Financial Corp.      Elizabethtown      KY     MW       SAIF         NASDAQ    07/15/87   27.750      114.60
FFLC     FFLC Bancorp Inc.                  Leesburg           FL     SE       SAIF         NASDAQ    01/04/94   16.500       60.84
FFSL     First Independence Corp.           Independence       KS     MW       SAIF         NASDAQ    10/08/93   11.000       10.55
FFSX     First Fed SB of Siouxland(MHC)     Sioux City         IA     MW       SAIF         NASDAQ    07/13/92   24.063       68.46
FFWC     FFW Corp.                          Wabash             IN     MW       SAIF         NASDAQ    04/05/93   15.750       22.71
FFWD     Wood Bancorp Inc.                  Bowling Green      OH     MW       SAIF         NASDAQ    08/31/93   14.250       38.34
FFYF     FFY Financial Corp.                Youngstown         OH     MW       SAIF         NASDAQ    06/28/93   33.000      129.66
FGHC     First Georgia Holding Inc.         Brunswick          GA     SE       SAIF         NASDAQ    02/11/87    8.250       39.59
FISB     First Indiana Corp.                Indianapolis       IN     MW       SAIF         NASDAQ    08/02/83   20.250      257.36
FKFS     First Keystone Financial           Media              PA     MA       SAIF         NASDAQ    01/26/95   15.000       34.94
FKKY     Frankfort First Bancorp Inc.       Frankfort          KY     MW       SAIF         NASDAQ    07/10/95   15.000       23.76
FLAG     FLAG Financial Corp.               LaGrange           GA     SE       SAIF         NASDAQ    12/11/86   11.625       60.23
FLFC     First Liberty Financial Corp.      Macon              GA     SE       SAIF         NASDAQ    12/06/83   22.125      299.84
FLGS     Flagstar Bancorp Inc.              Bloomfield Hills   MI     MW       SAIF         NASDAQ          NA   29.000      396.43
FLKY     First Lancaster Bancshares         Lancaster          KY     MW       SAIF         NASDAQ    07/01/96   12.875       11.94
FMCO     FMS Financial Corp.                Burlington         NJ     MA       SAIF         NASDAQ    12/14/88    9.750       70.51
FMSB     First Mutual Savings Bank          Bellevue           WA     WE       BIF          NASDAQ    12/17/85   14.875       63.15
FNGB     First Northern Capital Corp.       Green Bay          WI     MW       SAIF         NASDAQ    12/29/83   12.500      109.81
FSBI     Fidelity Bancorp Inc.              Pittsburgh         PA     MA       SAIF         NASDAQ    06/24/88   17.750       35.04
FSPT     FirstSpartan Financial Corp.       Spartanburg        SC     SE       SAIF         NASDAQ    07/09/97   31.500      119.32
FSTC     First Citizens Corp.               Newnan             GA     SE       SAIF         NASDAQ    03/01/86   26.500       73.26
FTF      Texarkana First Financial Corp     Texarkana          AR     SE       SAIF         AMSE      07/07/95   24.125       40.43
FTFC     First Federal Capital Corp.        La Crosse          WI     MW       SAIF         NASDAQ    11/02/89   15.875      293.38
FTNB     Fulton Bancorp Inc.                Fulton             MO     MW       SAIF         NASDAQ    10/18/96   16.188       27.55
FTSB     Fort Thomas Financial Corp.        Fort Thomas        KY     MW       SAIF         NASDAQ    06/28/95   13.500       19.90
FWWB     First Washington Bancorp Inc.      Walla Walla        WA     WE       SAIF         NASDAQ    11/01/95   20.313      232.15
GAF      GA Financial Inc.                  Pittsburgh         PA     MA       SAIF         AMSE      03/26/96   15.250      108.78
GDW      Golden West Financial              Oakland            CA     WE       SAIF         NYSE      05/29/59   89.500    5,094.42
GOSB     GSB Financial Corp.                Goshen             NY     MA       BIF          NASDAQ    07/09/97   13.875       30.69
GPT      GreenPoint Financial Corp.         New York           NY     MA       BIF          NYSE      01/28/94   36.188    3,423.91
GSFC     Green Street Financial Corp.       Fayetteville       NC     SE       SAIF         NASDAQ    04/04/96   14.375       58.70
GSLA     GS Financial Corp.                 Metairie           LA     SW       SAIF         NASDAQ    04/01/97   12.875       37.95
GTPS     Great American Bancorp             Champaign          IL     MW       SAIF         NASDAQ    06/30/95   16.000       21.75
GUPB     GFSB Bancorp Inc.                  Gallup             NM     SW       SAIF         NASDAQ    06/30/95   14.000       14.73
HALL     Hallmark Capital Corp.             West Allis         WI     MW       SAIF         NASDAQ    01/03/94   12.625       37.10
HARL     Harleysville Savings Bank          Harleysville       PA     MA       SAIF         NASDAQ    08/04/87   24.250       40.66
HAVN     Haven Bancorp Inc.                 Westbury           NY     MA       SAIF         NASDAQ    09/23/93   16.375      144.93
HBFW     Home Bancorp                       Fort Wayne         IN     MW       SAIF         NASDAQ    03/30/95   27.625       64.95
HBNK     Highland Bancorp Inc.              Burbank            CA     WE       SAIF         NASDAQ          NA   33.250       72.52
HBS      Haywood Bancshares Inc.            Waynesville        NC     SE       SAIF         AMSE      12/18/87   16.750       20.94
HCFC     Home City Financial Corp.          Springfield        OH     MW       SAIF         NASDAQ    12/30/96   14.500       13.12
HFFB     Harrodsburg First Fin Bancorp      Harrodsburg        KY     MW       SAIF         NASDAQ    10/04/95   14.500       27.93
HFFC     HF Financial Corp.                 Sioux Falls        SD     MW       SAIF         NASDAQ    04/08/92   14.000       59.98
HFSA     Hardin Bancorp Inc.                Hardin             MO     MW       SAIF         NASDAQ    09/29/95   19.375       15.82

SOURCE: SNL & F&C CALCULATIONS         2

FERGUSON & COMPANY             EXHIBIT V - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                               Deposit                          Current     Current
                                                                               Insurance                          Stock        Mark
                                                                               Agency                             Price       Value
Ticker  Short Name                           City              State  Region   (BIF/SAIF)  Exchange  IPO Date       ($)        ($M)
SHFC    Harvest Home Financial Corp.         Cheviot           OH     MW       SAIF        NASDAQ    10/10/94     15.000     13.19
HIFS    Hingham Instit. for Savings          Hingham           MA     NE       BIF         NASDAQ    12/20/88     16.875     33.15
HMLK    Hemlock Federal Financial Corp       Oak Forest        IL     MW       SAIF        NASDAQ    04/02/97     14.250     25.32
HMNF    HMN Financial Inc.                   Spring Valley     MN     MW       SAIF        NASDAQ    06/30/94     13.250     71.38
HOMF    Home Federal Bancorp                 Seymour           IN     MW       SAIF        NASDAQ    01/23/88     25.750    132.53
HPBC    Home Port Bancorp Inc.               Nantucket         MA     NE       BIF         NASDAQ    08/25/88     23.000     42.36
HRBF    Harbor Federal Bancorp Inc.          Baltimore         MD     MA       SAIF        NASDAQ    08/12/94     21.250     39.58
HRZB    Horizon Financial Corp.              Bellingham        WA     WE       BIF         NASDAQ    08/01/86     13.250     99.17
HTHR    Hawthorne Financial Corp.            El Segundo        CA     WE       SAIF        NASDAQ          NA     16.625     86.37
HWEN    Home Financial Bancorp               Spencer           IN     MW       SAIF        NASDAQ    07/02/96      7.125      6.38
HZFS    Horizon Financial Svcs Corp.         Oskaloosa         IA     MW       SAIF        NASDAQ    06/30/94     12.875     11.33
IFSB    Independence Federal Svgs Bank       Washington        DC     MA       SAIF        NASDAQ    06/06/85     12.375     15.85
INBI    Industrial Bancorp Inc.              Bellevue          OH     MW       SAIF        NASDAQ    08/01/95     19.125     93.60
IPSW    Ipswich Savings Bank                 Ipswich           MA     NE       BIF         NASDAQ    05/26/93     10.000     23.92
ITLA    ITLA Capital Corp.                   La Jolla          CA     WE       BIF         NASDAQ    10/24/95     17.125    126.36
IWBK    InterWest Bancorp Inc.               Oak Harbor        WA     WE       SAIF        NASDAQ          NA     23.125    361.94
JSB     JSB Financial Inc.                   Lynbrook          NY     MA       BIF         NYSE      06/27/90     51.500    493.15
JSBA    Jefferson Savings Bancorp Inc.       Ballwin           MO     MW       SAIF        NASDAQ    04/08/93     13.625    136.77
JXVL    Jacksonville Bancorp Inc.            Jacksonville      TX     SW       SAIF        NASDAQ    04/01/96     16.125     39.05
KFBI    Klamath First Bancorp                Klamath Falls     OR     WE       SAIF        NASDAQ    10/05/95     18.500    183.46
KNK     Kankakee Bancorp Inc.                Kankakee          IL     MW       SAIF        AMSE      01/06/93     26.250     35.88
KSBK    KSB Bancorp Inc.                     Kingfield         ME     NE       BIF         NASDAQ    06/24/93     18.375     23.18
KYF     Kentucky First Bancorp Inc.          Cynthiana         KY     MW       SAIF        AMSE      08/29/95     13.125     15.71
LARK    Landmark Bancshares Inc.             Dodge City        KS     MW       SAIF        NASDAQ    03/28/94     23.875     31.49
LARL    Laurel Capital Group Inc.            Allison Park      PA     MA       SAIF        NASDAQ    02/20/87     19.000     41.60
LFBI    Little Falls Bancorp Inc.            Little Falls      NJ     MA       SAIF        NASDAQ    01/05/96     18.000     44.60
LFCO    Life Financial Corp.                 Riverside         CA     WE       SAIF        NASDAQ          NA      5.500     36.09
LFED    Leeds Federal Bankshares (MHC)       Baltimore         MD     MA       SAIF        NASDAQ    05/02/94     13.875     72.09
LOGN    Logansport Financial Corp.           Logansport        IN     MW       SAIF        NASDAQ    06/14/95     15.000     17.98
LSBI    LSB Financial Corp.                  Lafayette         IN     MW       BIF         NASDAQ    02/03/95     28.500     26.59
LSBX    Lawrence Savings Bank                North Andover     MA     NE       BIF         NASDAQ    05/02/86     12.750     55.23
LVSB    Lakeview Financial Corp.             Paterson          NJ     MA       SAIF        NASDAQ    12/22/93     22.250    107.21
LXMO    Lexington B&L Financial Corp.        Lexington         MO     MW       SAIF        NASDAQ    06/06/96     12.000     12.10
MAFB    MAF Bancorp Inc.                     Clarendon Hills   IL     MW       SAIF        NASDAQ    01/12/90     24.625    542.77
MARN    Marion Capital Holdings              Marion            IN     MW       SAIF        NASDAQ    03/18/93     22.000     34.27
MASB    MASSBANK Corp.                       Reading           MA     NE       BIF         NASDAQ    05/28/86     39.875    140.94
MBLF    MBLA Financial Corp.                 Macon             MO     MW       SAIF        NASDAQ    06/24/93     17.625     21.98
MCBN    Mid-Coast Bancorp Inc.               Waldoboro         ME     NE       SAIF        NASDAQ    11/02/89      8.750      6.25
MDBK    Medford Bancorp Inc.                 Medford           MA     NE       BIF         NASDAQ    03/18/86     18.000    156.91
MECH    MECH Financial Inc.                  Hartford          CT     NE       BIF         NASDAQ    06/26/96     28.750    152.24
METF    Metropolitan Financial Corp.         Mayfield Heights  OH     MW       SAIF        NASDAQ          NA     11.875     83.73
MFBC    MFB Corp.                            Mishawaka         IN     MW       SAIF        NASDAQ    03/25/94     22.250     32.80
MFFC    Milton Federal Financial Corp.       West Milton       OH     MW       SAIF        NASDAQ    10/07/94     14.000     31.32
MFLR    Mayflower Co-operative Bank          Middleboro        MA     NE       BIF         NASDAQ    12/23/87     23.438     21.08
MONT    Montgomery Financial Corp.           Crawfordsville    IN     MW       SAIF        NASDAQ    07/01/97     10.250     16.62
MRKF    Market Financial Corp.               Mount Healthy     OH     MW       SAIF        NASDAQ    03/27/97     11.750     15.69
MSBF    MSB Financial Inc.                   Marshall          MI     MW       SAIF        NASDAQ    02/06/95     11.500     15.33
MWBI    Midwest Bancshares Inc.              Burlington        IA     MW       SAIF        NASDAQ    11/12/92     13.000     13.93
MWBX    MetroWest Bank                       Framingham        MA     NE       BIF         NASDAQ    10/10/86      6.625     94.46
NBN     Northeast Bancorp                    Auburn            ME     NE       BIF         AMSE      08/19/87      9.250     24.22
NEIB    Northeast Indiana Bancorp            Huntington        IN     MW       SAIF        NASDAQ    06/28/95     17.375     29.07
NHTB    New Hampshire Thrift Bncshrs         Newport           NH     NE       SAIF        NASDAQ    05/22/86     15.750     33.12
NMSB    NewMil Bancorp Inc.                  New Milford       CT     NE       BIF         NASDAQ    02/01/86     11.500     44.13
NSLB    NS&L Bancorp Inc.                    Neosho            MO     MW       SAIF        NASDAQ    06/08/95     12.625      8.19
NWEQ    Northwest Equity Corp.               Amery             WI     MW       SAIF        NASDAQ    10/11/94     22.750     18.78
NWSB    Northwest Bancorp Inc. (MHC)         Warren            PA     MA       SAIF        NASDAQ    11/07/94     10.000    473.40
OCFC    Ocean Financial Corp.                Toms River        NJ     MA       SAIF        NASDAQ    07/03/96     15.000    221.36
OFCP    Ottawa Financial Corp.               Holland           MI     MW       SAIF        NASDAQ    08/19/94     21.500    119.07
OHSL    OHSL Financial Corp.                 Cincinnati        OH     MW       SAIF        NASDAQ    02/10/93     14.000     34.94
PBCI    Pamrapo Bancorp Inc.                 Bayonne           NJ     MA       SAIF        NASDAQ    11/14/89     24.375     69.30
PBCT    People's Bank (MHC)                  Bridgeport        CT     NE       BIF         NASDAQ    07/06/88     28.938  1,855.89
PBHC    Pathfinder Bancorp Inc. (MHC)        Oswego            NY     MA       BIF         NASDAQ    11/16/95     11.000     30.10
PBKB    People's Bancshares Inc.             New Bedford       MA     NE       BIF         NASDAQ    10/30/86     20.875     69.25

SOURCE: SNL & F&C CALCULATIONS            3

FERGUSON & COMPANY     EXHIBIT V - SELECTED PUBLICLY HELD THRIFTS
------------------


                                                                              Deposit                          Current      Current
                                                                              Insurance                          Stock       Market
                                                                              Agency                             Price        Value
Ticker  Short Name                          City              State  Region   (BIF/SAIF)   Exchange  IPO Date       ($)         ($M)
PBOC    PBOC Holdings Inc.                  Los Angeles       CA     WE       SAIF         NASDAQ          NA    9.750       210.42
PCBC    Perry County Financial Corp.        Perryville        MO     MW       SAIF         NASDAQ    02/13/95   20.234        16.75
PDB     Piedmont Bancorp Inc.               Hillsborough      NC     SE       SAIF         AMSE      12/08/95    9.375        25.20
PEEK    Peekskill Financial Corp.           Peekskill         NY     MA       SAIF         NASDAQ    12/29/95   14.000        39.79
PERM    Permanent Bancorp Inc.              Evansville        IN     MW       SAIF         NASDAQ    04/04/94   13.813        54.97
PFDC    Peoples Bancorp                     Auburn            IN     MW       SAIF         NASDAQ    07/07/87   19.750        64.79
PFED    Park Bancorp Inc.                   Chicago           IL     MW       SAIF         NASDAQ    08/12/96   13.625        29.80
PFFB    PFF Bancorp Inc.                    Pomona            CA     WE       SAIF         NASDAQ    03/29/96   15.563       240.30
PFFC    Peoples Financial Corp.             Massillon         OH     MW       SAIF         NASDAQ    09/13/96   11.000        14.87
PFNC    Progress Financial Corp.            Blue Bell         PA     MA       SAIF         NASDAQ    07/18/83   14.250        75.00
PFSB    PennFed Financial Services Inc      West Orange       NJ     MA       SAIF         NASDAQ    07/15/94   13.625       125.55
PHBK    Peoples Heritage Finl Group         Portland          ME     NE       BIF          NASDAQ    12/04/86   19.563     1,717.35
PHFC    Pittsburgh Home Financial Corp      Pittsburgh        PA     MA       SAIF         NASDAQ    04/01/96   14.625        27.37
PHSED   PHS Bancorp Inc. (MHC)              Beaver Falls      PA     MA       SAIF         NASDAQ    07/10/97   14.250        39.33
PLSK    Pulaski Savings Bank (MHC)          Springfield       NJ     MA       SAIF         NASDAQ    04/03/97   10.750        22.66
PRBC    Prestige Bancorp Inc.               Pleasant Hills    PA     MA       SAIF         NASDAQ    06/27/96   12.750        12.11
PSFC    Peoples-Sidney Financial Corp.      Sidney            OH     MW       SAIF         NASDAQ    04/28/97   16.500        28.72
PSFI    PS Financial Inc.                   Chicago           IL     MW       SAIF         NASDAQ    11/27/96   10.500        19.43
PTRS    Potters Financial Corp.             East Liverpool    OH     MW       SAIF         NASDAQ    12/31/93   15.375        14.42
PVFC    PVF Capital Corp.                   Bedford Heights   OH     MW       SAIF         NASDAQ    12/30/92   13.250        52.88
PVSA    Parkvale Financial Corp.            Monroeville       PA     MA       SAIF         NASDAQ    07/16/87   21.000       133.20
PWBK    Pennwood Bancorp Inc.               Pittsburgh        PA     MA       SAIF         NASDAQ    07/15/96   10.875         7.15
QCBC    Quaker City Bancorp Inc.            Whittier          CA     WE       SAIF         NASDAQ    12/30/93   16.875        97.51
QCFB    QCF Bancorp Inc.                    Virginia          MN     MW       SAIF         NASDAQ    04/03/95   25.250        29.09
QCSB    Queens County Bancorp Inc.          Flushing          NY     MA       BIF          NASDAQ    11/23/93   29.500       627.62
RELY    Reliance Bancorp Inc.               Garden City       NY     MA       SAIF         NASDAQ    03/31/94   29.000       251.92
RIVR    River Valley Bancorp                Madison           IN     MW       SAIF         NASDAQ    12/20/96   15.500        18.47
RSLN    Roslyn Bancorp Inc.                 Roslyn            NY     MA       BIF          NASDAQ    01/13/97   18.563       768.51
SCBS    Southern Community Bancshares       Cullman           AL     SE       SAIF         NASDAQ    12/23/96   15.000        17.06
SCCB    S. Carolina Community Bancshrs      Winnsboro         SC     SE       SAIF         NASDAQ    07/07/94   13.500         7.82
SFED    SFS Bancorp Inc.                    Schenectady       NY     MA       SAIF         NASDAQ    06/30/95   20.875        25.23
SFFC    StateFed Financial Corp.            Des Moines        IA     MW       SAIF         NASDAQ    01/05/94   10.750        16.60
SFIN    Statewide Financial Corp.           Jersey City       NJ     MA       SAIF         NASDAQ    10/02/95   17.000        72.04
SGVB    SGV Bancorp Inc.                    West Covina       CA     WE       SAIF         NASDAQ    06/29/95   12.625        28.01
SKAN    Skaneateles Bancorp Inc.            Skaneateles       NY     MA       BIF          NASDAQ    06/02/86   13.063        18.94
SMBC    Southern Missouri Bancorp Inc.      Poplar Bluff      MO     MW       SAIF         NASDAQ    04/13/94   15.500        20.79
SOBI    Sobieski Bancorp Inc.               South Bend        IN     MW       SAIF         NASDAQ    03/31/95   15.125        11.52
SOPN    First Savings Bancorp Inc.          Southern Pines    NC     SE       SAIF         NASDAQ    01/06/94   22.000        81.71
SPBC    St. Paul Bancorp Inc.               Chicago           IL     MW       SAIF         NASDAQ    05/18/87   23.375       972.31
SRN     Southern Banc Co.                   Gadsden           AL     SE       SAIF         AMSE      10/05/95   12.500        15.38
SSM     Stone Street Bancorp Inc.           Mocksville        NC     SE       SAIF         AMSE      04/01/96   14.625        25.13
STFR    St. Francis Capital Corp.           Brookfield        WI     MW       SAIF         NASDAQ    06/21/93   41.813       200.19
STSA    Sterling Financial Corp.            Spokane           WA     WE       SAIF         NASDAQ          NA   17.750       135.00
SVRN    Sovereign Bancorp Inc.              Wyomissing        PA     MA       SAIF         NASDAQ    08/12/86   13.000     2,072.18
SZB     SouthFirst Bancshares Inc.          Sylacauga         AL     SE       SAIF         AMSE      02/14/95   16.125        14.75
THR     Three Rivers Financial Corp.        Three Rivers      MI     MW       SAIF         AMSE      08/24/95   14.000        10.09
THRD    TF Financial Corp.                  Newtown           PA     MA       SAIF         NASDAQ    07/13/94   18.875        60.24
TRIC    Tri-County Bancorp Inc.             Torrington        WY     WE       SAIF         NASDAQ    09/30/93   12.375        14.45
TSH     Teche Holding Co.                   Franklin          LA     SW       SAIF         AMSE      04/19/95   15.063        46.62
TWIN    Twin City Bancorp                   Bristol           TN     SE       SAIF         NASDAQ    01/04/95   15.000        18.28
UFBS    Union Financial Bcshs Inc.          Union             SC     SE       SAIF         NASDAQ          NA   13.500        17.22
WAYN    Wayne Savings Bancshares (MHC)      Wooster           OH     MW       SAIF         NASDAQ    06/25/93   20.000        49.78
WBST    Webster Financial Corp.             Waterbury         CT     NE       SAIF         NASDAQ    12/12/86   27.000     1,022.68
WCFB    Webster City Federal SB (MHC)       Webster City      IA     MW       SAIF         NASDAQ    08/15/94   15.750        33.30
WEFC    Wells Financial Corp.               Wells             MN     MW       SAIF         NASDAQ    04/11/95   16.000        26.43
WFI     Winton Financial Corp.              Cincinnati        OH     MW       SAIF         AMSE      08/04/88   13.500        54.19
WFSL    Washington Federal Inc.             Seattle           WA     WE       SAIF         NASDAQ    11/17/82   25.000     1,286.15
WHGB    WHG Bancshares Corp.                Lutherville       MD     MA       SAIF         NASDAQ    04/01/96   10.750        14.93
WM      Washington Mutual Inc.              Seattle           WA     WE       BIF          NYSE      03/11/83   34.938    20,727.07
WRNB    Warren Bancorp Inc.                 Peabody           MA     NE       BIF          NASDAQ    07/09/86    9.000        71.24
WSB     Washington Savings Bank, FSB        Bowie             MD     MA       SAIF         AMSE            NA    4.625        20.46
WSFS    WSFS Financial Corp.                Wilmington        DE     MA       BIF          NASDAQ    11/26/86   17.125       202.98
WSTR    WesterFed Financial Corp.           Missoula          MT     WE       SAIF         NASDAQ    01/10/94   19.500       108.98

SOURCE: SNL & F&C CALCULATIONS         4

FERGUSON & COMPANY       EXHIBIT V - SELECTED PUBLICLY HELD THRIFTS
------------------


                                                                Deposit                              Current      Current
                                                                Insurance                              Stock       Market
                                                                Agency                                 Price        Value
Ticker  Short Name                City          State  Region   (BIF/SAIF)   Exchange    IPO Date         ($)         ($M)
WVFC    WVS Financial Corp.       Pittsburgh    PA     MA       SAIF         NASDAQ      11/29/93     15.125        53.83
YFCB    Yonkers Financial Corp.   Yonkers       NY     MA       SAIF         NASDAQ      04/18/96     13.750        37.49
YFED    York Financial Corp.      York          PA     MA       SAIF         NASDAQ      02/01/84     15.750       150.68

Maximum                                                                                               89.500    20,727.07
Minimum                                                                                                4.625         6.25
Average                                                                                               17.667       270.71
Median                                                                                                15.563        43.56

SOURCE: SNL & F&C CALCULATIONS         5

FERGUSON & COMPANY              EXHIBIT V - SELECTED PUBLICLY HELD THRIFTS
------------------

              Price/    Current    Current                Current            Total    Equity/     Equity/    Core       Core
                 LTM     Price/   Price/ T    Price/     Dividend           Assets     Assets    T Assets     EPS       ROAA
            Core EPS     Book V     Book V    Assets        Yield           ($000)        (%)         (%)     ($)        (%)
Ticker           (x)        (%)        (%)       (%)          (%)              MRQ        MRQ         MRQ     LTM        LTM
ABBK            17.7      141.6      155.1       8.7         1.38          559,778        6.1         5.6    0.82       0.58
ABCL            14.7      121.9      122.8      10.8         2.23        2,099,559        8.8         8.8    1.34       0.81
ABCW            18.8      256.7      260.5      15.8         1.02        2,113,909        6.2         6.1    1.04       0.98
AFBC            20.2       92.3       92.3      11.9         2.37          116,928       12.9        12.9    0.67       0.59
AHCI            26.2      109.3      109.3      11.9         1.75          554,254       10.8        10.8    0.61       0.42
ALBC            18.8      106.3      106.3       9.3         1.33           73,027        8.7         8.7    0.48       0.49
ALLB            20.9      138.0      138.0      14.9         2.82          279,849       10.8        10.8    0.61       0.73
AMFC            18.5       79.9       79.9       8.9         2.63          118,668       11.2        11.2    0.66       0.54
ANA             15.1      101.0      101.0      13.8         2.51          289,187       13.7        13.7    1.16       0.94
ANDB            13.0      177.9      177.9      15.4         2.22        1,366,375        8.7         8.7    2.50       1.25
ANE             20.5      151.5      155.0      10.5         1.74          252,004        6.9         6.8    0.56       0.57
ASBI            19.7      135.5      141.9      15.4         3.45          398,667       11.4        10.9    0.97       0.82
ASBP            17.2      129.8      129.8      16.2         3.48          117,218       12.5        12.5    0.67       0.92
ASFC            15.4      136.5      187.6       9.8         1.71       12,713,056        7.6         5.7    3.04       0.76
BDJI            14.8      110.1      110.1      11.5            -          125,251       10.4        10.4    0.98       0.69
BFD             17.9      113.5      117.4       9.2         2.13        1,096,441        7.7         7.4    1.05       0.56
BFSB            13.8      127.0      127.0      17.0         2.72          158,711       13.4        13.4    0.85       1.32
BKC             10.9      157.7      162.0      15.0         3.88          648,245        9.5         9.3    1.89       1.41
BKCT            15.7      166.7      166.7      15.9         3.38          514,269        9.6         9.6    1.02       1.19
BKUNA           33.2       69.7       83.8       3.6            -        3,738,383        5.3         4.5    0.22       0.14
BNKU            13.6      203.6      223.1      10.2         1.45       13,664,992        5.0         4.6    3.25       0.82
BVCC            14.5      102.8      159.7       7.1         2.00        5,522,374        6.9         4.6    1.38       0.53
CAFI            19.1      141.2      150.0      13.9         2.82          601,676        9.8         9.3    0.80       0.78
CASB            19.3      173.4      173.4      12.3            -          460,469        7.1         7.1    0.68       0.73
CASH            18.2      102.9      115.2      10.5         3.08          421,258       10.2         9.2    0.93       0.64
CATB            15.0       87.6       87.6      18.9         2.72          314,752       21.6        21.6    0.91       1.27
CBES            23.0       91.9       91.9      10.7         2.87          146,884       11.7        11.7    0.73       0.56
CBSA             8.3      116.4      160.0       4.2         1.78        3,126,286        3.7         2.7    2.17       0.57
CEBK            14.5       91.6      100.3       9.1         1.83          377,775        9.9         9.2    1.21       0.63
CENB            15.2       93.8       93.8      19.3         4.86           92,320       20.5        20.5    0.92       1.05
CFB             12.8      151.3      189.5      12.5         1.14       11,083,412        8.2         6.7    1.79       0.93
CFCP            24.5      332.2      332.2      19.5         1.40          643,560        5.9         5.9    0.82       0.93
CFFC            18.1      115.8      116.2      16.1         2.72          187,495       13.9        13.9    0.65       0.95
CFNC            14.4      102.1      102.1      14.4         2.87          110,960       14.1        14.1    0.58       0.94
CFSB            18.3      269.3      269.3      21.1         2.32          867,387        7.8         7.8    1.22       1.23
CFTP            25.9      101.0      101.0      25.1         2.13          263,246       22.3        22.3    0.58       1.07
CIBI            17.6      148.1      148.1      13.2         1.98          113,953        8.9         8.9    0.69       0.87
CKFB            17.6       91.0       91.0      21.0         3.46           62,853       21.4        21.4    0.89       1.16
CLAS            20.5       92.5      107.3      13.4         2.17          143,450       14.4        12.7    0.72       0.65
CMRN            16.0       88.8       88.8      17.6         1.75          220,784       19.9        19.9    1.00       1.12
CMSB            29.7      117.0      149.2       9.8         2.12        2,277,725        8.4         6.7    0.51       0.34
CMSV            23.9      133.1      133.1      14.5         4.00          791,291       10.7        10.7    0.94       0.64
CNIT            15.7      170.6      184.3      14.4         2.40          623,547        8.1         7.5    1.17       0.84
CNSB            31.4       91.7       91.7      21.0         2.22           95,949       22.9        22.9    0.43       0.71
CNY             19.5       53.6       55.3       4.5            -          430,175        8.4         8.2    0.43       0.23
COFI            15.7      250.2      265.2      19.0         1.97       19,841,639        7.6         7.2    1.81       1.21
COOP            21.1      139.9      139.9      11.2            -          389,409        8.0         8.0    0.68       0.58
CRSB            10.0      187.1      196.7      19.8            -          231,287       10.6        10.1    1.20       2.11
CRZY            17.6       82.2       82.2      18.6         3.08           62,132       22.6        22.6    0.74       1.14
CSBF            28.2       74.0       78.4      17.2            -           47,218       23.2        22.2    0.35       0.60
CVAL            20.9      207.9      207.9      18.0         1.57          381,128        8.7         8.7    1.34       0.92
DCBI            19.0      121.4      121.4      27.3         1.33          115,901       22.5        22.5    0.95       1.48
DCOM            21.9      163.9      188.4      16.9         1.91        1,743,657       10.3         9.1    1.15       0.88
DME             33.7      211.1      255.6      13.3         0.79       21,242,833        6.3         5.3    0.75       0.41
DSL             14.0      148.6      150.1      11.8         1.29        5,910,579        8.0         7.9    1.78       0.86
EBSI            12.1      136.4      136.4       8.5         3.51        1,242,640        6.2         6.2    1.51       0.88
EFBC            18.3       81.3       81.3      28.9         2.62          105,199       35.6        35.6    0.71       1.43
EMLD            18.1      208.3      210.8      17.4         1.47          642,991        8.4         8.3    0.60       1.05
EQSB            14.7      132.7      132.7       7.2            -          359,857        5.4         5.4    1.43       0.56
ESBF            15.9      141.4      159.5       9.1         2.22          966,220        6.4         5.7    1.02       0.63
ESBK            16.6      113.4      113.4       7.4         2.70          232,499        6.4         6.4    1.43       0.44
FAB             18.2       83.4       83.4       8.0         1.52        1,292,730        8.6         8.6    0.72       0.45
FBBC            12.1      132.4      132.4      13.1         2.54          750,365        9.9         9.9    1.30       1.08

                 Core
                 ROAE     Merger       Current
                  (%)     Target?      Pricing
Ticker            LTM      (Y/N)          Date
ABBK             8.95        N        12/09/98
ABCL             8.90        N        12/09/98
ABCW            15.01        N        12/09/98
AFBC             4.18        N        12/09/98
AHCI             3.74        N        12/09/98
ALBC             5.75        N        12/09/98
ALLB             6.72        N        12/09/98
AMFC             4.02        N        12/09/98
ANA              6.13        N        12/09/98
ANDB            15.56        N        12/09/98
ANE              7.88        N        12/09/98
ASBI             7.07        N        12/09/98
ASBP             6.46        N        12/09/98
ASFC             9.24        N        12/09/98
BDJI             6.51        N        12/09/98
BFD              6.80        N        12/09/98
BFSB             9.67        N        12/09/98
BKC             16.66        N        12/09/98
BKCT            11.80        N        12/09/98
BKUNA            2.75        N        12/09/98
BNKU            16.31        N        12/09/98
BVCC             8.04        N        12/09/98
CAFI             7.99        N        12/09/98
CASB            10.40        N        12/09/98
CASH             5.95        N        12/09/98
CATB             5.47        N        12/09/98
CBES             3.93        N        12/09/98
CBSA            15.48        N        12/09/98
CEBK             6.42        N        12/09/98
CENB             4.49        N        12/09/98
CFB             12.59        N        12/09/98
CFCP            15.46        N        12/09/98
CFFC             6.88        N        12/09/98
CFNC             4.89        N        12/09/98
CFSB            15.73        N        12/09/98
CFTP             4.27        N        12/09/98
CIBI             8.12        N        12/09/98
CKFB             5.32        N        12/09/98
CLAS             4.34        N        12/09/98
CMRN             5.36        N        12/09/98
CMSB             3.74        N        12/09/98
CMSV             5.86        N        12/09/98
CNIT            11.20        N        12/09/98
CNSB             2.91        N        12/09/98
CNY              2.69        N        12/09/98
COFI            16.56        N        12/09/98
COOP             7.40        N        12/09/98
CRSB            24.20        N        12/09/98
CRZY             4.86        N        12/09/98
CSBF             2.55        N        12/09/98
CVAL            10.63        N        12/09/98
DCBI             6.03        N        12/09/98
DCOM             7.38        N        12/09/98
DME              6.78        N        12/09/98
DSL             11.35        N        12/09/98
EBSI            12.09        N        12/09/98
EFBC             3.92        N        12/09/98
EMLD            12.68        N        12/09/98
EQSB            10.60        N        12/09/98
ESBF             8.55        N        12/09/98
ESBK             7.05        N        12/09/98
FAB              4.52        N        12/09/98
FBBC            10.25        N        12/09/98

SOURCE: SNL & F&C CALCULATIONS         6

FERGUSON & COMPANY          EXHIBIT V - SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                               Tangible
           Price/  Current    Current             Current     Total Equity/     Equity/    Core    Core    Core
              LTM   Price/   Price/ T    Price/  Dividend    Assets  Assets    T Assets     EPS    ROAA    ROAE   Merger   Current
         Core EPS   Book V     Book V    Assets     Yield    ($000)     (%)         (%)     ($)     (%)     (%)   Target?  Pricing
Ticker        (x)      (%)        (%)       (%)       (%)       MRQ     MRQ         MRQ     LTM     LTM     LTM    (Y/N)      Date
FBNW         26.8     90.8       90.8      14.3      2.44   202,370    14.3        14.3    0.55    0.55    3.59     N     12/09/98
FBSI         15.4    112.9      117.8      15.8      0.95   173,174    14.0        13.5    0.82    1.07    7.71     N     12/09/98
FCB          27.9    107.1      107.1      21.1      1.65   112,793    19.7        19.7    0.61    0.82    3.71     N     12/09/98
FCBF         18.6    147.9      147.9      21.0      3.01   534,928    14.2        14.2    1.57    1.15    8.01     N     12/09/98
FCME          9.5     85.3       85.3       7.8         -   178,189     9.1         9.1    1.07    0.94    9.72     N     12/09/98
FDEF         28.1    111.5      124.7      15.0      2.52   781,778    13.4        12.2    0.51    0.64    3.83     N     12/09/98
FED          12.6    147.9      148.8       9.7         - 3,826,779     6.5         6.5    1.39    0.74   12.92     N     12/09/98
FESX         15.5    143.9      195.0      11.1      3.07 1,241,432     7.7         5.8    1.18    0.74    9.94     N     12/09/98
FFBH         16.5    114.9      114.9      15.7      1.38   599,945    13.7        13.7    1.23    1.01    6.84     N     12/09/98
FFBZ         30.4    202.8      202.8      15.7      1.51   213,502     7.7         7.7    0.35    0.59    7.59     N     12/09/98
FFCH         17.2    215.6      215.6      14.7      2.43 1,839,708     6.8         6.8    1.15    0.90   13.70     N     12/09/98
FFDB         15.9    134.8      145.6      13.5      2.80   181,434    10.0         9.3    0.63    0.86    8.77     N     12/09/98
FFDF         32.4    124.0      124.0      19.9      2.20    98,856    16.1        16.1    0.42    0.61    2.92     N     12/09/98
FFES         12.3    101.8      101.8       7.6      2.48   992,703     7.5         7.5    2.23    0.64    9.10     N     12/09/98
FFFD         13.0    106.9      123.0      15.9      1.87   334,718    14.9        13.2    1.32    1.38    8.34     N     12/09/98
FFFL         24.7    171.4      176.1      10.4      4.35 1,498,442     6.1         5.9    0.93    0.48    7.16     N     12/09/98
FFHH         15.9     94.6       96.3      10.7      3.25   416,326    10.2        10.1    0.97    0.69    6.40     N     12/09/98
FFHS         15.2    110.3      110.8       9.9      2.22   231,879     9.0         9.0    0.89    0.68    7.39     N     12/09/98
FFIC         16.0    126.6      131.4      15.2      1.57 1,143,182    12.0        11.6    0.96    0.95    7.49     N     12/09/98
FFKY         19.0    206.8      260.8      24.5      2.16   467,341    11.9         9.6    1.46    1.46   11.20     N     12/09/98
FFLC         15.0    115.4      115.4      14.4      2.18   422,228    12.5        12.5    1.10    1.03    7.99     N     12/09/98
FFSL         12.0     87.2       87.2       8.5      2.73   124,337     9.7         9.7    0.92    0.75    7.72     N     12/09/98
FFSX         21.7    158.6      195.2      12.0      2.00   569,612     7.6         6.3    1.11    0.64    7.76     N     12/09/98
FFWC         13.5    115.6      125.0      10.7      2.67   212,830     9.3         8.6    1.17    0.84    8.84     N     12/09/98
FFWD         20.7    165.7      165.7      23.0      2.53   166,839    13.9        13.9    0.69    1.13    8.60     N     12/09/98
FFYF         16.8    155.4      155.4      19.8      2.73   658,591    12.8        12.8    1.96    1.19    9.01     N     12/09/98
FGHC         21.7    268.7      287.5      21.9         -   180,806     8.2         7.7    0.38    1.16   14.15     N     12/09/98
FISB         21.8    157.8      159.5      14.8      2.37 1,738,652     9.4         9.3    0.93    0.74    7.90     N     12/09/98
FKFS         14.2    131.0      131.0       8.4      1.60   415,863     6.4         6.4    1.06    0.63    9.63     N     12/09/98
FKKY         15.5    106.5      106.5      17.6      5.87   134,734    16.6        16.6    0.97    1.20    6.75     N     12/09/98
FLAG         20.4    152.0      152.0      13.3      2.07   453,648     8.8         8.8    0.57    0.76    8.65     N     12/09/98
FLFC         22.8    245.3      269.5      20.0      1.72 1,501,368     8.1         7.5    0.97    0.89   11.36     N     12/09/98
FLGS         11.9    260.6      266.8      12.8      1.10 3,092,515     4.9         4.8    2.44    1.37   25.26     N     12/09/98
FLKY         21.1     87.7       87.7      21.6      4.66    55,212    24.7        24.7    0.61    1.05    3.89     N     12/09/98
FMCO         13.7    165.8      166.7      10.6      1.23   667,423     6.4         6.3    0.71    0.81   13.16     N     12/09/98
FMSB         15.5    179.0      179.0      13.3      1.35   474,092     7.4         7.4    0.96    0.89   12.73     N     12/09/98
FNGB         17.9    145.9      145.9      15.5      2.88   710,428    10.6        10.6    0.70    0.91    8.32     N     12/09/98
FSBI         12.8    124.7      124.7       8.8      2.03   396,180     7.1         7.1    1.39    0.72   10.49     N     12/09/98
FSPT         18.9    110.3      110.3      25.0      2.54   530,412    22.7        22.7    1.67    1.34    5.26     N     12/09/98
FSTC         17.7    187.5      227.1      19.0      1.36   385,582    10.1         8.5    1.50    1.23   12.23     N     12/09/98
FTF          13.0    147.5      147.5      21.3      2.65   189,451    14.5        14.5    1.86    1.69   11.23     N     12/09/98
FTFC         30.5    239.4      250.8      16.9      1.76 1,736,593     7.1         6.8    0.52    0.64    8.96     N     12/09/98
FTNB         28.4    105.2      105.2      23.7      1.85   117,584    22.5        22.5    0.57    0.87    3.68     N     12/09/98
FTSB         16.7    122.2      122.2      19.6      1.85   101,352    16.1        16.1    0.81    1.18    7.39     N     12/09/98
FWWB         17.1    126.4      152.2      16.2      1.77 1,436,718    12.0        10.2    1.19    1.03    7.90     N     12/09/98
GAF          14.0     98.7       99.5      13.3      3.67   818,893    13.5        13.4    1.09    0.93    6.76     N     12/09/98
GDW          12.7    171.4      171.4      13.0      0.63 9,383,006     7.6         7.6    7.04    1.04   14.58     N     12/09/98
GOSB         34.7     97.4       97.4      23.3      0.87   131,935    23.9        23.9    0.40    0.67    2.59     N     12/09/98
GPT          17.5    169.1      394.6      25.3      1.77 3,612,611    13.2         6.1    2.07    1.20   11.66     N     12/09/98
GSFC         20.8     97.3       97.3      34.0      3.34   172,705    34.9        34.9    0.69    1.60    4.55     N     12/09/98
GSLA         29.9     78.9       78.9      26.3      2.18   144,304    33.3        33.3    0.43    0.91    2.25     N     12/09/98
GTPS         24.2     94.3       94.3      14.7      2.75   149,114    15.6        15.6    0.66    0.71    3.81     N     12/09/98
GUPB         17.5    114.9      114.9      11.8      2.14   128,769    10.3        10.3    0.80    0.75    6.32     N     12/09/98
HALL         14.5    102.2      102.2       8.0         -   461,715     7.5         7.5    0.87    0.60    7.86     N     12/09/98
HARL         12.3    155.8      155.8       9.7      1.98   417,533     6.3         6.3    1.98    0.91   13.97     N     12/09/98
HAVN         18.0    118.3      123.6       6.2      1.83 2,322,466     5.3         5.1    0.91    0.40    7.18     N     12/09/98
HBFW         22.1    151.2      151.2      18.0      1.16   360,286    11.9        11.9    1.25    0.83    6.68     N     12/09/98
HBNK         11.4    174.0      174.0      12.2         -   594,672     7.0         7.0    2.92    1.28   16.49     N     12/09/98
HBS          12.2     98.0      101.3      14.0      3.82   149,542    14.3        13.9    1.37    1.12    7.70     N     12/09/98
HCFC         14.5    119.0      119.0      16.2      2.76    80,766    13.7        13.7    1.00    1.26    7.40     N     12/09/98
HFFB         17.9     89.6       89.6      25.7      2.76   109,033    26.5        26.5    0.81    1.35    5.06     N     12/09/98
HFFC         12.3    108.9      108.9      10.7      2.57   560,648     9.8         9.8    1.14    0.92    9.46     N     12/09/98
HFSA         21.3    115.5      115.5      11.9      3.10   132,997    10.3        10.3    0.91    0.58    5.40     N     12/09/98

SOURCE: SNL & F&C CALCULATIONS             7

FERGUSON & COMPANY                    EXHIBIT V- SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                                    Tangible
           Price/   Current    Current              Current       Total   Equity/    Equity/   Core   Core   Core
              LTM    Price/   Price/ T    Price/   Dividend      Assets    Assets   T Assets    EPS   ROAA   ROAE   Merger  Current
         Core EPS    Book V     Book V    Assets      Yield      ($000)       (%)        (%)    ($)    (%)    (%)  Target?  Pricing
Ticker        (x)       (%)        (%)       (%)        (%)         MRQ       MRQ        MRQ    LTM    LTM    LTM    (Y/N)     Date
HHFC         26.3     128.2      128.2      13.7       2.93      96,085      10.7       10.7   0.57   0.56   4.98     N     12/09/98
HIFS         12.1     141.7      141.7      13.4       2.37     246,844       9.5        9.5   1.40   1.23  12.72     N     12/09/98
HMLK         16.6      95.6       95.6      13.5       2.25     197,580      14.2       14.2   0.86   0.85   5.24     N     12/09/98
HMNF         23.3     104.6      114.1      10.1       1.81     706,269       9.6        8.9   0.57   0.47   4.03     N     12/09/98
HOMF         17.6     190.6      195.4      18.3       1.71     722,614       9.6        9.4   1.46   1.13  12.46     N     12/09/98
HPBC         11.5     181.0      181.0      16.1       3.48     263,830       8.9        8.9   2.00   1.56  16.61     N     12/09/98
HRBF         21.5     133.7      133.7      17.1       2.45     231,693      12.8       12.8   0.99   0.77   6.03     N     12/09/98
HRZB         11.8     113.9      113.9      17.4       3.32     568,984      15.3       15.3   1.12   1.57  10.03     N     12/09/98
HTHR          9.3     109.3      109.3       6.2          -   1,395,064       5.7        5.7   1.78   1.10  21.56     N     12/09/98
HWEN         20.4      88.8       88.8      15.2       1.68      42,453      17.1       17.1   0.35   0.67   3.82     N     12/09/98
HZFS         15.2     132.7      132.7      13.1       1.40      86,558       9.9        9.9   0.85   0.81   8.38     N     12/09/98
IFSB         15.9      72.1       78.4       6.4       2.02     249,194       8.8        8.2   0.78   0.37   4.94     N     12/09/98
INBI         16.5     153.7      153.7      24.6       3.14     388,649      16.0       16.0   1.16   1.50   9.16     N     12/09/98
IPSW          9.5     174.2      174.2       9.6       1.60     249,459       5.5        5.5   1.05   1.13  21.09     N     12/09/98
ITLA          9.6     120.0      120.3      12.9          -   1,007,042      10.8       10.8   1.79   1.45  13.90     N     12/09/98
IWBK         19.8     210.2      229.6      14.8       2.42   2,448,386       7.0        6.5   1.17   0.79  11.34     N     12/09/98
JSB          12.2     131.8      131.8      32.4       3.11   1,552,436      24.6       24.6   4.23   2.77  11.65     N     12/09/98
JSBA         19.8     104.1      127.3      10.4       2.06   1,317,195       9.4        7.8   0.69   0.55   5.76     N     12/09/98
JXVL         12.8     111.4      111.4      16.1       3.10     242,673      14.5       14.5   1.26   1.33   9.13     N     12/09/98
KFBI         19.1     113.5      123.2      17.8       1.95   1,031,302      14.1       13.1   0.97   0.93   6.33     N     12/09/98
KNK          15.1      90.4      105.4       8.9       1.83     405,163       9.8        8.6   1.74   0.67   6.63     N     12/09/98
KSBK         13.1     177.2      199.5      14.2          -     162,885       8.0        7.2   1.40   1.14  14.72     N     12/09/98
KYF          18.5     113.2      113.2      20.0       3.81      78,573      17.7       17.7   0.71   1.05   6.08     N     12/09/98
LARK         20.6     127.4      127.4      14.1       2.51     225,428      11.0       11.0   1.16   0.84   6.25     N     12/09/98
LARL         14.0     170.7      170.7      18.9       3.16     221,369      11.1       11.1   1.36   1.46  13.90     N     12/09/98
LFBI         22.2     120.0      128.9      13.1       1.33     340,701      10.9       10.2   0.81   0.56   5.07     N     12/09/98
LFCO          3.1      58.6       58.6       9.5          -     380,343      16.2       16.2   1.79   2.79  21.42     N     12/09/98
LFED         21.0     145.3      145.3      23.8       4.04     303,471      16.4       16.4   0.66   1.13   6.89     N     12/09/98
LOGN         14.7     111.0      111.0      19.4       2.93      92,494      17.5       17.5   1.02   1.47   7.84     N     12/09/98
LSBI         17.5     137.4      137.4      11.7       1.40     227,044       8.0        8.0   1.63   0.70   8.38     N     12/09/98
LSBX          5.8     124.2      124.2      16.3          -     339,832      13.1       13.1   2.21   2.85  25.82     N     12/09/98
LVSB         29.7     191.8      286.0      18.3       1.12     593,856       9.5        6.6   0.75   0.57   5.67     N     12/09/98
LXMO         19.4      79.1       84.8      12.7       2.50      95,301      16.1       15.1   0.62   0.77   3.80     N     12/09/98
MAFB         15.9     196.1      219.1      15.3       1.14   3,605,904       7.8        7.0   1.55   1.04  13.38     N     12/09/98
MARN         17.7     100.0      102.2      18.1       4.00     196,714      18.1       17.8   1.24   1.14   5.64     N     12/09/98
MASB         15.7     128.4      130.1      15.2       2.71     934,458      11.8       11.7   2.54   1.01   8.82     N     12/09/98
MBLF         12.6      77.4       77.4      10.5       3.40     208,720      13.6       13.6   1.40   0.85   6.44     N     12/09/98
MCBN         22.4     117.8      117.8       8.8       2.29      70,947       7.5        7.5   0.39   0.44   5.40     N     12/09/98
MDBK         15.0     152.2      160.0      13.8       2.22   1,134,102       9.1        8.7   1.20   1.02  11.22     N     12/09/98
MECH         16.4     161.3      162.6      15.9       2.09     960,017       9.8        9.8   1.75   1.01  10.26     N     12/09/98
METF         16.1     204.7      219.9       7.2          -   1,171,422       3.5        3.3   0.74   0.53  13.67     N     12/09/98
MFBC         17.8     106.2      106.2      10.6       1.53     310,030      10.0       10.0   1.25   0.71   6.24     N     12/09/98
MFFC         24.6     110.9      110.9      13.3       4.29     235,275      11.2       11.2   0.57   0.54   4.67     N     12/09/98
MONT         17.6     159.8      162.1      14.8       3.41     142,965       9.2        9.1   1.33   0.93   9.67     N     12/09/98
MRKF         26.1     104.1      104.1      28.7       2.38      54,608      27.6       27.6   0.45   1.00   3.16     N     12/09/98
MSBF         13.5     113.5      113.5      18.7       2.61      81,806      16.5       16.5   0.85   1.29   7.77     N     12/09/98
MWBI         12.2     117.9      117.9       8.7       2.77     160,583       7.4        7.4   1.07   0.76  10.74     N     12/09/98
MWBX         12.1     189.8      189.8      14.1       3.02     669,111       7.4        7.4   0.55   1.23  16.51     N     12/09/98
NBN           9.5      98.0      106.0       7.4       2.29     328,661       7.8        7.3   0.97   0.87  11.05     N     12/09/98
NEIB         12.7     119.0      119.0      14.0       2.07     209,262      11.8       11.8   1.37   1.15   8.67     N     12/09/98
NHTB         11.3     121.0      137.4      10.0       3.81     329,835       8.3        7.4   1.39   0.92  11.48     N     12/09/98
NMSB         19.8     127.6      127.6      11.9       3.13     369,777       9.4        9.4   0.58   0.67   7.13     N     12/09/98
NSLB         19.4      74.8       75.3      13.8       3.96      62,648      18.5       18.4   0.65   0.67   3.48     N     12/09/98
NWEQ         16.7     156.5      156.5      18.9       2.99      99,113      12.1       12.1   1.36   1.15   9.80     N     12/09/98
NWSB         22.7     211.4      237.5      17.6       1.60   2,667,257       8.3        7.5   0.44   0.86   9.76     N     12/09/98
OCFC         15.5     112.6      113.2      14.3       3.20   1,544,344      12.7       12.7   0.97   0.89   6.41     N     12/09/98
OFCP         18.4     162.3      198.3      12.8       2.05     930,244       7.9        6.6   1.17   0.79   9.44     N     12/09/98
OHSL         18.2     125.9      125.9      13.8       3.57     252,396      10.8       10.8   0.77   0.78   7.16     N     12/09/98
PBCI         15.8     140.1      140.7      17.5       4.60     397,216      12.5       12.4   1.54   1.15   8.95     N     12/09/98
PBCT         27.8     216.6      258.4      19.3       3.18   9,619,500       8.9        7.6   1.04   0.76   8.26     N     12/09/98
PBHC         33.3     132.2      155.6      15.7       1.82     191,611      11.7       10.1   0.33   0.48   4.24     N     12/09/98
PBKB         26.1     211.5      215.0       7.8       3.64     891,758       3.7        3.6   0.80   0.33   8.34     N     12/09/98

                                                                                     Tangible
          Price/   Current    Current              Current         Total   Equity/   Equity/    Core  Core  Core
             LTM    Price/   Price/ T    Price/   Dividend        Assets    Assets  T Assets     EPS  ROAA  ROAE  Merger   Current
        Core EPS    Book V     Book V    Assets      Yield        ($000)       (%)       (%)     ($)   (%)   (%)  Target?  Pricing
Ticker       (x)       (%)        (%)       (%)        (%)           MRQ       MRQ       MRQ     LTM   LTM   LTM   (Y/N)      Date
PBOC        12.8     120.1      120.1       6.6          -     3,210,974       5.5       5.5    0.76  0.37  8.80     N    12/09/98
PCBC        19.6      99.2       99.2      17.3       2.47        96,807      17.4      17.4    1.03  0.89  4.88     N    12/09/98
PDB         16.5     118.7      118.7      19.8       5.12       127,607      16.7      16.7    0.57  1.20  7.31     N    12/09/98
PEEK        20.3      93.2       93.2      20.0       2.57       199,898      21.5      21.5    0.69  0.96  4.13     N    12/09/98
PERM        24.2     133.0      176.0      10.9       1.74       502,829       8.0       6.1    0.57  0.55  5.87     N    12/09/98
PFDC        15.8     145.0      145.0      21.3       2.43       304,937      14.7      14.7    1.25  1.41  9.46     N    12/09/98
PFED        16.2      80.0       80.0      15.0          -       198,307      18.8      18.8    0.84  0.97  4.69     N    12/09/98
PFFB        15.1     104.0      105.2       7.9          -     3,044,586       7.6       7.5    1.03  0.58  6.53     N    12/09/98
PFFC        31.4      98.9       98.9      17.2       5.46        86,296      17.4      17.4    0.35  0.57  3.10     N    12/09/98
PFNC        19.3     175.9      196.6      12.0       1.12       618,049       6.8       6.1    0.74  0.74 12.03     N    12/09/98
PFSB        12.2     112.4      128.3       8.0       1.17     1,566,418       6.7       5.9    1.12  0.72 10.38     N    12/09/98
PHBK        14.6     228.8      272.1      17.4       2.25     9,882,729       7.6       6.5    1.34  1.22 16.45     N    12/09/98
PHFC        13.8     110.4      111.6       7.3       1.64       374,998       6.6       6.6    1.06  0.57  7.38     N    12/09/98
PHSED       25.9     134.2      134.2      16.6       1.97       236,916      12.4      12.4    0.55  0.66  5.14     N    12/09/98
PLSK        21.5     100.7      100.7      11.9       2.98       191,316      11.8      11.8    0.50  0.54  4.56     N    12/09/98
PRBC        18.2      83.6       83.6       7.5       1.57       169,983       9.0       9.0    0.70  0.44  4.30     N    12/09/98
PSFC        27.1     138.9      138.9      27.1       1.70       107,078      17.9      17.9    0.61  0.95  4.25     N    12/09/98
PSFI        15.2      91.5       91.5      20.4       4.95       100,177      22.3      22.3    0.69  1.61  5.83     N    12/09/98
PTRS        16.7     129.2      129.2      10.9       1.82       132,130       8.5       8.5    0.92  0.71  8.00     N    12/09/98
PVFC        12.2     162.8      162.8      12.4          -       427,589       7.6       7.6    1.09  1.11 15.24     N    12/09/98
PVSA        12.4     159.6      160.3      11.9       2.29     1,123,324       7.5       7.5    1.69  1.06 14.36     N    12/09/98
PWBK        31.1      87.0       87.0      14.3       2.58        50,409      15.1      15.1    0.35  0.47  2.66     N    12/09/98
QCBC        13.8     123.5      123.5      11.0          -       893,511       8.9       8.9    1.22  0.81  9.27     N    12/09/98
QCFB        11.1     132.7      132.7      19.5          -       148,878      14.7      14.7    2.28  1.65  9.65     N    12/09/98
QCSB        24.2     369.2      369.2      37.0       2.71     1,706,583       8.7       8.7    1.22  1.54 15.43     N    12/09/98
RELY        15.1     140.4      203.9      10.5       2.48     2,493,186       7.4       5.3    1.92  0.81  9.73     N    12/09/98
RIVR        15.8     100.5      101.8      13.6       1.42       136,315      13.5      13.3    0.98  0.81  6.04     N    12/09/98
RSLN        16.3     129.8      130.4      20.7       2.37     3,719,166      15.9      15.9    1.14  1.19  7.30     N    12/09/98
SCBS        16.5     144.8      144.8      25.1       2.00        67,920      17.3      17.3    0.91  1.22  6.49     N    12/09/98
SCCB        18.8      81.6       81.6      17.2       4.74        45,572      21.1      21.1    0.72  0.89  4.20     N    12/09/98
SFED        22.2     114.0      114.0      14.3       1.53       176,244      12.6      12.6    0.94  0.61  5.00     N    12/09/98
SFFC        16.3     103.6      103.6      18.6       1.86        89,369      18.0      18.0    0.66  1.14  6.44     N    12/09/98
SFIN        21.5     119.1      119.2      11.2       3.06       652,628       9.4       9.4    0.79  0.50  5.26     N    12/09/98
SGVB        18.6      90.6       91.7       6.2          -       452,977       6.8       6.8    0.68  0.41  5.34     N    12/09/98
SKAN        13.3     100.8      103.0       7.0       2.14       271,527       6.9       6.8    0.98  0.56  8.11     N    12/09/98
SMBC        21.2      95.9       95.9      14.0       3.23       156,193      14.6      14.6    0.73  0.71  4.43     N    12/09/98
SOBI        19.6      83.4       83.4      11.3       2.12       102,095      12.7      12.7    0.77  0.62  4.40     N    12/09/98
SOPN        16.8     116.8      116.8      27.6       4.55       295,703      23.7      23.7    1.31  1.76  7.65     N    12/09/98
SPBC        18.4     189.3         NA      16.0       2.57     5,948,226       8.4       NA     1.27  0.93 10.11     N    12/09/98
SRN         25.0      81.6       82.1      14.5       2.80       106,027      17.8      17.7    0.50  0.53  3.02     N    12/09/98
SSM         17.4      87.7       87.7      20.3       3.15       124,096      23.1      23.1    0.84  1.39  5.02     N    12/09/98
STFR        19.8     163.8      184.4      10.7       1.53     1,864,176       6.5       5.8    2.11  0.64  8.35     N    12/09/98
STSA        13.5     120.5      273.5       6.5          -     2,082,182       5.4       2.4    1.32  0.52  9.64     N    12/09/98
SVRN        14.8     180.3      294.1       9.9       0.62    21,496,822       5.3       3.3    0.88  0.74 13.04     N    12/09/98
SZB         34.3      94.1       96.6       9.3       3.72       158,518       9.9       9.7    0.47  0.35  3.02     N    12/09/98
THR         17.5      86.3       86.6      11.0       3.29        99,724      12.7      12.7    0.80  0.67  5.02     N    12/09/98
THRD        17.6     104.3      121.9       8.7       2.54       696,155       7.6       6.5    1.07  0.54  6.91     N    12/09/98
TRIC        17.7      99.6       99.6      16.7       3.56        86,714      16.7      16.7    0.70  1.00  6.28     N    12/09/98
TSH         13.2      88.8       88.8      11.4       3.32       408,823      12.9      12.9    1.14  0.92  6.97     N    12/09/98
TWIN        18.5     129.3      129.3      16.4       2.67       111,436      12.7      12.7    0.81  0.90  7.03     N    12/09/98
UFBS        14.5     116.8      134.3       9.4       2.76       183,066       8.1       7.1    0.93  0.70  8.86     N    12/09/98
WAYN        32.8     200.4      200.4      19.1       3.10       259,981       9.5       9.5    0.61  0.61  6.41     N    12/09/98
WBST        14.6     181.1      211.4      11.2       1.63     9,163,686       6.2       5.3    1.85  0.75 13.35     N    12/09/98
WCFB        24.6     145.3      145.3      36.2       5.08        92,109      24.9      24.9    0.64  1.41  5.95     N    12/09/98
WEFC        13.7     104.9      104.9      14.2       3.75       185,891      13.6      13.6    1.17  1.11  7.65     N    12/09/98
WFI         18.8     201.5      204.6      15.3       1.85       354,193       7.6       7.5    0.72  0.90 12.12     N    12/09/98
WFSL        12.2     167.7      180.3      22.8       3.68     5,637,011      13.6      12.8    2.05  1.94 14.43     N    12/09/98
WHGB        21.9      74.0       74.0      11.3       3.35       131,967      15.3      15.3    0.49  0.59  3.21     N    12/09/98
WM          13.1     226.3      239.3      12.5       2.52   108,359,066       5.4       5.1    2.67  1.00 18.35     N    12/09/98
WRNB        12.9     175.1      175.1      18.6       4.00       383,814      10.6      10.6    0.70  1.51 14.05     N    12/09/98
WSB         17.1      85.2       85.2       7.5       2.16       274,293       8.8       8.8    0.27  0.47  5.45     N    12/09/98
WSFS        12.8     220.4      221.3      13.1       0.70     1,595,692       6.0       5.9    1.34  1.10 18.19     N    12/09/98
WSTR        15.6      97.8      119.1      10.9       2.77       999,595      11.2       9.3    1.25  0.69  6.46     N    12/09/98

FERGUSON & COMPANY       EXHIBIT V- SELECTED PUBLICLY HELD THRIFTS
------------------

                                                                                 Tangible
            Price/  Current   Current           Current          Total  Equity/   Equity/  Core  Core   Core
               LTM   Price/  Price/ T  Price/  Dividend         Assets   Assets  T Assets   EPS  ROAA   ROAE  Merger   Current
          Core EPS   Book V    Book V  Assets     Yield         ($000)      (%)       (%)   ($)   (%)    (%)  Target?  Pricing
Ticker         (x)      (%)       (%)     (%)       (%)            MRQ      MRQ       MRQ   LTM   LTM    LTM   (Y/N)   Date
WVFC          14.1    165.7     165.7    17.6      3.97        311,509     10.6      10.6  1.07  1.29  11.44     N    12/09/98
YFCB          14.3     89.7      89.7     9.8      2.33        383,024     10.9      10.9  0.96  0.73   5.98     N    12/09/98
YFED          20.2    133.9     133.9    12.2      3.14      1,235,118      9.1       9.1  0.78  0.64   7.18     N    12/09/98

Maximum       34.7    369.2     394.6    37.0      5.87    108,359,066     35.6      35.6  7.04  2.85  25.82
Minimum        3.1     53.6      55.3     3.6         -         42,453      3.5       2.4  0.22  0.14   2.25
Average       18.0    133.8     141.8    14.7      2.23      1,796,724     11.8      11.5  1.08  0.91   8.50
Median        17.2    121.9     127.4    14.1      2.22        359,857     10.2       9.8  0.96  0.86   7.65


SOURCE: SNL & F&C CALCULATIONS        10

FERGUSON & COMPANY        EXHIBIT V - SELECTED PUBLICLY HELD THRIFTS
------------------

               NPAs/  Price/    Core      Core        Core
             Assets    Core      EPS      ROAA        ROAE
                (%)     EPS      ($)       (%)         (%)
Ticker          MRQ     (x)      MRQ       MRQ         MRQ
ABBK            0.11    18.1     0.20      0.54        8.63
ABCL            0.17    15.4     0.32      0.75        8.42
ABCW            0.48    17.5     0.28      1.00       16.07
AFBC            0.34    26.0     0.13      0.39        3.04
AHCI            0.45    22.2     0.18      0.46        4.39
ALBC            0.47    18.8     0.12      0.51        5.87
ALLB            0.82    19.9     0.16      0.76        7.03
AMFC            0.28    13.3     0.23      0.67        5.61
ANA             0.24    15.6     0.28      0.81        5.78
ANDB            0.31    12.5     0.65      1.28       15.43
ANE             0.44    13.1     0.22      0.85       12.96
ASBI            0.49    19.1     0.25      0.85        7.27
ASBP            0.09    19.2     0.15      0.83        6.67
ASFC            0.35    13.9     0.84      0.77        9.80
BDJI             N/A    15.1     0.24      0.65        6.18
BFD             0.13    17.4     0.27      0.54        6.84
BFSB            0.34    10.9     0.27      1.57       11.76
BKC             1.43     6.9     0.75      2.17       25.36
BKCT            0.51    15.4     0.26      1.11       11.45
BKUNA           0.54    45.7     0.04      0.11        2.03
BNKU            0.62    18.1     0.61      0.59       11.56
BVCC            0.34    15.6     0.32      0.46        7.60
CAFI            0.28    21.2     0.18      0.69        6.99
CASB            0.48    20.5     0.16      0.64        9.19
CASH            1.24    13.6     0.31      0.81        7.82
CATB            0.20    14.2     0.24      1.21        5.65
CBES            0.87    19.9     0.21      0.56        4.43
CBSA            0.56     9.4     0.48      0.49       12.98
CEBK            0.40    15.6     0.28      0.58        5.89
CENB            0.30    15.9     0.22      1.05        5.14
CFB             0.73    15.1     0.38      0.84       10.48
CFCP            0.36    25.1     0.20      0.84       14.24
CFFC            0.25    24.5     0.12      0.71        5.06
CFNC            0.12    16.1     0.13      0.84        6.06
CFSB            0.19    18.0     0.31      1.23       15.65
CFTP            0.28    25.0     0.15      1.01        4.51
CIBI            0.74    16.0     0.19      0.86        9.09
CKFB            0.18    26.0     0.15      0.78        3.64
CLAS            0.35    21.7     0.17      0.59        4.04
CMRN            0.40    14.3     0.28      1.19        5.88
CMSB            0.46    42.0     0.09      0.21        2.53
CMSV            0.30    23.4     0.24      0.63        5.91
CNIT            0.15    15.8     0.29      0.90       10.96
CNSB            0.23    37.5     0.09      0.59        2.46
CNY             0.82    13.1     0.16      0.34        3.91
COFI            0.29    14.8     0.48      1.31       17.44
COOP               -    22.4     0.16      0.53        6.61
CRSB            0.79    10.0     0.30      2.10       19.08
CRZY            0.40    17.1     0.19      1.04        4.59
CSBF            1.13    20.6     0.12      0.77        3.34
CVAL            0.31    18.4     0.38      1.00       11.70
DCBI              NA    18.8     0.24      1.54        6.63
DCOM            0.33    18.5     0.34      0.94        8.52
DME             0.97    42.1     0.15      0.34        5.21
DSL             0.75    15.2     0.41      0.79       10.05
EBSI            1.06    11.7     0.39      0.80       12.23
EFBC               -    15.5     0.21      1.43        3.99
EMLD            0.21    18.1     0.15      1.02       11.97
EQSB            0.22    25.0     0.21      0.31        5.86
ESBF            0.55    16.9     0.24      0.56        8.08
ESBK            0.75    13.5     0.44      0.54        8.53
FAB             0.27    16.4     0.20      0.44        5.14
FBBC            0.08    11.6     0.34      1.03       10.67

SOURCE: SNL & F&C CALCULATIONS        11

FERGUSON & COMPANY            EXHIBIT V - SELECTED PUBLICLY HELD THRIFTS
------------------

           NPAs/    Price     Core      Core      Core
          Assets     Core      EPS      ROAA      ROAE
             (%)      EPS      ($)       (%)       (%)
Ticker       MRQ      (x)      MRQ       MRQ       MRQ
FBNW        0.26     28.4     0.13      0.48      3.24
FBSI        0.03     15.8     0.20      1.04      7.42
FCB          -       30.4     0.14      0.70      3.48
FCBF        0.24     18.8     0.39      1.14      7.89
FCME        0.21      5.5     0.46      1.47     16.21
FDEF        1.28    119.3     0.03      0.12      0.91
FED         0.73     11.5     0.38      0.83     13.26
FESX        0.53     14.3     0.32      0.78     10.33
FFBH        0.90     14.9     0.34      1.04      7.35
FFBZ        0.53     88.5     0.03      0.22      2.76
FFCH        0.71     15.4     0.32      0.99     14.88
FFDB        0.60     16.7     0.15      0.81      8.15
FFDF        0.10     42.6     0.08      0.44      2.65
FFES        0.26     13.7     0.50      0.58      7.94
FFFD        0.19     12.2     0.35      1.29      8.69
FFFL        0.26     26.1     0.22      0.42      6.80
FFHH        0.19     16.7     0.23      0.61      5.87
FFHS        0.37     17.8     0.19      0.56      6.16
FFIC        0.22     14.7     0.26      0.95      7.75
FFKY        0.02     19.3     0.36      1.27     10.71
FFLC        0.19     13.8     0.30      1.08      8.55
FFSL        0.33     10.6     0.26      0.83      8.62
FFSX        0.36     26.2     0.23      0.47      6.18
FFWC        0.51     12.3     0.32      0.89      9.65
FFWD        0.02     19.8     0.18      1.17      8.49
FFYF        0.58     16.8     0.49      1.13      8.90
FGHC        1.65     20.6     0.10      1.15     14.40
FISB        1.11     24.1     0.21      0.63      6.83
FKFS        1.30     13.9     0.27      0.61      9.55
FKKY         -       15.0     0.25      1.23      7.10
FLAG        1.57     26.4     0.11      0.53      6.11
FLFC        0.84     21.3     0.26      0.93     11.75
FLGS        1.90      9.9     0.73      1.41     28.15
FLKY        0.93     20.1     0.16      1.07      4.21
FMCO        0.74     12.8     0.19      0.82     13.31
FMSB        0.05     14.9     0.25      0.90     12.29
FNGB        0.08     16.5     0.19      0.94      8.74
FSBI        0.17     13.1     0.34      0.70     10.04
FSPT        0.31     21.3     0.37      1.13      4.79
FSTC        1.18     17.9     0.37      1.15     11.41
FTF         0.03     11.6     0.52      1.81     12.40
FTFC        0.19     30.5     0.13      0.63      8.30
FTNB        0.40     19.3     0.21      1.21      5.31
FTSB        1.93     16.9     0.20      1.16      7.30
FWWB        0.31     15.9     0.32      1.01      8.20
GAF         0.23     12.3     0.31      0.98      7.75
GDW         0.85     12.6     1.78      1.06     14.05
GOSB        0.07     43.4     0.08      0.59      2.41
GPT         2.27     16.8     0.54      1.31     10.78
GSFC        0.13     18.9     0.19      1.68      4.80
GSLA        0.20     18.9     0.17      1.24      3.19
GTPS         -       22.2     0.18      0.69      3.99
GUPB        0.52     18.4     0.19      0.64      5.91
HALL        0.37     15.8     0.20      0.53      6.85
HARL         -       13.2     0.46      0.78     12.43
HAVN        0.40     25.6     0.16      0.25      4.90
HBFW         -       20.9     0.33      0.84      6.99
HBNK        1.65     11.4     0.73      1.21     15.82
HBS         0.51     15.5     0.27      0.89      6.16
HCFC        0.30     13.4     0.27      1.26      9.15
HFFB         -       17.3     0.21      1.38      5.22
HFFC        0.69     13.5     0.26      0.84      8.50
HFSA        0.15     23.1     0.21      0.51      4.95

SOURCE: SNL & F&C CALCULATIONS        12

FERGUSON & COMPANY       EXHIBIT V - SELECTED PUBLICLY HELD THRIFTS
------------------

                  NPAs/    Price/     Core      Core      Core
                 Assets      Core      EPS      ROAA      ROAE
                    (%)       EPS      ($)       (%)       (%)
Ticker              MRQ       (x)      MRQ       MRQ       MRQ
HHFC               0.09      26.8     0.14      0.56      5.13
HIFS               0.20      12.1     0.35      1.19     12.26
HMLK               0.01      16.2     0.22      0.76      5.21
HMNF               0.06      25.5     0.13      0.34      3.53
HOMF               0.72      16.5     0.39      1.17     12.45
HPBC                  -      10.5     0.55      1.49     17.57
HRBF               0.69      19.7     0.27      0.82      6.47
HRZB                  -      11.8     0.28      1.54     10.01
HTHR               4.78       9.2     0.45      1.09     17.84
HWEN               0.99      35.6     0.05      0.39      2.22
HZFS               1.33      13.4     0.24      0.92      9.59
IFSB                NA       16.3     0.19      0.38      4.49
INBI               0.14      15.4     0.31      1.51      9.50
IPSW               0.71      10.4     0.24      1.00     18.17
ITLA               0.78       9.1     0.47      1.47     13.85
IWBK               0.64      19.3     0.30      0.79     11.39
JSB                0.16      12.0     1.07      2.76     11.34
JSBA               0.67      24.3     0.14      0.41      4.30
JXVL               0.62      13.0     0.31      1.26      8.64
KFBI               0.05      16.5     0.28      0.99      7.07
KNK                0.56      18.8     0.35      0.51      5.21
KSBK               1.41      12.1     0.38      1.27     15.89
KYF                  NA      17.3     0.19      1.12      6.36
LARK               0.22      20.6     0.29      0.80      6.67
LARL               0.27      14.0     0.34      1.43     13.26
LFBI               0.39      22.5     0.20      0.53      4.99
LFCO               2.27       5.1     0.27      1.34     11.95
LFED               0.90      19.3     0.18      1.23      7.52
LOGN               0.24      15.6     0.24      1.36      7.47
LSBI               1.11      17.8     0.40      0.67      8.12
LSBX               0.27       5.7     0.56      2.96     23.91
LVSB               0.56      42.8     0.13      0.36      3.71
LXMO               0.47      20.0     0.15      0.66      3.88
MAFB               0.51      15.0     0.41      1.07     13.64
MARN               0.82      17.7     0.31      1.06      5.64
MASB               0.16      15.3     0.65      1.04      8.79
MBLF               0.42      12.2     0.36      0.89      6.50
MCBN               0.39      72.9     0.03      0.12      1.59
MDBK               0.17      15.5     0.29      0.95     10.65
MECH               0.51      14.4     0.50      1.11     11.38
METF               1.27      21.2     0.14      0.37      9.67
MFBC                  -      20.6     0.27      0.54      5.10
MFFC               0.17      23.3     0.15      0.53      4.80
MFLR               0.59      21.7     0.27      0.74      7.83
MONT                 NA      15.1     0.17      0.88      5.09
MRKF                  -      32.6     0.09      0.85      2.99
MSBF               0.40      13.7     0.21      1.16      7.00
MWBI               0.54      11.2     0.29      0.80     11.04
MWBX               0.37      11.0     0.15      1.23     16.59
NBN                0.58      10.1     0.23      0.77      9.83
NEIB               0.28      11.7     0.37      1.14      9.17
NHTB               0.94      13.1     0.30      0.77      9.35
NMSB               0.38      16.0     0.18      0.77      8.37
NSLB               0.01      15.0     0.21      0.87      4.68
NWEQ               1.70      17.2     0.33      1.11      9.23
NWSB               0.52      22.7     0.11      0.77      9.25
OCFC               0.41      15.0     0.25      0.86      6.55
OFCP               0.47      17.3     0.31      0.78      9.61
OHSL               0.04      18.4     0.19      0.77      7.06
PBCI               1.34      16.0     0.38      1.12      8.95
PBCT               0.59      21.9     0.33      0.92      9.94
PBHC               1.40      34.4     0.08      0.48      4.67
PBKB               0.23      18.0     0.29      0.45     11.60

SOURCE: SNL & F&C CALCULATIONS        13

FERGUSON & COMPANY       EXHIBIT V- SELECTED PUBLICLY HELD THRIFTS
------------------

            NPAs/    Price/    Core    Core      Core
           Assets      Core     EPS    ROAA      ROAE
              (%)       EPS     ($)     (%)       (%)
Ticker        MRQ       (x)     MRQ     MRQ       MRQ
PBOC         0.63      13.5    0.18    0.48      8.98
PCBC            -      20.2    0.25    0.83      4.64
PDB          0.68      16.7    0.14    1.19      7.17
PEEK         0.60      19.4    0.18    0.91      4.23
PERM         0.22      24.7    0.14    0.48      5.77
PFDC           NA      15.4    0.32    1.39      9.36
PFED         0.11      13.1    0.26    1.13      5.77
PFFB         1.02      13.4    0.29    0.57      7.25
PFFC         0.13      25.0    0.11    0.65      3.73
PFNC         0.46      17.0    0.21    0.81     11.68
PFSB         0.46      12.2    0.28    0.65      9.96
PHBK         0.66      13.6    0.36    1.30     17.54
PHFC         1.20      14.1    0.26    0.49      7.30
PHSED        0.16      29.7    0.12    0.56      4.42
PLSK         0.62      19.2    0.14    0.56      4.79
PRBC         0.40      14.5    0.22    0.50      5.35
PSFC         0.51      58.9    0.07    0.44      2.41
PSFI         0.72      13.1    0.20    1.56      6.48
PTRS         0.17      13.3    0.29    0.88     10.13
PVFC         0.91      11.8    0.28    1.10     14.81
PVSA         0.43      12.5    0.42    1.01     13.87
PWBK         0.78      17.0    0.16    0.81      5.11
QCBC         0.83      12.1    0.35    0.92     10.32
QCFB         0.41      10.9    0.58    1.55      9.60
QCSB         0.38      21.7    0.34    1.65     17.86
RELY         0.39      14.8    0.49    0.76      9.78
RIVR         1.02      17.6    0.22    0.74      5.49
RSLN         0.16      16.6    0.28    1.09      7.13
SCBS         0.18      12.9    0.29    1.57      9.46
SCCB         2.21      15.3    0.22    1.03      5.09
SFED         0.81      23.7    0.22    0.57      4.66
SFFC         1.47      17.9    0.15    1.00      5.60
SFIN         0.44        NM   (0.09)  (0.21)    (2.25)
SGVB         0.79      13.7    0.23    0.52      6.92
SKAN         1.58      14.2    0.23    0.51      7.42
SMBC         1.06      15.5    0.25    0.92      6.10
SOBI         0.10      18.0    0.21    0.62      4.71
SOPN         0.09      17.2    0.32    1.73      7.42
SPBC         0.24      24.4    0.24    0.70      7.58
SRN             -      22.3    0.14    0.59      3.36
SSM             -      15.2    0.24    1.44      5.74
STFR         0.16      17.7    0.59    0.65      9.20
STSA         0.57      14.8    0.30    0.44      8.68
SVRN         0.55      14.8    0.22    0.69     12.45
SZB            NA        NM       -       -         -
THR          0.74      20.6    0.17    0.49      3.81
THRD         0.30      17.5    0.27    0.50      6.67
TRIC         0.03      18.2    0.17    1.00      6.05
TSH            NA      14.0    0.27    0.85      6.34
TWIN         0.35      13.4    0.28    1.20      9.43
UFBS         0.67      14.7    0.23    0.68      8.70
WAYN         0.50      35.7    0.14    0.57      5.98
WBST         0.39      13.5    0.50    0.84     14.02
WCFB         0.02      24.6    0.16    1.44      5.90
WEFC         0.08      13.3    0.30    1.11      7.65
WFI            NA      21.1    0.16    0.77     10.31
WFSL         0.52      12.0    0.52    1.97     14.19
WHGB         0.59      17.9    0.15    0.63      3.93
WM           0.69      12.1    0.72    1.04     18.90
WRNB         0.74      14.1    0.16    1.40     13.16
WSB          0.96      16.5    0.07    0.45      5.22
WSFS         0.95      11.6    0.37    1.15     18.80
WSTR         0.41      17.4    0.28    0.63      5.72

SOURCE: SNL & F&C CALCULATIONS        14

FERGUSON & COMPANY                 EXHIBIT V - SELECTED PUBLICLY HELD THRIFTS
------------------

                                 NPAS/     Price/     Core    Core    Core
                                Assets       Core      EPS    ROAA    ROAE
                                   (%)        EPS      ($)     (%)     (%)
Ticker                             MRQ        (x)      MRQ     MRQ     MRQ
WVYFC                             0.22       14.5     0.26    1.25   11.52
YFCB                              0.28       13.8     0.25    0.65    6.19
FYED                              0.94       21.9     0.18    0.58    6.43

Maximum                           4.78      119.3     1.78    2.96   28.15
Minimum                              -        5.1    (0.09)  (0.21)  (2.25)
Average                           0.53       18.8     0.27    0.89    8.34
Median                            0.40       16.5     0.24    0.83    7.42


SOURCE: SNL & F&C CALCULATIONS            15

                                  EXHIBIT VI

FERGUSON & COMPANY
------------------

                   EXHIBIT VI - COMPARATIVE GROUP SELECTION


To search for a comparative group for Community, we selected all thrifts from the entire U.S. with assets between $125 million and $275 million that have sufficient trading volume to produce meaningful market information. All of these thrifts are listed on either AMEX, NYSE, or Nasdaq.

We found 92 thrifts in the asset size described above. We eliminated 81 and retained a group of 11. Normally, we consider 10 to 12 to be the desired sample size.

We eliminated thrifts for the following reasons: 1) Mutual holding company; 2) No PE for the last fiscal year or PE ratio for the last year 35; 3) Equity **14% of assets; 4) Merger agreement has been executed; 5) Non-performing assets *1.0% of assets; 6) Loans **60% of assets; and 7) Loans serviced *30% of assets.

The group of 92 from which the comparative group was selected is listed on
Exhibit VI.1 and the selected comparative group is listed on Exhibit VI.2. On
Exhibit VI.1, we have blocked the cells that indicate which ones were not selected and why. Set forth below is a legend for the column summarizing reasons individual thrifts were not selected.

A Mutual holding company.

B No PE ratio for most recent year or PE ratio over 35.

C Equity **14% of assets.

D Merger agreement has been executed.

E Non-performing assets *1.0% of total assets.

F Loans **60% of assets.

G Loans serviced exceeds 30% of assets.

*  greater than

** less than

FERGUSON & COMPANY           EXHIBIT VI.1 - COMPARATIVE GROUP SELECTIONS
------------------

                      A
                                                                                 Deposit                             Current
                                                                                 Insurance                             Stock
                                                                                 Agency                                Price
Ticker     Short Name                          City            State     Region  (BIF/SAIF)   Exchange    IPO Date        ($)
-----------
AFED       AFSALA Bancorp Inc.                 Amsterdam       NY        MA      SAIF         NASDAQ      10/01/96    14.000
-----------
ANE        Alliance Bncp of New England        Vernon          CT        NE      BIF          AMSE        12/19/86    10.125
-----------
BFFC       Big Foot Financial Corp.            Long Grove      IL        MW      SAIF         NASDAQ      12/20/96    14.750
-----------
BFSB       Bedford Bancshares Inc.             Bedford         VA        SE      SAIF         NASDAQ      08/22/94    11.000
-----------
BWFC       Bank West Financial Corp.           Grand Rapids    MI        MW      SAIF         NASDAQ      03/30/95    10.063
-----------
BYFC       Broadway Financial Corp.            Los Angeles     CA        WE      SAIF         NASDAQ      01/09/96     8.750
-----------
CFFC       Community Financial Corp.           Staunton        VA        SE      SAIF         NASDAQ      03/30/88    12.500
-----------
CFTP       Community Federal Bancorp           Tupelo          MS        SE      SAIF         NASDAQ      03/26/96    14.625
-----------
CLAS       Classic Bancshares Inc.             Ashland         KY        MW      SAIF         NASDAQ      12/29/95    14.250
CMRN       Cameron Financial Corp              Cameron         MO        MW      SAIF         NASDAQ      04/03/95    16.750
-----------
CRSB       Crusader Holding Corp.              Philadelphia    PA        MA      SAIF         NASDAQ            NA    11.875
-----------
EBI        Equality Bancorp Inc.               St. Louis       MO        MW      SAIF         AMSE        12/02/97    12.875
-----------
EGLB       Eagle BancGroup Inc.                Bloomington     IL        MW      SAIF         NASDAQ      07/01/96    14.500
-----------
ESBK       Elmira Savings Bank (The)           Elmira          NY        MA      BIF          NASDAQ      03/01/85    24.500
-----------
ESX        Essex Bancorp Inc.                  Norfolk         VA        SE      SAIF         AMSE              NA     2.188
-----------
FBCV       1ST Bancorp                         Vincennes       IN        MW      SAIF         NASDAQ      04/07/87    42.000
-----------
FBNW       FirstBank Corp.                     Lewiston        ID        WE      SAIF         NASDAQ      07/02/97    17.750
-----------
FBSI       First Bancshares Inc.               Mountain Grove  MO        MW      SAIF         NASDAQ      12/22/93    12.625
-----------
FCME       First Coastal Corp.                 Westbrook       ME        NE      BIF          NASDAQ            NA    10.000
-----------
FDTR       Federal Trust Corp.                 Winter Park     FL        SE      SAIF         NASDAQ            NA     2.813
-----------
FFBZ       First Federal Bancorp Inc.          Zanesville      OH        MW      SAIF         NASDAQ      07/13/92    11.250
-----------
FFDB       FirstFed Bancorp Inc.               Bessemer        AL        SE      SAIF         NASDAQ      11/19/91    11.000
-----------
FFED       Fidelity Federal Bancorp            Evansville      IN        MW      SAIF         NASDAQ      08/31/87     4.875
-----------
FFHS       First Franklin Corp.                Cincinnati      OH        MW      SAIF         NASDAQ      01/26/88    15.875
-----------
FFWC       FFW Corp.                           Wabash          IN        MW      SAIF         NASDAQ      04/05/93    15.625
-----------
FFWD       Wood Bancorp Inc.                   Bowling Green   OH        MW      SAIF         NASDAQ      08/31/93    16.000
-----------
FGHC       First Georgia Holding Inc.          Brunswick       GA        SE      SAIF         NASDAQ      02/11/87    10.500
-----------
FKKY       Frankfort First Bancorp Inc.        Frankfort       KY        MW      SAIF         NASDAQ      07/10/95    14.250
FTF        Texarkana First Financial Corp      Texarkana       AR        SE      SAIF         AMSE        07/07/95    22.375
-----------------------------------------------
GBNK       Gaston Federal Bancorp (MHC)        Gastonia        NC        SE      SAIF         NASDAQ      04/13/98    11.000
-----------------------------------------------
GFED       Guaranty Federal Bcshs Inc.         Springfield     MO        MW      SAIF         NASDAQ      12/31/97    11.000
-----------
GOSB       GSB Financial Corp.                 Goshen          NY        MA      BIF          NASDAQ      07/09/97    12.438
-----------
GSFC       Green Street Financial Corp.        Fayetteville    NC        SE      SAIF         NASDAQ      04/04/96    12.750
-----------
GSLA       GS Financial Corp.                  Metairie        LA        SW      SAIF         NASDAQ      04/01/97    13.250
-----------
GTPS       Great American Bancorp              Champaign       IL        MW      SAIF         NASDAQ      06/30/95    17.875
HBS        Haywood Bancshares Inc.             Waynesville     NC        SE      SAIF         AMSE        12/18/87    17.750
-----------
HCBB       HCB Bancshares Inc.                 Camden          AR        SE      SAIF         NASDAQ      05/07/97    11.125
-----------
HFBC       HopFed Bancorp Inc.                 Hopkinsville    KY        MW      SAIF         NASDAQ      02/09/98    16.250
-----------
HFSA       Hardin Bancorp Inc.                 Hardin          MO        MW      SAIF         NASDAQ      09/29/95    16.375
-----------
HIFS       Hingham Instit. for Savings         Hingham         MA        NE      BIF          NASDAQ      12/20/88    25.000
-----------
HMLK       Hemlock Federal Financial Corp      Oak Forest      IL        MW      SAIF         NASDAQ      04/02/97    14.125
-----------
HPBC       Home Port Bancorp Inc.              Nantucket       MA        NE      BIF          NASDAQ      08/25/88    20.500
-----------
HRBF       Harbor Federal Bancorp Inc.         Baltimore       MD        MA      SAIF         NASDAQ      08/12/94    21.125
-----------
IFSB       Independence Federal Svgs Bank      Washington      DC        MA      SAIF         NASDAQ      06/06/85    15.000
-----------
IPSW       Ipswich Savings Bank                Ipswich         MA        NE      BIF          NASDAQ      05/26/93    13.000
-----------------------------------------------
JXSB       Jacksonville Savings Bk (MHC)       Jacksonville    IL        MW      SAIF         NASDAQ      04/21/95    14.500
-----------------------------------------------
JXVL       Jacksonville Bancorp Inc.           Jacksonville    TX        SW      SAIF         NASDAQ      04/01/96    15.625
-----------
KSBK       KSB Bancorp Inc.                    Kingfield       ME        NE      BIF          NASDAQ      06/24/93    16.000
-----------
LARK       Landmark Bancshares Inc.            Dodge City      KS        MW      SAIF         NASDAQ      03/28/94    22.250
-----------
LARL       Laurel Capital Group Inc.           Allison Park    PA        MA      SAIF         NASDAQ      02/20/87    18.000
-----------------------------------------------
LIBB       Liberty Bancorp Inc. (MHC)          Avenel          NJ        MA      SAIF         NASDAQ      07/01/98     9.375
-----------------------------------------------

SOURCES: SNL & F&C CALCATION             2

FERGUSON & COMPANY        EXHIBIT VI.1 - COMPARATIVES GROUP SELECTION
------------------

                           A

                                                                               Deposit                            Current
                                                                               Insurance                            Stock
                                                                               Agency                               Price
Ticker    Short Name                          City             State  Region   (BIF/SAIF)   Exchange     IPO Date      ($)
----------
LSBI      LSB Financial Corp.                 Lafayette        IN     MW       BIF          NASDAQ       02/03/95  29.750
----------
MARN      Marion Capital Holdings             Marion           IN     MW       SAIF         NASDAQ       03/18/93  23.500
----------
MBLF      MBLA Financial Corp.                Macon            MO     MW       SAIF         NASDAQ       06/24/93  18.375
----------
MFFC      Milton Federal Financial Corp.      West Milton      OH     MW       SAIF         NASDAQ       10/07/94  12.750
----------
MFLR      Mayflower Co-operative Bank         Middleboro       MA     NE       BIF          NASDAQ       12/23/87  18.000
----------
MIFC      Mid-Iowa Financial Corp.            Newton           IA     MW       SAIF         NASDAQ       10/14/92  13.750
----------
MWBI      Midwest Bancshares Inc.             Burlington       IA     MW       SAIF         NASDAQ       11/12/92  11.750
----------
MYST      Mystic Financial Inc.               Medford          MA     NE       BIF          NASDAQ       01/09/98  11.375
----------
NEIB      Northeast Indiana Bancorp           Huntington       IN     MW       SAIF         NASDAQ       06/28/95  17.000
----------
NTBK      Net.B@nk Inc.                       Alpharetta       GA     SE       SAIF         NASDAQ             NA  19.125
----------
OHSL      OHSL Financial Corp.                Cincinnati       OH     MW       SAIF         NASDAQ       02/10/93  14.000
----------
OTFC      Oregon Trail Financial Corp.        Baker City       OR     WE       SAIF         NASDAQ       10/06/97  13.000
----------------------------------------------
PBHC      Pathfinder Bancorp Inc. (MHC)       Oswego           NY     MA       BIF          NASDAQ       11/16/95  13.250
----------------------------------------------
PDB       Piedmont Bancorp Inc.               Hillsborough     NC     SE       SAIF         AMSE         12/08/95   9.688

----------
PEEK      Peekskill Financial Corp.           Peekskill        NY     MA       SAIF         NASDAQ       12/29/95  14.250
----------
PFED      Park Bancorp Inc.                   Chicago          IL     MW       SAIF         NASDAQ       08/12/96  15.500
----------------------------------------------
PHSB      Peoples Home Savings Bk (MHC)       Beaver Falls     PA     MA       SAIF         NASDAQ       07/10/97  15.000
----------------------------------------------
PLSK      Pulaski Savings Bank (MHC)          Springfield      NJ     MA       SAIF         NASDAQ       04/03/97  10.875
----------------------------------------------
PRBC      Prestige Bancorp Inc.               Pleasant Hills   PA     MA       SAIF         NASDAQ       06/27/96  14.000
----------
PSBI      PSB Bancorp Inc.                    Philadelphia     PA     MA       BIF          NASDAQ       07/17/98   7.875
----------
PTRS      Potters Financial Corp.             East Liverpool   OH     MW       SAIF         NASDAQ       12/31/93  13.875
----------------------------------------------
PULB      Pulaski Bank, FSB (MHC)             St. Louis        MO     MW       SAIF         NASDAQ       05/11/94  21.500
----------------------------------------------
QCFB      QCF Bancorp Inc.                    Virginia         MN     MW       SAIF         NASDAQ       04/03/95  27.500
----------
RIVR      River Valley Bancorp                Madison          IN     MW       SAIF         NASDAQ       12/20/96  14.500
----------
RVSB      Riverview Bancorp Inc.              Camas            WA     WE       SAIF         NASDAQ       10/01/97  14.000
----------------------------------------------
SBFL      Finger Lakes Financial (MHC)        Geneva           NY     MA       SAIF         NASDAQ       11/11/94  11.000
----------------------------------------------
SFED      SFS Bancorp Inc.                    Schenectady      NY     MA       SAIF         NASDAQ       06/30/95  27.250
----------
SKAN      Skaneateles Bancorp Inc.            Skaneateles      NY     MA       BIF          NASDAQ       06/02/86  13.250
----------------------------------------------
SKBO      First Carnegie Deposit (MHC)        Carnegie         PA     MA       SAIF         NASDAQ       04/04/97  11.125
----------------------------------------------
SMBC      Southern Missouri Bancorp Inc.      Poplar Bluff     MO     MW       SAIF         NASDAQ       04/13/94  16.250

----------
SSFC      South Street Financial Corp.        Albemarle        NC     SE       SAIF         NASDAQ       10/03/96   8.375
----------
SZB       SouthFirst Bancshares Inc.          Sylacauga        AL     SE       SAIF         AMSE         02/14/95  16.500
----------
TSBK      Timberland Bancorp Inc.             Hoquiam          WA     WE       SAIF         NASDAQ       01/13/98  13.125
----------
UBMT      United Financial Corp.              Great Falls      MT     WE       SAIF         NASDAQ             NA  23.750
----------
UFBS      Union Financial Bcshs Inc.          Union            SC     SE       SAIF         NASDAQ             NA  14.000
----------
USAB      USABancshares Inc.                  Philadelphia     PA     MA       BIF          NASDAQ             NA   8.500
----------------------------------------------
WAYN      Wayne Savings Bancshares (MHC)      Wooster          OH     MW       SAIF         NASDAQ       06/25/93  19.000
----------------------------------------------
WEFC      Wells Financial Corp.               Wells            MN     MW       SAIF         NASDAQ       04/11/95  17.000
----------
WEHO      Westwood Homestead Fin. Corp.       Cincinnati       OH     MW       SAIF         NASDAQ       09/30/96  10.375
----------
WHGB      WHG Bancshares Corp.                Lutherville      MD     MA       SAIF         NASDAQ       04/01/96  11.625
----------
WSB       Washington Savings Bank, FSB        Bowie            MD     MA       SAIF         AMSE               NA   4.375
----------

Maximum                                                                                                            42.000
Minimum                                                                                                             2.188
Average                                                                                                            14.823
Median                                                                                                             14.000

SOURCE: SNL & F&C CALCULATIONS         3

FERGUSON & COMPANY             EXHIBIT VI.1 - COMPARATIVES GROUP SELECTION
------------------

                         B
           Current                        Price/      Current        Current              Current        Total
            Market           Price/         Core       Price/    Price/ Tang    Price/   Dividend       Assets
             Value     LTM Core EPS          EPS   Book Value     Book Value    Assets      Yield        ($000)
Ticker         ($M)              (x)          (x)          (%)            (%)       (%)        (%)    Mst RctQ
----------
AFED         18.47             16.5         23.3         86.3           86.3      11.0       2.00      167,301
----------
ANE          23.21             23.0         19.5        128.2          131.0      10.0       1.98      252,287
----------         -----------------
BFFC         37.06             41.0         61.5         97.3           97.3      16.8          -      220,604
----------         -----------------
BFSB         25.28             14.5         12.5        122.0          122.0      16.2       2.91      156,308
----------
BWFC         26.40             29.6         31.5        113.5          113.5      14.6          -      181,469
----------         -----------------
BYFC          8.16             39.8         24.3         62.4           62.4       5.9       2.29      137,642
----------         -----------------
CFFC         32.13             18.9         19.5        124.4          124.9      17.5          -      183,230
----------
CFTP         64.32             25.2         24.4         98.5           98.5      24.4       2.19      263,246
----------
CLAS         18.52             23.4         22.3         90.3          104.9      13.4       2.25      137,984

CMRN         40.77             16.8         15.0         93.0           93.0      18.5       1.67      220,784
----------
CRSB         45.51             10.2          9.9        196.0          206.9      22.5          -      202,034
----------         -----------------
EBI          32.44               NA           NM        123.8          123.8      11.9       1.86      273,361
----------         -----------------
EGLB         16.21             76.3         90.6         81.4           81.4       9.8          -      174,085
----------         -----------------
ESBK         17.80             19.9         14.2        120.4          120.4       7.7       2.61      231,725
----------         -----------------
ESX           2.32               NM           NM           NM           31.4       1.1          -      214,391
----------         -----------------
FBCV         45.85             34.4         55.3        192.2          196.0      17.6       0.64      260,149
----------         -----------------
FBNW         33.45               NA         49.3        107.4          107.4      18.1       1.80      194,432
----------         -----------------
FBSI         27.95             15.0         16.6        114.7          119.6      16.2       0.95      172,173
----------
FCME         13.61             12.5         13.2         88.5           88.5       7.9          -      171,719
----------         -----------------
FDTR         13.90               NA         35.2        108.2          108.2       9.2          -      151,934
----------         -----------------
FFBZ         35.44             23.9         21.6        215.1          215.1      17.1       1.42      207,381
----------
FFDB         26.78             16.7         18.3        150.5          163.0      14.9       2.55      179,893
----------         -----------------
FFED         15.25               NM         10.2        203.1          203.1       7.7          -      197,046
----------         -----------------
FFHS         28.31             17.6         17.3        130.6          131.1      11.9       1.89      237,679
----------
FFWC         22.78             13.6         21.7        119.1          129.5      11.2       2.69      203,311
----------
FFWD         42.70             22.9         25.0        189.4          189.4      25.7       2.25      166,150
----------
FGHC         50.39             27.6         26.3        342.0          365.9      27.9          -      180,806
----------
FKKY         22.75             14.8         14.8        101.6          101.6      17.2       5.61      134,485

FTF          38.88             12.8         11.9        137.9          137.9      20.5       2.86      189,557
----------         -----------------
GBNK         49.46               NA           NA        120.4          120.4      24.4       1.82      202,615
----------         -----------------
GFED         65.08               NA         18.3         91.6           91.6      26.4       2.91      260,043
----------         -----------------
GOSB         27.96               NA         38.9         87.0           87.0      21.7       0.97      129,087
----------         -----------------
GSFC         52.06             18.8         18.8         86.1           86.1      30.1       3.77      173,265
----------
GSLA         43.28             30.8         55.2         82.8           82.8      29.8       2.11      145,151
----------
GTPS         26.97             29.3         24.8        104.7          104.7      19.1       2.46      148,342

HBS          22.19             10.0         13.5        100.4          103.7      14.6       3.38      151,718
----------         -----------------
HCBB         29.43               NA         34.8         77.0           77.9      13.3       2.16      221,631
----------         -----------------
HFBC         65.55               NA         19.4        112.4          112.4      30.1       1.85      217,837
----------         -----------------
HFSA         13.37             18.0         19.5         99.2           99.2      10.0       3.66      133,326
----------
HIFS         32.74             12.0         11.8        144.6          144.6      13.6       2.24      239,148
----------
HMLK         27.76             16.4         16.8         95.4           95.4      14.4       2.27      192,271
----------
HPBC         37.76             10.8          9.7        166.4          166.4      14.5       3.90      260,456
----------
HRBF         39.35             22.2         19.6        132.5          132.5      16.7       2.46      235,733
----------
IFSB         19.22             22.7          8.7         90.8           99.4       7.2       1.67      265,940
----------
IPSW         31.07             12.5         13.5        238.1          238.1      13.3       1.23      233,662
----------         -----------------
JXSB         27.67             43.9         40.3        154.6          154.6      16.3       2.07      169,745
----------         -----------------
JXVL         37.84             12.4         12.6        107.9          107.9      15.6       3.20      242,673
----------
KSBK         20.14             11.6         11.8        160.5          182.7      12.8          -      157,745
----------
LARK         33.21             18.7         21.4        115.1          115.1      15.0          -      229,337
----------
LARL         39.44             13.3         11.8        167.8          167.8      17.9       3.33      220,986
----------         -----------------
LIBB         36.58               NA           NA           NA             NA        NA          -      255,357
----------         -----------------

SOURCE: SNL & F&C CALCULATIONS        4

FERGUSON & COMPANY           EXHIBIT VI.1 - COMPARATIVES GROUP SELECTION
------------------

                           B

                Current                     Price/       Current        Current                Current       Total
                Market           Price/      Core        Price/    Price/ Tang     Price/    Dividend      Assets
                Value     LTM Core EPS       EPS    Book Value     Book Value     Assets       Yield       ($000)
Ticker           ($M)              (x)       (x)           (%)            (%)        (%)         (%)     Mst RctQ
----------
LSBI             28.29             18.3      19.1         145.4          145.4       13.0        1.35     218,633
----------
MARN             40.05             18.5      16.3         106.4          108.7       20.7        3.75     193,963
----------
MBLF             22.91             12.9      15.3          82.3           82.3       11.3        3.27     203,228
----------
MFFC             28.52             22.4      22.8         101.4          101.4       12.1        4.71     235,105
----------
MFLR             16.19             13.5      16.7         122.7          124.5       11.3        4.44     142,965
----------
MIFC             23.85             18.1      18.1         177.9          178.1       17.7        0.58     135,040
----------
MWBI             12.35             11.2      11.3         108.3          108.3        7.7        2.72     159,460
----------             -----------------
MYST             29.27               NA      16.7          85.3           85.3       15.5        1.76     199,049
----------             -----------------
NEIB             27.59             12.0      11.2         105.8          105.8       13.8        2.00     203,263
----------             -----------------
NTBK            117.57               NM       9.4         315.1          318.2       47.7           -     246,714
----------             -----------------
OHSL             34.95             17.7      17.5         127.0          127.0       14.1        3.57     247,853
----------             -----------------
OTFC             61.03               NA      18.1          81.8           81.8       23.8        1.54     256,460
----------             -----------------
PBHC             37.52             33.1      30.1         156.4          183.3       18.9        1.51     198,091
----------
PDB              26.65             16.4      18.6         123.4          123.4       20.4        4.96     130,541
----------
PEEK             40.72             21.3      21.0          95.5           95.5       20.6        2.53     200,341
----------
PFED             33.14             19.9      16.2          93.7           93.7       19.0           -     196,813
----------             -----------------
PHSB             41.40               NA      28.9         144.2          144.2       18.3        1.87     226,742
----------             -----------------
PLSK             22.93             20.9      22.7         103.3          103.3       12.2        2.76     187,776
----------
PRBC             13.99             20.3      18.4          92.5           92.5        8.9           -     164,656
----------             -----------------
PSBI             24.42               NA        NA            NA             NA         NA           -     148,841
----------             -----------------
PTRS             12.83             15.8      15.8         120.8          120.8       10.3           -     128,149
----------
PULB             45.28             28.7      31.6         181.1          181.1       24.2        5.12     186,917
----------
QCFB             36.33             12.3      12.3         138.0          138.0       24.1           -     150,486
----------
RIVR             17.26             14.2      13.9          93.4           94.5       12.7        1.52     135,683
----------             -----------------
RVSB             86.60               NA      17.5         132.0          136.2       32.2        1.71     268,608
----------             -----------------
SBFL             39.27             50.0      45.8         179.7          179.7       15.2           -     258,394
----------             -----------------
SFED             32.93             28.1      26.2         150.3          150.3       18.5        1.17     178,093
----------
SKAN             19.14             12.7      12.3         104.3          106.9        7.2        2.11     266,730
----------             -----------------
SKBO             25.59             37.1      69.5         104.7          104.7       17.6        2.70     145,590
----------             -----------------
SMBC             22.94             23.2      18.5         100.1          100.1       15.5           -     155,924

----------             -----------------
SSFC             39.16               NA      34.9          98.5           98.5       19.2        4.78     203,673
----------             -----------------
SZB              15.96             25.0      58.9          98.5          101.0        9.8        3.64     162,975
----------             -----------------
TSBK             82.45               NA      14.3         101.9          101.9       33.0        1.83     263,112
----------             -----------------
UBMT             40.33               NA      18.0         133.2          137.8       19.6        4.21     205,345
----------             -----------------
UFBS             17.86             15.1      15.2         121.1             NA        9.8        2.66     183,066
----------             -----------------
USAB             17.02             38.6       9.7         136.9          137.8       12.6           -     134,688
----------             -----------------
WAYN             47.25             29.2      27.9         191.2          191.2       18.2        3.26     259,402
----------
WEFC             31.21             14.7      14.7         110.2          110.2       16.9        3.53     188,677
----------             -----------------
WEHO             26.55               NA      25.9         102.1          102.1       21.0        3.86     126,339
----------             -----------------
WHGB             16.15             23.7      19.4          80.1           80.1       12.2           -     131,967
----------
WSB              19.34             14.6      13.7          84.0           84.0        7.1        2.29     273,549
----------

Maximum         117.57             76.3      90.6         342.0          365.9       47.7        5.61     273,549
Minimum           2.32             10.0       8.7          62.4           31.4        1.1           -     126,339
Average          32.39             21.5      22.9         125.9          126.8       16.5        1.93     196,219
Median           28.42             18.5      18.4         112.4          110.2       15.5        1.99     195,623

SOURCE: SNL & F&C CALCULATIONS         5

FERGUSON & COMPANY           EXHIBIT VI.1 - COMPARATIVES GROUP SELECTION
------------------

                 C                                                                  D                         E
                             Tangible                    Return on       ROACE
                Equity/       Equity/        Core       Avg Assets      Before                                 NPAs/
                Assets    Tang Assets         EPS     Before Extra       Extra        Merger        Current       Assets
                   (%)             (%)         ($)              (%)       (%)        Target?        Pricing           (%)
Ticker         Mst RctQ      Mst RctQ         LTM               LTM         LTM        (Y/N)            Date     Mst RctQ
------------------------                                                            ------------
AFED               11.4          11.4        0.85             0.63        5.01          Y          09/30/98         0.33
------------------------                                                            ------------
ANE                 7.8           7.7        0.44             0.95       12.84          N          09/30/98         0.47
------------------------
BFFC               17.3          17.3        0.36             0.53        3.10          N          09/30/98           NA
------------------------
BFSB               13.3          13.3        0.76             1.23        8.85          N          09/30/98         0.21
------------------------
BWFC               12.8          12.8        0.34             0.49        3.57          N          09/30/98         0.57
------------------------                                                                                       ----------
BYFC                9.9           9.9        0.22             0.46        4.24          N          09/30/98         1.15
------------------------                                                                                       ----------
CFFC               14.1          14.0        0.66             1.00        7.30          N          09/30/98         1.30
------------                                                                                                   ----------
CFTP               22.3          22.3        0.58             1.23        4.91          N          09/30/98         0.28
------------
CLAS               14.9          13.1        0.61             0.74        4.90          N          09/30/98         0.28
CMRN               19.9          19.9        1.00             1.14        5.45          N          09/30/98         0.40
------------------------
CRSB               11.5          11.0        1.16             2.24       36.72          N          09/30/98         0.64
------------------------
EBI                 9.6           9.6          NA             0.59          NA          N          09/30/98         0.36
------------------------
EGLB               12.1          12.1        0.19             0.35        3.00          N          09/30/98         0.73
------------------------
ESBK                6.3           6.3        1.23             0.47        7.43          N          09/30/98         0.83
------------------------                                                                                       ----------
ESX                 7.0           7.0       (2.06)           (0.24)         NM          N          09/30/98         1.26
------------------------                                                            ------------               ----------
FBCV                9.2           9.0        1.22             0.73        8.30          Y          09/30/98         1.70
------------------------                                                           -------------               ----------
FBNW               15.6          15.6          NA             1.12        7.62          N          09/30/98         0.39
------------
FBSI               14.2          13.7        0.84             1.08        7.83          N          09/30/98         0.03
------------------------
FCME                9.0           9.0        0.80             0.80        8.23          N          09/30/98         0.21
------------------------                                                                                       ----------
FDTR                8.5           8.5          NA               NA          NA          N          09/30/98         1.80
------------------------                                                                                       ----------
FFBZ                8.0           8.0        0.47             0.82       10.73          N          09/30/98         0.54
------------------------
FFDB                9.9           9.2        0.66             0.89        9.22          N          09/30/98         0.89
------------------------
FFED                3.8           3.8       (0.35)           (3.12)     (50.68)         N          09/30/98           NA
------------------------
FFHS                9.1           9.1        0.90             0.81        8.87          N          09/30/98         0.34
------------------------
FFWC                9.4           8.7        1.15             0.99       10.33          N          09/30/98         0.43
------------------------
FFWD               13.6          13.6        0.70             1.43       11.12          N          09/30/98         0.02
------------------------                                                                                       ----------
FGHC                8.2           7.7        0.38             1.16       14.15          N          09/30/98         1.65
------------------------                                                                                       ----------
FKKY               16.9          16.9        0.96             1.18        6.58          N          09/30/98            -
FTF                14.9          14.9        1.75             1.74       11.41          N          09/30/98            -
------------
GBNK               20.3          20.3          NA               NA          NA          N          09/30/98         0.50
------------
GFED               27.2          27.2          NA             1.25        5.81          N          09/30/98         0.50
------------
GOSB               24.9          24.9          NA             0.75        3.06          N          09/30/98         0.09
------------
GSFC               34.9          34.9        0.68             1.58        4.46          N          09/30/98         0.07
------------
GSLA               36.0          36.0        0.43             1.16        2.78          N          09/30/98         0.12
------------
GTPS               18.3          18.3        0.61             0.70        3.60          N          09/30/98         0.01
HBS                14.6          14.2        1.77             0.92        6.34          N          09/30/98         0.60
------------
HCBB               17.2          17.1          NA             0.33        1.86          N          09/30/98         0.44
------------
HFBC               26.8          26.8          NA             1.11        8.63          N          09/30/98            -
------------------------
HFSA               10.1          10.1        0.91             0.70        6.18          N          09/30/98         0.14
------------------------
HIFS                9.4           9.4        2.08             1.26       13.06          N          09/30/98         0.17
------------------------
HMLK               15.1          15.1        0.86             0.93        5.36          N          09/30/98         0.16
------------------------
HPBC                8.7           8.7        1.90             1.45       14.53          N          09/30/98            -
------------------------
HRBF               12.6          12.6        0.95             0.78        6.09          N          09/30/98         0.32
------------------------
IFSB                8.0           7.3        0.66             1.24       17.15          N          09/30/98           NA
------------------------
IPSW                5.6           5.6        1.04             1.19       21.98          N          09/30/98         0.80
------------------------
JXSB               10.5          10.5        0.33             0.60        5.71          N          09/30/98         0.68
------------------------
JXVL               14.5          14.5        1.26             1.33        9.13          N          09/30/98           NA
------------------------                                                                                       ----------
KSBK                8.0           7.1        1.38             1.13       14.97          N          09/30/98         1.74
------------------------                                                                                       ----------
LARK               13.1          13.1        1.19             1.06        7.64          N          09/30/98         0.06
------------------------
LARL               10.6          10.6        1.35             1.43       13.58          N          09/30/98         0.32
------------------------
LIBB               13.1          13.1          NA             0.62        7.96          N          09/30/98         0.35
------------------------

SOURCE: SNL & F&B CALULATION           6

FERGUSON & COMPANY         EXHIBIT VI.1 - COMPARATIVES GROUP SELECTION
------------------

            C                                                                       D                           E
                         Tangible                     Return on       ROACE
           Equity/        Equity/        Core        Avg Assets      Before                                         NPAs/
           Assets     Tang Assets         EPS      Before Extra       Extra         Merger         Current         Assets
              (%)            (%)          ($)               (%)         (%)         Target?        Pricing            (%)
Ticker    Mst RctQ       Mst RctQ         LTM               LTM         LTM           (Y/N)           Date       Mst RctQ
------------------                                                                                              -----------
LSBI          8.4             8.4        1.63              0.84        9.90             N         09/30/98           1.20
------------------                                                                                              -----------
MARN         19.4            19.1        1.27              1.25        5.94             N         09/30/98           1.02
------------------                                                                                              -----------
MBLF         13.7            13.7        1.42              0.86        6.65             N         09/30/98           0.45
------------------
MFFC         11.1            11.1        0.57              0.69        5.80             N         09/30/98           0.16
------------------
MFLR          9.2             9.1        1.33              1.13       11.78             N         09/30/98           0.59
------------------                                                                  ---------
MIFC          9.9             9.9        0.76              1.02       10.95             Y         09/30/98           0.14
------------------                                                                  ---------
MWBI          7.2             7.2        1.05              0.95       13.56             N         09/30/98           0.66
------------------
MYST         18.2            18.2          NA              0.90        6.70             N         09/30/98           0.08
------------------
NEIB         13.0            13.0        1.42              1.18        8.55             N         09/30/98           0.41
------------------
NTBK         15.1            15.0        0.03              0.66        2.52             N         09/30/98            -
------------------
OHSL         10.8            10.8        0.79              0.86        7.94             N         09/30/98           0.04
------------------
OTFC         26.5            26.5          NA              1.09        4.76             N         09/30/98           0.18
------------------                                                                                              -----------
PBHC         11.9            10.3        0.40              0.75        6.38             N         09/30/98           1.30
------------------                                                                                              -----------
PDB          16.6            16.6        0.59              1.27        7.75             N         09/30/98           0.71

----------
PEEK         21.6            21.6        0.67              0.98        4.02             N         09/30/98           0.61
----------
PFED         20.3            20.3        0.78              0.92        4.28             N         09/30/98           0.07
------------------
PHSB         12.7            12.7          NA              0.81        6.20             N         09/30/98           0.28
------------------
PLSK         11.8            11.8        0.52              0.54        4.60             N         09/30/98           0.63
------------------
PRBC          9.7             9.7        0.69              0.47        4.44             N         09/30/98           0.35
------------------
PSBI         10.4            10.4          NA              0.55        4.82             N         09/30/98             NA
------------------
PTRS          8.5             8.5        0.88              0.77        8.58             N         09/30/98           0.32
------------------
PULB         13.4            13.4        0.75              1.08        8.12             N         09/30/98             NA
------------------
QCFB         17.5            17.5        2.24              1.72        9.82             N         09/30/98             NA
------------------
RIVR         13.6            13.5        1.02              0.93        7.11             N         09/30/98           0.55
------------------
RVSB         23.1            22.5          NA              1.71        8.52             N         09/30/98           0.28
------------------
SBFL          8.5             8.5        0.22              0.41        4.62             N         09/30/98           0.32
------------------
SFED         12.3            12.3        0.97              0.66        5.40             Y         09/30/98           0.74
------------------                                                                  ---------
SKAN          6.9             6.7        1.04              0.62        8.95             N         09/30/98           1.74
------------------
SKBO         16.8            16.8        0.30              0.56        3.36             N         09/30/98             NA
----------
SMBC         15.5            15.5        0.70              0.67        4.06             N         09/30/98           0.97

----------
SSFC         16.9            16.9          NA              0.55        2.71             N         09/30/98           0.23
------------------
SZB           9.9             9.7        0.66              0.46        4.19             N         09/30/98           0.05
------------------
                                                                                                                ----------
TSBK         32.4            32.4          NA              1.84          NA             N         09/30/98           3.01
----------                                                                                                      -----------
UBMT         14.7            14.3          NA              1.10        7.96             N         09/30/98           0.25
------------------
UFBS          8.1              NA        0.93              0.88       11.07             N         09/30/98             NA
------------------
USAB          9.7             9.7        0.22              0.60        6.39             N         09/30/98           0.13
------------------
WAYN          9.5             9.5        0.65              0.72        7.53             N         09/30/98           0.48
------------------
WEFC         15.4            15.4        1.16              1.19        8.19             N         09/30/98           0.14
----------
WEHO         20.6            20.6          NA              0.68        2.72             N         09/30/98           0.08
----------
WHBG         15.3            15.3        0.49              0.58        3.16             N         09/30/98           0.59
------------------
WSB           8.4             8.4        0.30              0.74        8.67             N         09/30/98             NA
------------------

Maximum      36.0            36.0        2.24              2.24       36.72                                          3.01
Minimum       3.8             3.8       (2.06)            (3.12)     (50.68)                                            -
Average      13.8            13.8        0.81              0.88        7.12                                          0.52
Median       12.8            12.8        0.77              0.89        7.11                                          0.36

SOURCE: SNL & F&C CALCULATIONS              7

FERGUSON & COMPANY            EXHIBIT VI.1 - COMPARATIVES GROUP SELECTION
------------------

                               F                                                 G
                                                                      Loans         Loans
                    Loans/      Loans/    Deposits/  Borrowings/   Serviced     Serviced/
                 Deposits      Assets       Assets      Assets   For Others       Assets
                       (%)         (%)          (%)         (%)      ($000)          (%)       Reasons not
Ticker           Mst RctQ    Mst RctQ     Mst RctQ    Mst RctQ    Mst RctY     Mst RctY         Selected
--------------              ----------
AFED                56.12       48.49        86.40        0.96           -            -        C, D, F
--------------              ----------
ANE                 73.12       65.44        89.50        2.25       7,248         2.87        C
--------------              ----------
BFFC                93.49       52.48        56.13       24.02          NA           NA        B, F
--------------              ----------
BFSB               120.62       80.77        66.96       19.19       2,903         1.86        C
--------------
BWFC               106.15       70.18        66.12       20.39      33,201        18.30        C
--------------
BYFC                95.77       81.65        85.26        4.00       8,200         5.96        B, C, E
--------------
CFFC               119.22       89.24        74.86        9.82       8,792         4.80        E
--------------              ----------
CFTP                98.59       53.59        54.36       20.74       1,519         0.58        F
--------------              ----------                                                         ------------
CLAS                85.97       67.54        78.56        5.33           -            -        Selected
                                                                                               ------------
CMRN               136.16       82.37        60.49       18.23           -            -        Selected
--------------                                                                                 ------------
CRSB               143.25       84.26        58.82       28.43           -            -        C
--------------              ----------                                       ----------
EBI                 86.17       37.41        43.41       46.29     254,415        93.07        B, C, F, G
--------------              ----------                                       ----------
EGLB                88.68       67.25        75.84       11.49      38,370        22.04        B, C
--------------
ESBK                85.87       78.64        91.57        1.41      34,250        14.78        C
--------------                                                               ----------
ESX                112.47       86.99        77.34       14.59     355,675       165.90        B, C, E, G
--------------                                                               ----------
FBCV               160.67       72.73        45.27       44.35     120,811        46.44        C, D, E, G
--------------                                                               ----------
FBNW               131.63       81.21        61.70       21.71     135,800        69.84        B, G
--------------                                                               ----------        ------------
FBSI               104.16       85.34        81.93        3.31          12         0.01        Selected
--------------                                                                                 ------------
FCME                76.80       62.17        80.95       10.00      42,525        24.76        C
--------------
FDTR               122.25       88.56        72.45       17.15      12,461         8.20        C, E
--------------
FFBZ               127.10       85.71        67.44       24.11      14,730         7.10        C
--------------
FFDB                73.64       66.04        89.68           -         722         0.40        C
--------------
FFED               107.25       81.06        75.59       16.25          NA           NA        B, C
--------------
FFHS                74.66       64.56        86.46        3.87      57,842        24.34        C
--------------
FFWC               112.07       69.04        61.61       27.79      25,862        12.72        C
--------------                                                               ----------
FFWD               104.75       82.02        78.29        7.32      60,082        36.16        C
--------------                                                               ----------
FGHC               102.71       86.35        84.07        6.14           -            -        C, E
--------------                                                                                 ------------
FKKY               154.39       94.01        60.89       21.01           -            -        Selected
                                                                                               ------------
FTF                 99.72       79.67        79.90        3.75      23,362        12.32        Selected
--------------                                                                                 ------------
GBNK               100.46       69.31        68.99        9.13           -            -        A, B
--------------
GFED               147.84       80.14        54.21       17.34      15,971         6.14        B
--------------              ----------
GOSB                88.65       58.58        66.08        7.75       6,800         5.27        B, F
--------------              ----------                                                         ------------
GSFC               119.17       75.79        63.60           -           -            -        Selected
--------------              ----------                                                         ------------
GSLA               108.85       42.93        39.44       22.85           -            -        F
--------------              ----------                                                         ------------
GTPS               105.30       83.27        79.08        1.35      10,730         7.23        Selected
                                                                                               ------------
HBS                 97.40       75.09        77.09        6.92         283         0.19        Selected
--------------              ----------                                                         ------------
HCBB                76.44       48.63        63.62       18.21           -            -        B, F
--------------              ----------
HFBC                67.14       48.25        71.86           -           -            -        B, F
--------------              ----------
HFSA                83.26       49.34        59.26       29.63       9,759         7.32        C, F
--------------              ----------
HIFS               107.52       76.60        71.25       18.47       5,615         2.35        C
--------------              ----------
HMLK                67.49       47.74        70.74       12.48       1,527         0.79        F
--------------              ----------
HPBC               128.67       85.01        66.07       24.48      65,055        24.98        C
--------------
HRBF                84.98       64.18        75.52        9.89      13,718         5.82        C
--------------                                                               ----------
IFSB                79.99       60.18        75.23       15.18     144,708        54.41        C, G
--------------                                                               ----------
IPSW               105.69       79.51        75.23       17.79      45,358        19.41        C
--------------                                                               ----------
JXSB                85.86       74.85        87.18        0.10      85,364        50.29        A, B, C, G
--------------                                                               ----------        ------------
JXVL                   NA          NA        81.96        1.67      62,078        25.58        Selected
--------------                                                               ----------        ------------
KSBK               104.16       80.90        77.66       12.79      75,111        47.62        C, E, G
--------------                                                               ----------
LARK               116.11       74.99        64.59       20.58      55,767        24.32        C
--------------
LARL                88.15       69.96        79.37        7.71       1,118         0.51        C
--------------
LIBB                80.10       65.52        81.80           -         337         0.13        A, B, C
--------------

SOURCE: SNL & F&C CALCULATIONS                8

FERGUSON & COMPANY                 Exhibit VI-I - Comparatives Group Selection
------------------

                             F                                                G
                                                                     Loans        Loans
                   Loans/      Loans/    Deposits/ Borrowings/    Serviced    Serviced/
                 Deposits      Assets       Assets      Assets  For Others       Assets
                       (%)         (%)          (%)         (%)      ($000)          (%)       Reasons not
Ticker           Mst RctQ    Mst RctQ     Mst RctQ    Mst RctQ    Mst RctY     Mst RctY         Selected
--------------
LSBI               129.22       87.15        67.44       23.63      51,681       23.64         C, E
--------------
MARN               123.92       85.87        69.30        7.05      32,849       16.94         E
--------------
MBLF               119.08       67.58        56.75       28.85           -           -         C
--------------
MFFC               105.10       68.39        65.07       23.11       9,843        4.19         C
--------------            ------------
MFLR                68.47       53.00        77.40       12.59      34,664       24.25         C, F
--------------            ------------
MIFC                84.80       52.77        62.23       26.66       2,402        1.78         C, D, F
--------------            ------------
MWBI                90.04       59.74        66.35       25.71           -           -         C, F
--------------            ------------
MYST                95.21       69.24        72.73        8.29      16,879        8.48         B
--------------
NEIB               146.84       88.16        60.04       26.62       2,406        1.18         C
--------------
NTBK               102.68       77.76        75.73        8.31           -           -         B
--------------
OHSL                90.92       68.42        75.26       13.21      26,042       10.51         C
--------------
OTFC                88.06       63.24        71.82           -           -           -         B
--------------
PBHC                83.11       66.04        79.46        7.57           -           -         A, C, E
--------------                                                                                 ------------
PDB                119.60       82.31        68.82       13.79      18,256       13.98         Selected
--------------            ------------                                                         ------------
PEEK                34.54       24.12        69.81        6.49           -           -         F
--------------            ------------
PFED                54.08       38.04        70.33        8.15           -           -         F
--------------            ------------
PHSB                54.99       42.96        78.11        8.32           -           -         A, B, C, F
--------------            ------------
PLSK                61.43       53.56        87.18        0.29           -           -         A, C, F
--------------            ------------
PRBC               112.13       66.47        59.28       29.75           -           -         C
--------------            ------------
PSBI                58.87       50.73        86.16        1.83           -           -         B, C, F, G
--------------            ------------
PTRS                92.33       73.14        79.22       11.36         437        0.34         C
--------------
PULB                92.01       77.01        83.69        1.02      28,972       15.50         A, C
--------------            ------------
QCFB                62.96       44.17        70.15       10.69       2,039        1.35         F
--------------            ------------
RIVR               104.48       85.05        81.41        3.69          NA          NA         C
--------------                                                             -------------
RVSB                89.96       61.55        68.42        7.28      87,400       32.54         B, G
--------------            ------------                                     -------------
SBFL                71.64       51.99        72.57       17.91       8,796        3.40         A, B, C, F
--------------            ------------
SFED                92.93       79.78        85.84           -       3,525        1.98         C, D
--------------
SKAN                95.69       81.08        84.73        6.52      23,279        8.73         C, E
--------------            ------------
SKBO                90.11       47.42        52.63       28.22          48        0.03         A, B, F
--------------            ------------                                                         ------------
SMBC               110.14       77.20        70.10       13.51           -           -         Selected
--------------            ------------                                                         ------------
SSFC                72.61       52.85        72.79        8.84         460        0.23         B, F
--------------            ------------
SZB                 81.25       61.91        76.20       11.32           -           -         C
--------------
TSBK               115.11       72.26        62.77        4.43      54,353       20.66         B, E
--------------
UBMT                90.05       63.93        70.99       13.25      19,114        9.31         B
--------------                                                             -------------
UFBS               115.01       81.67        71.01       20.23      64,730       35.36         C, G
--------------            ------------                                     -------------
USAB                89.25       59.68        66.87       22.69           -           -         B, C, F
--------------            ------------
WAYN                95.33       79.90        83.81        6.17      37,765       14.56         A, C
--------------                                                             -------------
WEFC               111.69       90.24        80.80        2.65      72,192       38.26         G
--------------                                                             -------------
WEHO               132.76       88.18        66.42       12.47       3,054        2.42         B
--------------            ------------
WHGB                85.56       58.25        68.08       15.16       8,601        6.52         F
--------------            ------------
WSB                 48.64       43.25        88.93        1.96      10,156        3.71         C, F
--------------            ------------

Maximum            160.67       94.01        91.57       46.29     355,675      165.90
Minimum             34.54       24.12        39.44           -           -           -
Average             97.35       68.70        71.94       12.91      27,618       12.97
Median              95.33       69.31        72.16       11.34       8,200        3.71

SOURCE: SNL & F&C CALCULATIONS         9

FERGUSON & COMPANY               EXHIBIT VI.2 - COMPARATIVES GROUP SELECTED
------------------

                                                                                   Deposit                            Current
                                                                                   Insurance                            Stock
                                                                                   Agency                               Price
Ticker     Short Name                       City              State     Region     (BIF/SAIF)    Exchange  IPO Date       ($)
CLAS       Classic Bancshares Inc.          Ashland           KY        MW         SAIF          NASDAQ    12/29/95    14.250
CMRN       Cameron Financial Corp           Cameron           MO        MW         SAIF          NASDAQ    04/03/95    16.750
FBSI       First Bancshares Inc.            Mountain Grove    MO        MW         SAIF          NASDAQ    12/22/93    12.625
FKKY       Frankfort First Bancorp Inc.     Frankfort         KY        MW         SAIF          NASDAQ    07/10/95    14.250
FTF        Texarkana First Financial Corp   Texarkana         AR        SE         SAIF          AMSE      07/07/95    22.375
GSFC       Green Street Financial Corp.     Fayetteville      NC        SE         SAIF          NASDAQ    04/04/96    12.750
GTPS       Great American Bancorp           Champaign         IL        MW         SAIF          NASDAQ    06/30/95    17.875
HBS        Haywood Bancshares Inc.          Waynesville       NC        SE         SAIF          AMSE      12/18/87    17.750
JXVL       Jacksonville Bancorp Inc.        Jacksonville      TX        SW         SAIF          NASDAQ    04/01/96    15.625
PDB        Piedmont Bancorp Inc.            Hillsborough      NC        SE         SAIF          AMSE      12/08/95     9.688
SMBC       Southern Missouri Bancorp Inc.   Poplar Bluff      MO        MW         SAIF          NASDAQ    04/13/94    16.250

Maximum                                                                                                                22.375
Minimum                                                                                                                 9.688
Average                                                                                                                15.472
Median                                                                                                                 15.625


SOURCE: SNL & F&C CALCULATIONS           10

FERGUSON & COMPANY           EXHIBIT VI.2 - COMPARATIVES GROUP SELECTED
------------------

            Current                      Price/       Current         Current                   Current        Total
             Market           Price/      Core         Price/     Price/ Tang      Price/      Dividend       Assets
              Value     LTM Core EPS       EPS     Book Value      Book Value      Assets         Yield       ($000)
Ticker         ($M)              (x)       (x)            (%)             (%)         (%)           (%)     Mst RctQ
CLAS          18.52             23.4      22.3           90.3           104.9        13.4          2.25      137,984
CMRN          40.77             16.8      15.0           93.0            93.0        18.5          1.67      220,784
FBSI          27.95             15.0      16.6          114.7           119.6        16.2          0.95      172,173
FKKY          22.75             14.8      14.8          101.6           101.6        17.2          5.61      134,485
FTF           38.88             12.8      11.9          137.9           137.9        20.5          2.86      189,557
GSFC          52.06             18.8      18.8           86.1            86.1        30.1          3.77      173,265
GTPS          26.97             29.3      24.8          104.7           104.7        19.1          2.46      148,342
HBS           22.19             10.0      13.5          100.4           103.7        14.6          3.38      151,718
JXVL          37.84             12.4      12.6          107.9           107.9        15.6          3.20      242,673
PDB           26.65             16.4      18.6          123.4           123.4        20.4          4.96      130,541
SMBC          22.94             23.2      18.5          100.1           100.1        15.5             -      155,924

Maximum       52.06             29.3      24.8          137.9           137.9        30.1          5.61      242,673
Minimum       18.52             10.0      11.9           86.1            86.1        13.4             -      130,541
Average       30.68             17.5      17.0          105.5           107.5        18.3          2.83      168,859
Median        26.97             16.4      16.6          101.6           104.7        17.2          2.86      155,924


SOURCE: SNL & F&C CALCULATIONS           11

FERGUSON & COMPANY       EXHIBIT VI.2 - COMPARATIVES GROUP SELECTED
------------------

                      Tangible            Return on   ROACE
           Equity/     Equity/   Core    Avg Assets  Before
            Assets Tang Assets    EPS  Before Extra   Extra    Merger   Current
               (%)         (%)    ($)           (%)     (%)  Target?    Pricing
Ticker    Mst RctQ    Mst RctQ    LTM           LTM     LTM    (Y/N)       Date
CLAS          14.9        13.1   0.61          0.74    4.90      N     09/30/98
CMRN          19.9        19.9   1.00          1.14    5.45      N     09/30/98
FBSI          14.2        13.7   0.84          1.08    7.83      N     09/30/98
FKKY          16.9        16.9   0.96          1.18    6.58      N     09/30/98
FTF           14.9        14.9   1.75          1.74   11.41      N     09/30/98
GSFC          34.9        34.9   0.68          1.58    4.46      N     09/30/98
GTPS          18.3        18.3   0.61          0.70    3.60      N     09/30/98
HBS           14.6        14.2   1.77          0.92    6.34      N     09/30/98
JXVL          14.5        14.5   1.26          1.33    9.13      N     09/30/98
PDB           16.6        16.6   0.59          1.27    7.75      N     09/30/98
SMBC          15.5        15.5   0.70          0.67    4.06      N     09/30/98

Maximum       34.9        34.9   1.77          1.74   11.41
Minimum       14.2        13.1   0.59          0.67    3.60
Average       17.7        17.5   0.98          1.12    6.50
Median        15.5        15.5   0.84          1.14    6.34

               NPAs/
              Assets
                  (%)
Ticker      Mst RctQ
CLAS            0.28
CMRN            0.40
FBSI            0.03
FKKY               -
FTF                -
GSFC            0.07
GTPS            0.01
HBS             0.60
JXVL              NA
PDB             0.71
SMBC            0.97

Maximum         0.97
Minimum            -
Average         0.31
Median          0.18

SOURCE: SNL & F&C CALCULATIONS        12

FERGUSON & COMPANY       EXHIBIT VI.2 - COMPARATIVES GROUP SELECTED
------------------

           Loans/     Loans/   Deposits/   Borrowings/     Serviced   Serviced/
         Deposits     Assets      Assets        Assets   For Others      Assets
              (%)        (%)         (%)           (%)       ($000)         (%)
Ticker   Mst RctQ   Mst RctQ    Mst RctQ      Mst RctQ     Mst RctY    Mst RctY
CLAS        85.97      67.54       78.56          5.33            -           -
CMRN       136.16      82.37       60.49         18.23            -           -
FBSI       104.16      85.34       81.93          3.31           12        0.01
FKKY       154.39      94.01       60.89         21.01            -           -
FTF         99.72      79.67       79.90          3.75       23,362       12.32
GSFC       119.17      75.79       63.60             -            -           -
GTPS       105.30      83.27       79.08          1.35       10,730        7.23
HBS         97.40      75.09       77.09          6.92          283        0.19
JXVL           NA         NA       81.96          1.67       62,078       25.58
PDB        119.60      82.31       68.82         13.79       18,256       13.98
SMBC       110.14      77.20       70.10         13.51            -           -

Maximum    154.39      94.01       81.96         21.01       62,078       25.58
Minimum     85.97      67.54       60.49             -            -           -
Average    113.20      80.26       72.95          8.08       10,429        5.39
Median     107.72      80.99       77.09          5.33           12        0.01

SOURCE: SNL & F&C CALCULATIONS        13

                                  EXHIBIT VII

FERGUSON & COMPANY                 EXHIBIT VII
------------------
                             PRO FORMA ASSUMPTIONS

1. Net proceeds from the conversion were invested at the beginning of the period at 4.50%, which was the approximate rate on the one-year treasury bill on September 30, 1998. This rate was selected because it is considered more representative of the rate the Bank is likely to earn.

2. Community's ESOP will acquire 8% of the conversion stock with loan proceeds obtained from the Holding Company; therefore, there will be no interest expense. We assumed that the ESOP expense is 1/15 annually of the initial purchase.

3. Community's RP will acquire 4% of the stock through open market purchases at $15 per share and the expense is recognized ratably over five years as the shares vest.

4. All pro forma income and expense items are adjusted for income taxes at a combined state and federal rate of 36.0%, with the exception of the $1,500,000 foundation contribution, on which the assumed tax benefit is 34.0%. The lower rate was used because most of the benefit is expected to be realized during the carryforward period, and the State of North Carolina does not permit contribution carryforwards.

5. In calculating the pro forma adjustments to net worth, the ESOP and RP are deducted in accordance with generally accepted accounting principles.

6. Earnings per share ("EPS") calculations have ignored AICPA SOP 93-6. Calculating EPS under SOP 93-6 and assuming 1/15 of the ESOP shares are committed to be released and allocated to the individual accounts at the beginning of the period would yield EPS of $.81, $.74, $.68, and $.63, and price to earnings ratios of 18.4, 20.4, 22.1, and 24.0, at the minimum, midpoint, maximum, and supermaximum of the range, respectively.

FERGUSON & COMPANY
------------------


                                  EXHIBIT VII
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
               AT THE MINIMUM OF THE CONVERSION VALUATION RANGE
                     VALUATION DATE AS OF DECEMBER 9, 1998


COMMUNITY SAVINGS BANK, BURLINGTON, NC
----------------------------------------------------------------

1.   Conversion Proceeds
     Pro Forma Market Value                                       $ 22,950,000
     Less: Estimated Expenses                                         (874,000)
                                                                  -------------
     Net Conversion Proceeds                                      $ 22,076,000

2.   Estimated Additional Income From Conversion Proceeds
     Net Conversion Proceeds                                      $ 22,076,000
     Less: ESOP Contributions                                       (1,956,000)
            RP Contributions                                          (978,000)
                                                                  -------------
     Net Conversion Proceeds after ESOP & RP                      $ 19,142,000
     Estimated Incremental Rate of Return(1)                              2.88%
                                                                  -------------
     Estimated Additional Income                                  $    551,290
     Less: ESOP Expense                                                (83,456)
            RP Expense                                                (125,184)
                                                                  -------------
                                                                  $    342,650
                                                                  =============

3.   Pro Forma Calculations

                                                 Before            Conversion              After
      Period                                   Conversion            Results            Conversion
                                         ------------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      September 30, 1998                    $     885,000        $      342,650       $   1,227,650

b.    Pro Forma Net Worth
      September 30, 1998                    $  23,267,000        $   19,652,000       $   42,919,00

c.    Pro Forma Net Assets
      September 30, 1998                    $ 170,374,000        $   19,142,000       $ 189,516,000

(1)  Assumes Proceeds can be reinvested at 4.50% and earnings taxed at a rate of
     36.0 percent.
(2) Pro forma effect on capital includes $510,000 increase related to contribution to charitable foundation.

FERGUSON & COMPANY
------------------


                                  EXHIBIT VII
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
               AT THE MIDPOINT OF THE CONVERSION VALUATION RANGE
                     VALUATION DATE AS OF DECEMBER 9, 1998

COMMUNITY SAVINGS BANK, BURLINGTON, NC
---------------------------------------------------------------------

1.   Conversion Proceeds
     Pro Forma Market Valuation                                       $ 27,000,000
     Less: Estimated Expenses                                             (940,000)
                                                                     --------------
     Net Conversion Proceeds                                          $ 26,060,000

2.   Estimated Additional Income From Conversion Proceeds
     Net Conversion Proceeds                                          $ 26,060,000
     Less: ESOP Contributions                                           (2,280,000)
            RP Contributions                                            (1,140,000)
                                                                     --------------
     Net Conversion Proceeds after ESOP & RP                          $ 22,640,000
     Estimated Incremental Rate of Return(1)                                  2.88%
                                                                     --------------
     Estimated Additional Income                                      $    652,032
     Less: ESOP Expense                                                    (97,280)
            RP Expense                                                    (145,920)
                                                                     --------------
                                                                      $    408,832
                                                                     ==============

3.   Pro Forma Calculations

                                                 Before          Conversion             After
      Period                                   Conversion         Results            Conversion
                                         ---------------------------------------------------------
a.    Pro Forma Earnings
      Twelve Months Ended
      September 30, 1998                  $       885,000    $       408,832     $      1,293,832

b.    Pro Forma Net Worth
      September 30, 1998                  $    23,267,000    $    23,150,000     $     46,417,000

c.    Pro Forma Net Assets
      September 30, 1998                  $   170,374,000    $    22,640,000     $    193,014,000

(1)  Assumes Proceeds can be reinvested at 4.50% and earnings taxed at a rate of
     36.0 percent.
(2) Pro forma effect on capital includes $510,000 increase related to contribution to charitable foundation.

FERGUSON & COMPANY
------------------


                                  EXHIBIT VII
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
               AT THE MAXIMUM OF THE CONVERSION VALUATION RANGE
                     VALUATION DATE AS OF DECEMBER 9, 1998

COMMUNITY SAVINGS BANK, BURLINGTON, NC
-------------------------------------------------------------------

1.   Conversion Proceeds
     Pro Forma Market Valuation                                      $ 31,050,000
     Less: Estimated Expenses                                          (1,005,000)
                                                                     -------------
     Net Conversion Proceeds                                         $ 30,045,000

2.   Estimated Additional Income From Conversion Proceeds
     Net Conversion Proceeds                                         $ 30,045,000
     Less: ESOP Contributions                                          (2,604,000)
            RP Contributions                                           (1,302,000)
                                                                     -------------
     Net Conversion Proceeds after ESOP & RP                         $ 26,139,000
     Estimated Incremental Rate of Return(1)                                 2.88%
                                                                     -------------
     Estimated Additional Income                                     $    752,803
     Less: ESOP Expense                                                  (111,104)
            RP Expense                                                   (166,656)
                                                                     -------------
                                                                     $    475,043
                                                                     =============

3.   Pro Forma Calculations

                                               Before             Conversion             After
      Period                                 Conversion             Results            Conversion
                                         ----------------------------------------------------------
a.   Pro Forma Earnings
     Twelve Months Ended
     September 30, 1998                   $       885,000        $      475,043      $    1,360,043

b.   Pro Forma Net Worth
     September 30, 1998                   $    23,267,000        $   26,649,000      $   49,916,000

c.   Pro Forma Net Assets
     September 30, 1998                   $   170,374,000        $   26,139,000      $  196,513,000

(1) Assumes Proceeds can be reinvested at 4.50% and earnings taxed at a rate of
    36.0 percent.
(2) Pro forma effect on capital includes $510,000 increase related to contribution to charitable foundation.

FERGUSON & COMPANY
------------------


                                  EXHIBIT VII
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
               AT THE SUPERMAX OF THE CONVERSION VALUATION RANGE
                     VALUATION DATE AS OF DECEMBER 9, 1998

COMMUNITY SAVINGS BANK, BURLINGTON, NC
--------------------------------------------------------------

1.  Conversion Proceeds
    Pro Forma Market Valuation                                   $ 35,707,500
    Less:  Estimated Expenses                                    $ (1,080,000)
                                                                 ------------
    Net Conversion Proceeds                                      $ 34,627,500

2.  Estimated Additional Income From Conversion Proceeds
    Net Conversion Proceeds                                      $ 34,627,500
    Less: ESOP Contributions                                     $ (2,976,600)
          RP Contributions                                       $ (1,488,300)
    Net Conversion Proceeds after ESOP & RP                      $ 30,162,600
    Estimated Incremental Rate of Return(1)                              2.88%
                                                                 ------------
    Estimated Additional Income                                  $    868,683
    Less: ESOP Expense                                           $   (127,002)
          RP Expense                                             $   (190,502)
                                                                 ------------
                                                                 $    551,179
                                                                 ============

3.  Pro Forma Calculations

                                       Before          Conversion           After
    Period                           Conversion         Results          Conversion
                                 ------------------------------------------------------
a.  Pro Forma Earnings
    Twelve Months Ended
    September 30, 1998             $      885,000    $      551,179    $    1,436,179

b.  Pro Forma Net Worth
    September 30, 1998             $   23,267,000    $   30,672,600    $   53,939,600

c.  Pro Forma Net Assets
    September 30, 1998             $  170,374,000    $   30,162,600    $  200,536,600

(1) Assumes  Proceeds can be reinvested at 4.50% and earnings taxed at a rate of
    36.0 percent.
(2) Pro forma effect on capital includes $510,000 increase related to contribution to charitable foundation.

FERGUSON & COMPANY
------------------

                                  EXHIBIT VII
                           PRO FORMA ANALYSIS SHEET

Name of Association:           COMMUNITY SAVINGS BANK, BURLINGTON, NC
Date of Market Prices:         December 9, 1998                                         N. Carolina Publicly       All Publicly
                                                               Comparatives               Held Thrifts             Held Thrifts
                                                               ------------               ------------             ------------
                                 SYMBOLS     VALUE        Mean            Median        Mean       Median       Mean        Median
                               ---------------------      ----            ------        ----       ------       ----        ------
Price-Earnings Ratio               P/E
--------------------
     Last Twelve Months                       N/A
     At Minimum of Range                     19.9
                                          ------------------------------------------------------------------------------------------
     At Midpoint of Range                    22.0         17.1             16.0         16.8        16.6        18.0         17.2
                                          ------------------------------------------------------------------------------------------
     At Maximum of Range                     23.9
     At Supermax of Range                    25.9

Price-Book Ratio                   P/B
----------------
     At Minimum of Range                     57.0%
                                          ------------------------------------------------------------------------------------------
     At Midpoint of Range                    61.4%       105.8             98.0        106.8       100.1       133.8        121.9
                                          ------------------------------------------------------------------------------------------
     At Maximum of Range                     65.2%
     At Supermax of Range                    69.0%

Price-Asset Ratio                  P/A
-----------------
     At Minimum of Range                     12.9%
                                          ------------------------------------------------------------------------------------------
     At Midpoint of Range                    14.8%        18.0             16.1         20.1        19.5        14.7         14.1
                                          ------------------------------------------------------------------------------------------
     At Maximum of Range                     16.6%
     At Supermax of Range                    18.6%

Twelve Mo. Earnings Base            Y                  $    885,000
     Period Ended  September 30, 1998

Book Value                          B                  $ 23,267,000
     As of  September 30, 1998

Total Assets                        A                  $170,374,000
     As of  September 30, 1998

Return on Money (1)                 R                          2.88%

Conversion Expense                  X                  $    940,000
Underwriting Commission             C                          0.00%
Percentage Underwritten             S                          0.00%
Estimated Dividend
     Dollar Amount                  DA                 $    570,000
     Yield                          DY                         2.00%
ESOP Contributions                  P                  $  2,280,000
RP Contributions                    I                  $  1,140,000
ESOP Annual Expense                 E                  $     97,280
RP Annual Contributions             M                  $    145,920
Cost of ESOP Borrowings             F                          0.00%
Charity Contribution                CC                 $  1,500,000
Tax Effect of Contribution         TEC                 $    510,000
After Tax Effect of Contri.        ATEC                $    990,000

(1) Assumes Proceeds can be reinvested at 4.50% and earnings taxed at a rate of
36.0 percent.
(2) Pro forma effect on capital includes $510,000 increase related to contribution to charitable foundation.

FERGUSON & COMPANY
------------------



                                  EXHIBIT VII
                           PRO FORMA ANALYSIS SHEET


Calculation of Estimated Value (V) at Midpoint Value (INCLUDING FOUNDATION SHARES):

1.              V=                 P/A(A-X-P-I-CC)                  $ 28,500,000
                               -------------------------
                                    1-P/A(1-(CxS))

2.              V=                P/B(B-X-P-I-ATEC)                 $ 28,500,000
                               -------------------------
                                    1-P/B(1-(CxX))

3.              V=             P/E(Y-R(X+P+I+CC)-(E+M))             $ 28,500,000
                               ----------------------------
                                   1-P/E(R(1-(CxX))

Calculation of Shares Being Offered for Sale (EXCLUDING FOUNDATION SHARES):

                                         Value
          Estimated Value              Per Share            Total Shares                         Date
     --------------------------       ------------       ----------------            -------------------------
            $27,000,000                 $15.00                 1,800,000                  December 9, 1998

Range of Value
$27.0 million x 1.15 = $31.05 million or 2,070,000 shares at $15.00 per share $27.0 million x 0.85 = $22.95 million or 1,530,000 shares at $15.00 per share